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                                                                     EXHIBIT 2.1
                      IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE SOUTHERN DISTRICT OF CALIFORNIA

IN RE:                                                    CHAPTER 11 CASE NO.
                                                          03-3470-ALL THROUGH
                                                          03-3535-ALL
LEAP WIRELESS INTERNATIONAL, INC.,                        (JOINTLY ADMINISTERED)
CRICKET COMMUNICATIONS, INC., ET AL.,

                 DEBTORS.
                   FIFTH AMENDED JOINT PLAN OF REORGANIZATION
                            DATED AS OF JULY 30, 2003

                      (AS AMENDED TO REFLECT ALL SUBSEQUENT
                 TECHNICAL MODIFICATIONS APPROVED BY THE COURT)

                                        LATHAM & WATKINS
                                        Michael S. Lurey
                                        Robert A. Klyman
                                        Eric D. Brown
                                        633 West Fifth Street, Suite 4000
                                        Los Angeles, California 90071

                                        Counsel for Debtors and
                                        Debtors-in-Possession

Dated: July 30, 2003
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
ARTICLE I. INTRODUCTION................................................................................         3

ARTICLE II. DEFINITION OF TERMS AND RULES OF INTERPRETATION............................................         6

    Section 2.01   Definition of Terms.................................................................         6
    Section 2.02   Interpretation And Computation Of Time..............................................        28

ARTICLE III. CLASSIFICATION OF CLAIMS AND INTERESTS....................................................        29

    Section 3.01   Unclassified Claims (Applicable to All Debtors).....................................        44
    Section 3.02   Treatment of Classified Claims Against and Interests in Leap........................        49
    Section 3.03   Treatment of Classified Claims Against and Interests in CCH.........................        51
    Section 3.04   Treatment of Classified Claims Against and Interests in Cricket.....................        53
    Section 3.05   Treatment of Classified Claims Against and Interests in License Holding Companies
                   (applicable to each License Holding Company)........................................        54
    Section 3.06   Treatment of Classified Claims Against and Interests in Property Holding Companies
                   (applicable to each Property Holding Company).......................................        56
    Section 3.07   Treatment of Classified Claims Against and Interests in Other Subsidiaries
                   (applicable to each Other Subsidiary)...............................................        57
    Section 3.08   Treatment of Lucent's Claims........................................................        59
    Section 3.09   Treatment of Nortel's Claims........................................................        59

ARTICLE IV. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES......................................        60

    Section 4.01   Assumption and Cure.................................................................        60
    Section 4.02   Rejection and Damages...............................................................        62

ARTICLE V. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN..........................................        63

    Section 5.01   Overview of Plan Implementation.....................................................        63
    Section 5.02   Distributions.......................................................................        63
    Section 5.03   The Official Committee..............................................................        65
    Section 5.04   Vesting Of Assets...................................................................        65
    Section 5.05   Preservation Of Causes Of Action....................................................        65
    Section 5.06   Amended Debtor Bylaws And Certificates of Incorporation.............................        67
    Section 5.07   Composition of Management and the Directors of the Reorganized Debtors..............        67
    Section 5.08   Disbursing Agents...................................................................        68
    Section 5.09   Discharge of Reorganized Debtors and Injunction.....................................        68
    Section 5.10   No Liability for Solicitation or Participation......................................        69
    Section 5.11   Limitation of Liability.............................................................        70
    Section 5.12   Objections to Claims................................................................        70
    Section 5.13   Other Documents and Actions.........................................................        72
    Section 5.14   Corporate Action....................................................................        72
    Section 5.15   Retiree Benefits....................................................................        73
    Section 5.16   Employee Benefits...................................................................        73
    Section 5.17   Certain Provisions In Respect of the Old Leap Notes, and the Old Indenture Trustee..        73
    Section 5.18   Executory Contracts and Unexpired Leases Entered Into and Other Obligations
                   Incurred After the Petition Date....................................................        74
    Section 5.19   Security Interests and Liens........................................................        74

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
ARTICLE VI. CONFIRMATION AND EFFECTIVE DATE CONDITIONS.................................................        74

    Section 6.01   Conditions To Confirmation..........................................................        74
    Section 6.02   Conditions To Initial Distribution Date.............................................        75
    Section 6.03   Conditions To Effective Date........................................................        75
    Section 6.04   Waiver of Conditions................................................................        76
    Section 6.05   Effect of Failure of Conditions.....................................................        76
    Section 6.06   Order Denying Confirmation..........................................................        77

ARTICLE VII. CONFIRMABILITY OF PLAN AND CRAMDOWN.......................................................        77

ARTICLE VIII. PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED,
              CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS.........................................        78

    Section 8.01   Voting of Claims and Interests......................................................        78
    Section 8.02   Method of Distributions Under the Plan..............................................        78
    Section 8.03   Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments.............        80
    Section 8.04   Undeliverable or Unclaimed Distributions............................................        80
    Section 8.05   Disputed Claims; Reserve and Estimations............................................        81
    Section 8.06   Setoffs.............................................................................        83

ARTICLE IX. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THIS PLAN.....................................        84

    Section 9.01   Effect of Confirmation of the Plan..................................................        84

ARTICLE X. RETENTION OF JURISDICTION...................................................................        84

ARTICLE XI. MISCELLANEOUS PROVISIONS...................................................................        86

    Section 11.01  Exemption From Transfer Taxes.......................................................        86
    Section 11.02  Payment of Statutory Fees...........................................................        86
    Section 11.03  Modification or Withdrawal of the Plan..............................................        86
    Section 11.04  Governing Law.......................................................................        86
    Section 11.05  Filing or Execution of Additional Documents.........................................        86
    Section 11.06  Withholding and Reporting Requirements..............................................        86
    Section 11.07  Waiver of Rule 62(a) of the Federal Rules of Civil Procedure........................        87
    Section 11.08  Headings............................................................................        87
    Section 11.09  Exhibits and Schedules..............................................................        87
    Section 11.10  Notices.............................................................................        87
    Section 11.11  Plan Supplement.....................................................................        87
    Section 11.12  Conflict............................................................................        88
    Section 11.13  Successors and Assigns..............................................................        88
    Section 11.14  Saturday, Sunday or Legal Holiday...................................................        88
    Section 11.15  Post-Effective Date Effect of Evidences of Claims or Interests......................        88
    Section 11.16  Severability of Plan Provisions.....................................................        88
    Section 11.17  Balloting...........................................................................        88
    Section 11.18  No Admissions or Waiver of Objections...............................................        89
    Section 11.19  Survival of Settlements.............................................................        89
    Section 11.20  Certain Provisions Regarding the United States......................................        89

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                                   ARTICLE I.

                                  INTRODUCTION

                  Leap Wireless International, Inc. ("Leap"), its indirect wholly-owned subsidiary Cricket Communications, Inc. ("Cricket") and their respective 64 subsidiaries and/or affiliates(1) (collectively, the "Debtors") hereby propose the following Fifth Amended Joint Plan of Reorganization, as Amended to Reflect all Subsequent Technical Amendments Approved by the Court (defined herein as the "Plan"), for the resolution of their outstanding Claims and Interests. Reference is made to the Disclosure Statement Accompanying Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003 (defined herein as the "Disclosure Statement") for a discussion of the Debtors' history, businesses, properties and results of operations, and for a

-------------------------------------

(1) Cricket Communications Holdings, Inc., a Delaware corporation; Backwire.com, Inc., a Delaware corporation; Telephone Entertainment Network, Inc., a Delaware corporation; Chasetel Licensee Corporation, a Delaware corporation; Cricket Licensee (Albany), Inc., a Delaware corporation; Cricket Licensee (Columbus), Inc., a Delaware corporation; Cricket Licensee (Denver), Inc., a Delaware corporation; Cricket Licensee (Lakeland), Inc., a Delaware corporation; Cricket Licensee (Macon), Inc., a Delaware corporation; Cricket Licensee (North Carolina), Inc., a Delaware Corporation; Cricket Licensee (Pittsburgh), Inc., a Delaware corporation; Cricket Licensee (Reauction), Inc., a Delaware corporation; Cricket Licensee I, Inc., a Delaware corporation; Cricket Licensee II, Inc., a Delaware corporation; Cricket Licensee III, Inc., a Delaware corporation; Cricket Licensee IV, Inc., a Delaware corporation; Cricket Licensee V, Inc., a Delaware corporation; Cricket Licensee VI, Inc., a Delaware corporation; Cricket Licensee VII, Inc., a Delaware corporation; Cricket Licensee VIII, Inc., a Delaware corporation; Cricket Licensee IX, Inc., a Delaware corporation; Cricket Licensee X, Inc., a Delaware corporation; Cricket Licensee XI, Inc., a Delaware corporation; Cricket Licensee XII, Inc., a Delaware corporation; Cricket Licensee XIII, Inc., a Delaware corporation; Cricket Licensee XIV, Inc., a Delaware corporation; Cricket Licensee XV, Inc., a Delaware corporation; Cricket Licensee XVI, Inc., a Delaware corporation; Cricket Licensee XVII, Inc., a Delaware corporation; Cricket Licensee XVIII, Inc., a Delaware corporation; Cricket Licensee XIX, Inc., a Delaware corporation; Cricket Licensee XX, Inc., a Delaware corporation; Cricket Holdings Dayton, Inc., a Delaware corporation; MCG PCS Licensee Corporation, Inc., a Delaware corporation; Chasetel Real Estate Company, Inc., a Tennessee corporation; Cricket Alabama Property Company, a Delaware corporation; Cricket Arizona Property Company, a Delaware corporation; Cricket Arkansas Property Company, a Delaware corporation; Cricket California Property Company, a Delaware corporation; Cricket Colorado Property Company, a Delaware corporation; Cricket Florida Property Company, a Delaware corporation; Cricket Georgia Property Company, inc., a Delaware corporation; Cricket Idaho Property Company, a Delaware corporation; Cricket Illinois Property Company, a Delaware corporation; Cricket Indiana Property Company, a Delaware corporation; Cricket Kansas Property Company, a Delaware corporation; Cricket Kentucky Property Company, a Delaware corporation; Cricket Michigan Property Company, a Delaware corporation; Cricket Minnesota Property Company, a Delaware corporation; Cricket Mississippi Property Company, a Delaware corporation; Cricket Nebraska Property Company, a Delaware corporation; Cricket Nevada Property Company, a Delaware corporation; Cricket New Mexico Property Company, a Delaware corporation; Cricket New York Property Company, Inc., a Delaware corporation; Cricket North Carolina Property Company, a Delaware corporation; Cricket Ohio Property Company, a Delaware corporation; Cricket Oklahoma Property Company, a Delaware corporation; Cricket Oregon Property Company, a Delaware corporation; Cricket Pennsylvania Property Company, a Delaware corporation; Cricket Texas Property Company, a Delaware corporation; Cricket Utah Property Company, a Delaware corporation; Cricket Washington Property Company, a Delaware corporation; Cricket Wisconsin Property Company, a Delaware corporation; Leap PCS Mexico, Inc., a California corporation.

                                       3
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summary of the Plan and certain related matters. Capitalized terms not defined in this Introduction shall have the meanings ascribed to them in Article II hereof.

                  The Plan represents a global settlement of all Intercompany Claims and Intercompany Transfer Litigation Claims between the Debtors, the current and former Holders of Old Vendor Debt (in their capacity as such Holders), the current and former administrative agents under the Vendor Debt Facilities (in their capacity as such agents) and Holders of Leap General Unsecured Claims (in their capacity as such Holders), and is the product of months of investigation and negotiations among the foregoing parties (and the Leap Informal Noteholder Committee prior to the appointment of the Leap Official Committee of Unsecured Creditors). As a result of the foregoing settlement, the Debtors have been able to file the Plan - which provides for the preservation of the Debtors as viable going-concern businesses - and expect to confirm the Chapter 11 Cases on an expedited timetable. On the other hand, without the settlement memorialized in the Plan (and described in greater detail in the Disclosure Statement), the Chapter 11 Cases could deteriorate into free-fall chapter 11 cases and Holders of Allowed Claims and Interests would receive distributions (if any) only after the conclusion of lengthy and expensive complex litigation. Those distributions, moreover, would be reduced substantially due to the likely deterioration of the value of the Debtors during prolonged Chapter 11 Cases and the millions of dollars in legal and expert fees which would be incurred to litigate the Intercompany Claims and Intercompany Transfer Litigation Claims.

                  In sum, the Plan provides for a reorganization of the Debtors under Reorganized Leap. However, Reorganized Leap will not retain the Leap General Unsecured Claim Cash Distribution or the assets being transferred to the Leap Creditor Trust, or be subject to any claims against or Interests in Leap that are being discharged under the Plan. Specifically, the means of executing and implementing the Plan are as follows:

                  On the Effective Date, (i) the Old License Holding Company Common Stock will be cancelled and each Reorganized License Holding Company will issue to Reorganized Leap 100% of the issued and outstanding shares of New License Holding Company Common Stock, (ii) the Old Other Subsidiary Common Stock will be cancelled and each Reorganized Other Subsidiary will issue to Reorganized Leap 100% of the issued and outstanding shares of New Other Subsidiary Common Stock, and (iii) the Old Property Holding Company Common Stock will be cancelled and each Reorganized Property Holding Company will issue to Reorganized Cricket 100% of the issued and outstanding shares of New Property Holding Company Common Stock.

                  Also on the Effective Date, (i) the Old Leap Common Stock will be cancelled, (ii) Reorganized Leap will issue and contribute 96.5% of the issued and outstanding shares of New Leap Common Stock to CCH, (iii) Reorganized Leap will contribute all of the New License Holding Company Common Stock to CCH, and (iv) CCH will contribute all of such New Leap Common Stock and New License Company Common Stock to Reorganized Cricket. Following such contributions, on the Effective Date, CCH will be merged with and into Cricket Communications, Inc. in a "tax-free" reorganization in compliance with Section 368(a)(1)(G) of the Internal Revenue Code, pursuant to which the Old CCH Common Stock will be converted into 100% of the issued and outstanding shares of New Cricket Common Stock. As a result, Reorganized Leap will own 100% of the issued and outstanding shares of Reorganized Cricket and each of the Reorganized Other Subsidiaries, and Reorganized Cricket will own 100% of the

                                       4
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issued and outstanding shares of each of the Reorganized License Holding
Companies, 100% of the issued and outstanding shares of each of the Reorganized Property Holding Companies and, temporarily until the distribution thereof to the Holders of Old Vendor Debt Claims, 96.5% of the New Leap Common Stock.

                  On the Effective Date, or as soon thereafter as practicable, the Holders of Old Vendor Debt Claims will receive from Cricket, on a Pro Rata basis, 96.5% of the issued and outstanding shares of New Leap Common Stock and New Senior Notes aggregating $350 million in principal amount.

                  On the Initial Distribution Date, and notwithstanding the occurrence of the Effective Date: (a) Holders of Allowed Leap General Unsecured Claims, including the Holders of Old Leap Notes, will receive, on a Pro Rata basis, beneficial interests in the Leap Creditor Trust; (b) the Leap Creditor Trust will receive the Leap General Unsecured Claim Cash Distribution; and (c) Holders of Allowed 12 -1/2% Senior Secured Claims will receive, on a Pro Rata basis, the 12 -1/2% Senior Secured Claim Distribution (approximately $200,000).

                  In addition, on the later of the Effective Date and the Initial Distribution Date, Reorganized Leap will issue and transfer (as applicable) to the Leap Creditor Trust: (a) the Leap Creditor Trust Assets for subsequent sale and Distribution of the proceeds to the Leap General Unsecured Creditors; and (b) 3.5% of the issued and outstanding shares of New Leap Common Stock as of the Effective Date for Distribution to the Leap General Unsecured Creditors. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims against Leap and the resolution of all Disputed Administrative Claims and Disputed Priority Claims against Leap, any remaining Cash held in reserve by Reorganized Leap will be distributed to the Leap Creditor Trust. Notwithstanding anything set forth herein, if any Leap Creditor Trust Assets are converted to Cash on or after the Initial Distribution Date but prior to the Effective Date, the Cash proceeds shall be transferred to the Leap Creditor Trust as soon as practicable upon such monetization, notwithstanding the fact that the Effective Date has not occurred. In accordance with the negotiated settlement between the Leap Informal Noteholder Committee and the Informal Vendor Debt Committee leading to the Plan, all other assets of Leap that are not specifically defined as Leap Creditor Trust Assets in the Plan will not be transferred to the Leap Creditor Trust and will remain with Reorganized Leap, including for example only, office furniture, fixtures, equipment and supplies; Leap intellectual property, including the "Leap" trademark; retirement plan assets; and an inter-company payable from Cricket which is being released under the Plan.

                  Holders of Old Leap Common Stock will receive nothing on account of their Interests.

                  THE PLAN IS THE PRODUCT OF NEGOTIATIONS AMONG THE DEBTORS, THE INFORMAL VENDOR DEBT COMMITTEE, THE INFORMAL NOTEHOLDER COMMITTEE (PRIOR TO THE APPOINTMENT OF THE OFFICIAL COMMITTEE) AND THE OFFICIAL COMMITTEE. THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST POSSIBLE RETURN TO HOLDERS OF CLAIMS AND INTERESTS AND URGE SUCH HOLDERS TO VOTE IN FAVOR OF THE PLAN.

                                       5
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                  THE INFORMAL VENDOR DEBT COMMITTEE URGES HOLDERS OF OLD VENDOR
DEBT TO READ THE DISCLOSURE STATEMENT AND VOTE IN FAVOR OF THE PLAN.

                  THE OFFICIAL COMMITTEE URGES HOLDERS OF LEAP GENERAL UNSECURED CLAIMS TO READ THE DISCLOSURE STATEMENT AND VOTE IN FAVOR OF THE PLAN.

                  ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. NO MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND THE EXHIBITS AND SCHEDULES ATTACHED THERETO OR REFERENCED THEREIN, HAVE BEEN APPROVED BY THE DEBTORS FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THE PLAN.

                  Notwithstanding anything herein to the contrary, all statements in the Plan and the accompanying Disclosure Statement concerning the history of the Debtors' businesses, the past or present financial condition of the Debtors, transactions to which the Debtors were or are party, or the effect of Confirmation of the Plan on Holders of Claims and Interests are attributable exclusively to the Debtors and not to any other party.

                                  ARTICLE II.

                 DEFINITION OF TERMS AND RULES OF INTERPRETATION

SECTION 2.01 DEFINITION OF TERMS

                  Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:

12 1/2% Senior Notes             means the $225,000,000, 12 1/2% Senior Notes
                                 due 2010 issued pursuant to the Indenture.

12 1/2% Senior Secured Claim     means the claim, secured by a Lien on the
                                 Senior Notes Pledged Account, asserted by the
                                 Old Indenture Trustee for the benefit of the Holders of the 12 1/2% Senior Notes pursuant to the Indenture.

12 1/2% Senior Secured Claim
Distribution                     means the remaining amounts in the Senior Notes
                                 Pledged Account (approximately $200,000) that will be distributed, on a Pro Rata basis, for the benefit of the Holders of the 12 1/2%
                                 Senior Secured Claims on the Initial
                                 Distribution Date.

14 1/2% Senior Discount Notes    means the $668,000,000, 14 1/2% Senior
                                 Discount Notes due 2010 issued pursuant to the Indenture.

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Additional Participants          means those parties in interest who hold Claims
                                 against the Debtors and who were not served by U.S. mail with the notice of the Bar Date by the Debtors.

Administrative Claim             means any right to payment constituting a cost
                                 or expense of administration of the Chapter 11
                                 Cases of a kind specified under section 503(b) and entitled to priority under section
                                 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the respective businesses of the Debtors, any indebtedness or obligations incurred or assumed by any of the Debtors in Possession in connection with the conduct of their respective businesses, including, without limitation, all compensation and reimbursement of expenses to the extent Allowed by the Court under section 330 or 503 of the Bankruptcy
                                 Code, any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of Title 28 of the United States
                                 Code, the reasonable fees and expenses of professionals to the Informal Vendor Debt
                                 Committee, and the reasonable fees and expenses of professionals to the Informal Noteholder
                                 Committee incurred prior to the formation of the Official Committee.

Allowed Claim or Allowed
Interest means a Claim against or Interest in a Debtor to the extent that

                           1.       a proof of the Claim or Interest

                                             a. was timely Filed and served upon
                                 a Debtor and no objection to the Claim or Interest is Filed within the time fixed by the Court for such objections; or

                                             b. is deemed Filed under applicable
                                 law (e.g., filed on the Schedules as
                                 noncontingent, nondisputed and liquidated) or pursuant to a Final Order of the Court and no objection to the Claim or Interest is Filed within the time fixed by the Court for such objections; or

                                             c. is Allowed pursuant to
                                 subparagraph b of this definition; or

                                             d. is Allowed under the Plan; or

                                             e. is a Claim that the Reorganized
                                 Debtors deem Allowed after the Effective Date.

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                           2.       If a Debtor files an objection to a proof of
                                 Claim or Interest within a time fixed by the Court, the Claim or Interest shall be Allowed to the extent of

                                             a. any amount of such Claim or
                                 Interest to which the Debtors did not object;
                                 or

                                             b. any amount otherwise authorized
                                 by Final Order or the Plan.

Allowed Administrative Claim,
Allowed Priority Tax Claim,
Allowed Secured Claim and
Allowed General Unsecured Claim  have correlative meanings.

Allowed Class Claim              means an Allowed Claim in the particular Class
                                 described.

Allowed Class Interest           means an Allowed Interest in the particular
                                 Class described.

Amended Debtor Certificates
of Incorporation                 means the amended and restated certificates of
                                 incorporation of each Reorganized Debtor that will be effective on the Effective Date, substantially in the form which will be Filed with the Plan Supplement and subject to modification by the Debtors (with the consent of the Informal Vendor Debt Committee) prior to the Effective Date.

Amended Debtor Bylaws            means the amended bylaws of each Reorganized
                                 Debtor that will be effective on the Effective
                                 Date, substantially in the form which will be Filed with the Plan Supplement and subject to modification by the Debtors (with the consent of the Informal Vendor Debt Committee) prior to the Effective Date.

Ballots means each of the ballot forms distributed with the Disclosure Statement to each Holder of an Impaired Claim or Impaired Interest (other than to Holders of Impaired Claims and Interests deemed to have rejected the Plan or otherwise not entitled to vote on the Plan), upon which is to be indicated, among other things, acceptance or rejection of the Plan.

Bankruptcy Code                  means Title 11 of the United States Code, 11
                                 U.S.C. Sections 101 et seq., as in effect on the date hereof or hereafter amended if such amendments are made applicable to the Chapter
                                 11 Cases.

Bankruptcy Rules                 means the Federal Rules of Bankruptcy Procedure
                                 as promulgated by the United States Supreme
                                 Court under section 2075 of Title 28 of the United States Code, and local rules of the Court, as the context may require.

Bar Date                         means June 28, 2003.

Business Day                     means any day on which commercial banks are
                                 open for business, and not authorized to close, in the City of New York, New York, except any day designated as a legal holiday in Bankruptcy
                                 Rule 9006(a).

Cash means legal tender of the United States of America and equivalents thereof.

Cash Collateral Order            means that certain Final Stipulated Order (i)
                                 authorizing the use of Cash Collateral and (ii)
                                 Granting Replacement Liens that is pending before the Court, together with that Interim
                                 Order Authorizing the Interim Use of Cash
                                 Collateral and Granting Replacement Liens entered on the Docket on April 14, 2003.

CCH                              means Cricket Communications Holdings, Inc., a
                                 Delaware corporation.

Chapter 11 Cases                 means the jointly administered Chapter 11 cases
                                 commenced by the Debtors on the Petition Date.

Claim means a claim, whether or not asserted or Allowed, as defined in section 101(5) of the Bankruptcy Code.

Class means a class of Claims or Interests designated pursuant to the Plan.

Clerk                            means the Clerk of the Court.

Collateral                       means any property or interest in property of a
                                 Debtor's Estate subject to a Lien to secure the payment or performance of a Claim as of the Petition Date.

Confirmation                     means the conclusion of the Confirmation
                                 Hearing at which the Plan is confirmed.

Confirmation Date                means the date on which the Confirmation Order
                                 is entered on the Docket.

Confirmation Hearing             means the hearing to consider confirmation of
                                 the Plan pursuant to section 1128 of the Bankruptcy Code.

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

Confirmation Order               means the order entered by the Court confirming
                                 the Plan pursuant to section 1129 of the Bankruptcy Code.

Court means, (a) the United States Bankruptcy Court for the Southern District of California, having jurisdiction over the Chapter 11 Cases; (b) to the extent there is no reference pursuant to section 157 of Title 28 of the United States
                                 Code, the United States District Court for the Southern District of California; and (c) any other court having jurisdiction over the Chapter 11 Cases.

Cricket means Cricket Communications, Inc., a Delaware corporation.

Cricket General Unsecured
Creditor Distribution            means Cash or other property of a value equal
                                 to the amount of the chapter 7 liquidation value of any property held by Cricket that is not subject to the Liens of the Holders of Old
                                 Vendor Debt (e.g., avoidance actions) that will be distributed to Holders of General Unsecured
                                 Claims against Cricket, including any Allowed deficiency Claims of the Holders of Old Vendor
                                 Debt.

Debtors                          shall have the meaning ascribed to it in
                                 Article I of the Plan.

Debtors in Possession            means the Debtors in their capacities as
                                 debtors in possession in the Chapter 11 Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

Disbursing Agent                 means a Person responsible for making
                                 distributions under the Plan. Reorganized Leap and Reorganized Cricket, or such Person(s) as each may employ in its sole discretion, will serve as Disbursing Agent for the Reorganized
                                 Debtors; provided that the Leap Creditor Trust
                                 Trustee, or such person(s) as the Leap Creditor
                                 Trust Trustee may employ in its sole
                                 discretion, will serve as Disbursing Agent for the Leap Creditor Trust.

Disclosure Statement             means the written disclosure statement, dated
                                 as of July 30, 2003, that relates to the Plan, as approved by the Court pursuant to section
                                 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented from time to time.

Disputed means, with reference to any Claim (including any Administrative Claim), or Interest, or any portion thereof, any Claim or Interest proof of which was Filed and in either case or in the case of any Administrative Claim,

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                                 Claim or Interest that is disputed under the
                                 Plan or as to which the Debtors or any other party have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim or Interest proof of which was required to be Filed by Order of the Court but as to which a proof of claim or interest was not timely or properly Filed; provided, however, that prior to (x) the time an objection has been filed, and (y) the expiration of the Claims/Interest objection deadline with respect to such Claim or Interest, unless Allowed by the Reorganized Debtors or the Leap Creditor Trust Trustee, a Claim or Interest shall be considered a Disputed Claim or Disputed Interest to the extent that the amount of the Claim or Interest specified in a proof of Claim or Interest exceeds the amount of the Claim or Interest scheduled by the Debtors as not disputed, contingent, or unliquidated.

Distribution                     means a distribution to a Holder of an Allowed
                                 Claim pursuant to this Plan.

Distribution Record Date         means September 15, 2003 (or such other date
                                 established by Court order).

Docket means the docket in the Chapter 11 Cases maintained by the Clerk.

Effective Date                   means the first Business Day on which all the
                                 conditions precedent to the effectiveness of the Plan shall have been satisfied or waived;
                                 provided, however, that if a stay of the Confirmation Order is in effect (and the satisfaction of such condition is the final condition to be satisfied or waived for the effectiveness of the Plan), the Effective Date shall be extended to the first Business Day after such stay is no longer in effect.

Eligible Leap Avoidance Action   means, except for any claim or action released
                                 pursuant to the terms of the Plan, any claim or action held by Leap arising under or relating to sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code; provided that, no such claim or action shall be deemed to be an Eligible Leap Avoidance Action until (i) the
                                 Leap Creditor Trust Trustee has given 20-days' prior written notice to the Informal Vendor
                                 Debt Committee (if such committee has not disbanded) and the Debtors or Reorganized
                                 Debtors, as applicable, and their respective counsel of the name of the proposed defendant against whom the Leap Creditor Trust

                                 Trustee seeks to bring the claim or action and
                                 (ii) such proposed defendant is not determined to be a "Material Vendor or Customer" in accordance with the following procedures. If after receiving notice of a proposed claim or action the Debtors or the Reorganized Debtors, as applicable, with the prior approval of the Informal Vendor Debt Committee (if such committee has not disbanded), reasonably determines that the proposed defendant of the claim or action is a vendor, customer or other party with whom the Debtors or Reorganized Debtors, as applicable, have, or reasonably expect to have, a material business relationship, the Debtors or Reorganized Debtors, as applicable, shall notify the Leap Creditor Trust Trustee in writing within the applicable 20-day period that the proposed defendant is a "Material Vendor or Customer." If so designated, then the proposed claim or action shall not be an Eligible Leap Avoidance Action and shall not be commenced or otherwise prosecuted by the Leap Creditor Trust Trustee; provided that, the Leap Creditor Trust Trustee shall have the right to petition the Court in the event that it determines that the designation of the proposed defendant as a "Material Vendor or Customer" is unreasonable. If the Debtors or Reorganized Debtors, as applicable, do not notify the Leap Creditor Trust Trustee in writing within the applicable 20-day period that the proposed defendant is a "Material Vendor or Customer," the proposed claim or action shall be deemed to be an Eligible Leap Avoidance Action and the Leap Creditor Trust Trustee may commence and otherwise prosecute such action or claim in its sole discretion. Any claim or cause of action held by Leap or its Estate against Lucent that is released pursuant to the terms of the Lucent Settlement Agreement and the Order approving the same, shall not constitute an "Eligible Leap Avoidance Action" upon and following the release of such claim or cause of action. Any claim or cause of action held by Leap or its Estate against Nortel that is released pursuant to the terms of the Nortel Settlement Agreement and the Order approving the same shall not constitute an "Eligible Leap Avoidance Action" upon and following the release of such claim or cause of action.

Eligible Leap Cause of Action    means, except for any claim or cause of action
                                 released pursuant to the terms of the Plan, any cause of action held by Leap (other than an action held by Leap arising under or relating to sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code); provided that, no such cause of action shall be deemed to be an Eligible Leap Cause of

                                 Action until (i) the Leap Creditor Trust
                                 Trustee has given 20-days' prior written notice to the Informal Vendor Debt Committee and the Debtors or the Reorganized Debtors, as applicable, and their respective counsel of the name of the proposed defendant against whom the Leap Creditor Trust Trustee seeks to bring the cause of action and a summary of the amounts at issue and the substantive factual allegations and legal theories underlying such cause of action, and (ii) such proposed cause of action is not determined to be a "Materially Adverse Action" in accordance with the following procedures. If after receiving notice of a proposed cause of action the Debtors or Reorganized Debtors, as applicable, with the prior approval of the Informal Vendor Debt Committee (if such committee has not disbanded), reasonably determines that the proposed cause of action has, or could reasonably be expected to have, a material adverse effect on the Debtors or Reorganized Debtors or their respective businesses or prospects, the Debtors or Reorganized Debtors, as applicable, shall notify the Leap Creditor Trust Trustee in writing within the applicable 20-day period that the proposed cause of action is a "Materially Adverse Action." If so designated, then the proposed cause of action shall not be an Eligible Leap Cause of Action and shall not be commenced or otherwise prosecuted by the Leap Creditor Trust Trustee; provided that, the Leap Creditor Trust Trustee shall have the right to petition the Court in the event that it determines that the designation of the proposed cause of action as a "Materially Adverse Action" is unreasonable. If the Debtors or Reorganized Debtors do not notify the Leap Creditor Trust Trustee in writing within the applicable 20-day period that the proposed cause of action is a "Materially Adverse Action," the proposed cause of action shall be deemed to be an Eligible Leap Cause of Action and the Leap Creditor Trust Trustee may commence and otherwise prosecute such action in its sole discretion. Any Leap cause(s) of action listed in Leap's Schedules, including the cause of action related to the Endesa note receivable, shall be conclusively deemed to be Eligible Leap Causes of Action without further action of the parties. Any claim or cause of action held by Leap or its Estate against Lucent that is released pursuant to the terms of the Lucent Settlement Agreement and the Order approving the same, shall not constitute an "Eligible Leap Cause of Action" upon and following the release of such claim or cause of action. Any claim or cause of action held by Leap or its Estate against Nortel that is released pursuant to the terms of the Nortel Settlement Agreement and the

                                 Order approving the same shall not constitute an "Eligible Leap Cause of Action" upon and following the release of such claim or cause of action.

Ericsson                         means Ericsson Credit AB.

Ericsson Facility                means that certain Credit Agreement among CCH,
                                 Cricket and Ericsson, as administrative agent, dated as of October 20, 2000, as amended.

Estates means, collectively, the estates created in each of the Debtors' Chapter 11 Cases under section 541 of the Bankruptcy Code.

FCC                              means Federal Communications Commission.

File or Filed                    means filed with the Court in the Chapter 11
                                 Cases.

Final Order                      means an order or judgment of the Court as
                                 entered on the Docket in the Chapter 11 Cases, or other court of competent jurisdiction, the operation or effect of which has not been stayed, reversed or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

GAAP means Generally Accepted Accounting Principles in the United States of America as in effect on the date of this Plan, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

General Unsecured Claim          means any Claim that is not an Administrative
                                 Claim, Priority Claim, Priority Tax Claim,
                                 Intercompany Claim or Secured Claim, and shall include any deficiency Claim of a Holder of a Secured Claim.

GLH                              means, collectively, GLH, Inc. and NTCH, Inc.

GLH Collateral                   means the Collateral securing the obligations
                                 of Leap, directly or indirectly arising out of, in connection with or otherwise relating to securing the obligations of the GLH Loan
                                 Agreement.

GLH Loan Agreement               means the Loan Agreement, dated as of April 9,
                                 2002, by and between Leap, as borrower, and GLH, as lender, and as such Loan Agreement has been modified and amended from time to time.

GLH Stipulation                  means that certain Stipulation and Order Re
                                 Technical Modification to the Debtors' Fifth
                                 Amended Joint Plan of Reorganization Dated As of July 30, 2003 [Leap Class 1A: GLH Claim] entered on December 29, 2003, a copy of which is attached to this Plan as Attachment A and incorporated herein by reference.

Holder                           means the holder of a Claim or Interest.

Impaired means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Indenture                        means that certain Indenture, dated as of
                                 February 23, 2000, among Leap, as Issuer, and the Old Indenture Trustee, pursuant to which the 12 -1/2% Senior Notes and the 14 -1/2%
                                 Senior Discount Notes were issued, together with any amendments or supplements thereto.

Informal Noteholder Committee    means that certain informal committee organized
                                 pre-petition and composed of certain Holders of the Old Leap Notes in connection with the Debtors' pre-petition efforts to commence and facilitate negotiations of a restructuring of the Old Leap Notes. The Informal Noteholder
                                 Committee disbanded upon the appointment of the Official Committee.

Informal Vendor Debt Committee   means that certain informal committee organized
                                 pre-petition and composed of certain Holders of the Old Vendor Debt in connection with the Debtors' pre-petition efforts to commence and facilitate negotiations of a restructuring of the Old Vendor Debt. The members of the Informal Vendor Debt Committee are: AIM
                                 Floating Rate Fund, Aimco CDO Series 2000-4,
                                 Aimco CLO Series 2001-A, Alliance Capital
                                 Management, L.P., Allstate Life Insurance
                                 Company, APEX (IDM) CDO I, Ltd., Archimedes
                                 Funding II, Ltd., Archimedes Funding III,

                                 Ltd., Archimedes Funding IV (Cayman), Ltd.,
                                 Ares III CLO Ltd., Ares IV CLO Ltd., Aurum CLO 2002-1 Ltd., Bank One, N.A., Capital Research and Management Company, Catalyst Investment Management, Cerberus Capital, Ceres II Finance Ltd., CFSC Wayland Advisers, Inc., Charter View Portfolio, Credit Suisse First Boston, Cypress Management, Eaton Vance Senior Income Trust, ELC (Cayman) Ltd. CDO Series 1999, ELC (Cayman) Ltd. 1999-II, ELC (Cayman) Ltd. 1999-III, ELC (Cayman) Ltd. 2000-I, Franklin Floating Rate Trust, Goldman Sachs Credit Partners L.P., Grayson & Co., Highland Capital, Indosuez Capital Funding IIA Limited, Indosuez Capital Funding III, Limited, Indosuez Capital Funding VI, Limited, ING Capital LLC (Middenbank Curacao NY), Liberty Floating Rate Advantage Fund, Merrill Lynch, MHR Fund Management LLC, Mitchell R. Julis, Nemean CLO, Ltd., Pacifica Partners I, L.P., Romulus Holdings, Inc., Senior Debt Portfolio (Boston Management and Research), SRF 2000 LLC, Stein Roe & Farnham CLO I Ltd., Stein Roe Floating Rate Limited Liability Company, Varde Partners, Inc. and York Capital Management LP.

Initial Distribution Date        means the date that is no later than eleven
                                 days following the Confirmation Date. On the Initial Distribution Date, (a) Holders of
                                 Allowed Leap General Unsecured Claims shall receive their Pro Rata share of beneficial interests in the Leap Creditor Trust and (b) the Leap Creditor Trust shall receive (x) the Leap General Unsecured Claim Cash Distribution;
                                 (y) the Leap General Unsecured Claim Equity
                                 Distribution; and (z) the Leap Creditor Trust
                                 Assets; provided, that in the event that the Effective Date has not occurred as of the Initial Distribution Date, Leap shall not transfer the Leap Creditor Trust Assets or the Leap General Unsecured Claim Equity
                                 Distribution to the Leap Creditor Trust on the Initial Distribution Date (and such transfer shall occur on the Effective Date or as soon as practicable thereafter); provided further, that if any Leap Creditor Trust Assets are converted to Cash on or after the Initial Distribution
                                 Date but prior to the Effective Date, the Cash proceeds shall be transferred to the Leap
                                 Creditor Trust as soon as practicable upon such monetization, notwithstanding the fact that the Effective Date has not occurred.

Instrument                       means any share of stock, security, promissory
                                 note or other "instrument," within the meaning of that term, as defined in section 9105(1)(i) of the UCC.

Intercompany Claims              means all Claims that are or could be asserted
                                 by any Debtor(s) or its/their Estate(s) against any other Debtor(s) or its/their Estate(s).

Intercompany Release             means the full and complete release of
                                 Intercompany Claims released pursuant to the Plan, as described at Section 5.05 of the Plan.

Intercompany Transfer Litigation
Claims means any and all Litigation Claims that have been or may be asserted or filed by, through or in the name of or right of any Debtor, including any and all derivative claims, (i) arising out of or related to transfers of cash or property from Leap to any non-Leap Debtor or for the benefit of the current or former Holders of Old Vendor Debt (in the capacity as such Holder) or the current or former administrative agents under the Vendor Debt Facilities (in the capacity as such agent) or other Holders of Claims or Interests against or in any non-Leap Debtor, including for, inter alia, fraudulent transfers, preferences, equitable subordination and breach of fiduciary duty or (ii) arising out of or related to the failure to transfer cash or property from Leap to any non-Leap Debtor or for the benefit of the current or former Holders of Old Vendor Debt (in the capacity as such Holder) or current or former administrative agents under the Vendor Debt Facilities (in the capacity as such agent), or other Holders of Claims or Interests against or in any non-Leap Debtor, including for, inter alia, breach of contract.

Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) of any of the Debtors.

Leap                             means Leap Wireless International, Inc., a
                                 Delaware corporation.

Leap Claims                      means any and all Claims (as defined in section
                                 101(5) of the Bankruptcy Code) held by Leap.

Leap Creditor Trust              means that certain trust established as of the
                                 Initial Distribution Date, for the benefit of Holders of Leap General Unsecured Claims, pursuant to which, inter alia, the Leap
                                 Creditor Trust Trustee will liquidate the Leap
                                 Creditor Trust Assets and Distribute the proceeds thereof to Holders of Allowed Leap
                                 General Unsecured Claims. The United States
                                 Trustee reserves all rights with respect to the terms and conditions of the Leap Creditor
                                 Trust.

Leap Creditor Trust Agreement    means that certain Liquidating Trust Agreement
                                 and Declaration of Trust for the Leap Wireless
                                 International,

                                 Inc. Liquidating Trust governing the terms of the Leap Creditor Trust and outlining the terms of employment of the Leap Creditor Trust Trustee. A copy of the Leap Creditor Trust Agreement will be filed with the Plan Supplement. The United States Trustee reserves all rights with respect to the terms and conditions of the Leap Creditor Trust Agreement.

Leap Creditor Trust Assets       means certain assets of Leap and its
                                 subsidiaries that will be transferred on the Effective Date to the Leap Creditor Trust as follows: (i) the PCS licenses in the Bemidji, Minnesota (10 MHz); Brainerd, Minnesota (10
                                 MHz); Escanaba, Michigan (10 MHz); Pueblo,
                                 Colorado (10 MHz); and Salem, Oregon (10 MHz)
                                 Basic Trading Areas ("BTAs") and any cause(s) of action resulting from the proposed sale thereof pursuant to a previously executed agreement; (ii) Leap's stake in the Idaho joint venture with NTCH; (iii) any Leap cause(s) of action listed in Leap's Schedules, including the cause of action related to the Endesa note receivable, together with any Eligible Leap
                                 Causes of Action; (iv) any Eligible Leap
                                 Avoidance Actions; (v) any and all Tax Refunds that are to be delivered to the Leap Creditor
                                 Trust in accordance with this Plan; (vi) Cash in an amount equal to the Leap Deposits; and
                                 (vii) the PCS licenses in the Bozeman, Montana
                                 (20 MHz); Casper, Wyoming (15 MHz); Lewiston,
                                 Idaho (15 MHz); and Redding, California (15
                                 MHz) BTAs and any cause(s) of action resulting from the proposed sale thereof pursuant to the previously executed agreement.

Leap Creditor Trust Trustee      means the trustee for the Leap Creditor Trust,
                                 as chosen by the Official Committee. The identity of the Leap Creditor Trust Trustee will be submitted to the Court no later than 10 days prior to the Confirmation Hearing.

Leap Deposits                    means deposits paid by Leap prior to the
                                 Petition Date with respect to various leases and contracts that the Informal Vendor Debt
                                 Committee elects to assume or Reinstate, as applicable, under the Plan; Cricket will pay a corresponding amount equal to each such deposit as of the Effective Date to the Leap Creditor
                                 Trust. The Debtors will file a Schedule, subject to the approval of the Informal Vendor
                                 Debt Committee, with the Court setting forth the final amount of the Leap Deposits no later than 17 days before the Voting Deadline.

Leap General Unsecured Claim     means a General Unsecured Claim against Leap,
                                 provided that no Claims of the Holders of Old
                                 Vendor Debt shall be
                                 deemed to be Allowed Leap General Unsecured
                                 Claims to the extent such Claims arise out of or relate to an Old Vendor Debt Claim.

Leap General Unsecured
Claim Cash Distribution          means the Cash to be distributed to the Leap
                                 Creditor Trust on the Initial Distribution Date
                                 (and irrespective of the occurrence of the Effective Date) for the benefit of the Holders of Allowed Leap General Unsecured Claims, which shall consist of substantially all of Leap's unrestricted Cash (excluding the Leap Deposits, for which a corresponding amount shall be paid by Cricket on the Effective Date to the Leap
                                 Creditor Trust as part of the Leap Creditor
                                 Trust Assets), less an appropriate reserve in an amount to be agreed upon by the Debtors and the Official Committee prior to the Initial
                                 Distribution Date for Allowed Administrative
                                 Claims against Leap through and including the Effective Date and Allowed Priority Claims against Leap.

Leap General Unsecured Claim
Equity Distribution              means the New Leap Common Stock to be delivered
                                 to the Leap Creditor Trust for Distribution to the Holders of Allowed Leap General Unsecured
                                 Claims, on a Pro Rata basis, which in the aggregate shall equal 3.5% of the outstanding and issued shares of New Leap Common Stock as of the Effective Date.

Leap General Unsecured Creditor  means a Holder of a Leap General Unsecured
                                 Claim.

License Holding Companies        means, collectively, Chasetel Licensee
                                 Corporation, a Delaware corporation; Cricket
                                 Licensee (Albany), Inc., a Delaware
                                 corporation; Cricket Licensee (Columbus), Inc., a Delaware corporation; Cricket Licensee
                                 (Denver), Inc., a Delaware corporation; Cricket
                                 Licensee (Lakeland), Inc., a Delaware
                                 corporation; Cricket Licensee (Macon), Inc., a
                                 Delaware corporation; Cricket Licensee (North
                                 Carolina), Inc., a Delaware Corporation;
                                 Cricket Licensee (Pittsburgh), Inc., a Delaware corporation; Cricket Licensee (Reauction),
                                 Inc., a Delaware corporation; Cricket Licensee
                                 I, Inc., a Delaware corporation; Cricket
                                 Licensee II, Inc., a Delaware corporation;
                                 Cricket Licensee III, Inc., a Delaware
                                 corporation; Cricket Licensee IV, Inc., a
                                 Delaware corporation; Cricket Licensee V, Inc., a Delaware corporation; Cricket Licensee VI,
                                 Inc., a Delaware corporation; Cricket Licensee
                                 VII, Inc., a Delaware corporation; Cricket
                                 Licensee VIII, Inc., a Delaware corporation;
                                 Cricket Licensee IX, Inc., a Delaware
                                 corporation; Cricket Licensee X, Inc., a
                                 Delaware corporation; Cricket Licensee XI,
                                 Inc., a Delaware corporation; Cricket Licensee
                                 XII, Inc., a Delaware corporation; Cricket
                                 Licensee XIII, Inc., a Delaware corporation;
                                 Cricket Licensee XIV, Inc., a Delaware
                                 corporation; Cricket Licensee XV, Inc., a
                                 Delaware corporation; Cricket Licensee XVI,
                                 Inc., a Delaware corporation; Cricket Licensee
                                 XVII, Inc., a Delaware corporation; Cricket
                                 Licensee XVIII, Inc., a Delaware corporation;
                                 Cricket Licensee XIX, Inc., a Delaware
                                 corporation; and Cricket Licensee XX, Inc., a
                                 Delaware corporation.

Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

Litigation Claims                means any Claims arising out of any causes of
                                 action, whether known or unknown, contingent or non-contingent, or liquidated or unliquidated, held or asserted by a Person.

Local Bankruptcy Rules           means the local rules of the Court, as
                                 applicable from time to time in the Chapter 11
                                 Cases.

Lucent                           means Lucent Technologies Inc.

Lucent Facility                  means that certain Credit Agreement among CCH,
                                 Cricket and Lucent, as administrative agent, dated as of September 20, 1999, as amended and restated.

Lucent Settlement Agreement      means that certain Amended and Restated
                                 Settlement Agreement among Cricket, Lucent, certain Property Holding Companies, certain
                                 License Holding Companies and Cricket
                                 Performance 1, Inc. ("Cricket Performance 1") executed as of September 23, 2003.

New Cricket Common Stock         means common stock of Reorganized Cricket which
                                 is to be issued by Reorganized Cricket on the Effective Date in accordance with the terms of the Plan, as more fully described in the Description of the New Cricket Common Stock attached to the Disclosure Statement as Exhibit
                                 J.

New Leap Common Stock            means common stock of Reorganized Leap which is
                                 to be issued by Reorganized Leap on and after the Effective Date in accordance with the terms of the Plan, as more fully described in the Description of the New Leap Capital Stock attached to the Disclosure Statement as Exhibit
                                 J.

New License Holding Company
Common Stock                     means common stock of a Reorganized License
                                 Holding Company which is to be issued by such License Holding Company on the Effective Date in accordance with terms of the Plan, as more fully described in the Description of the New
                                 License Holding Company Common Stock attached to the Disclosure Statement as Exhibit J.

New Other Subsidiary
Common Stock                     means common stock of a Reorganized Other
                                 Subsidiary which is to be issued by such Other
                                 Subsidiary on the Effective Date in accordance with terms of the Plan, as more fully described in the Description of the New Other Subsidiary
                                 Common Stock attached to the Disclosure
                                 Statement as Exhibit J.

New Property Holding
Company Common Stock             means common stock of a Reorganized Property
                                 Holding Company which is to be issued by such Property Holding Company on the Effective Date in accordance with terms of the Plan, as more fully described in the Description of the New
                                 Property Holding Company Common Stock attached to the Disclosure Statement as Exhibit J.

New Senior Notes                 means the 13% Senior Secured Notes due on the
                                 seventh anniversary of the Effective Date, to be issued by Reorganized Cricket pursuant to the New Senior Notes Indenture and to be secured by the New Senior Notes Collateral, as more fully described in the Description of the New Senior Notes attached to the Disclosure
                                 Statement as Exhibit K.

New Senior Notes Collateral      means all collateral pledged to secure the
                                 obligations under the New Senior Notes as provided for in the New Senior Notes Indenture;
                                 provided, that no Leap Creditor Trust Assets shall at any time constitute New Senior Notes
                                 Collateral.

New Senior Notes Indenture       means that certain Indenture dated as of the
                                 Effective Date among Reorganized Cricket, as
                                 Issuer, the other parties thereto and the New
                                 Senior Notes Trustee, pursuant to which the New
                                 Senior Notes will be issued.

New Senior Notes Trustee         means the entity serving as trustee pursuant to
                                 the New Senior Notes Indenture, whose identity will be disclosed prior to the Confirmation
                                 Hearing.

Nortel                           means Nortel Networks Inc.

Nortel Facility                  means that certain Credit Agreement among CCH,
                                 Cricket and Nortel, as administrative agent, dated as of August 28, 2000, as amended.

Nortel Settlement Agreement      means that certain Amended and Restated
                                 Settlement Agreement among Nortel, Cricket, all of the other Debtors and Cricket Performance 2, Inc. ("Cricket Performance 2") entered into as of September 29, 2003.

Official Committee               means the official unsecured creditors'
                                 committee of Leap, appointed in the Chapter 11
                                 Case of Leap by the Office of the United States
                                 Trustee, as its composition may be changed from time to time by the addition, resignation and/or removal of its members.

Old CCH Common Stock             means all authorized and issued shares of
                                 common stock of CCH, with a par value of $.0001 per share, and any right, contractual or otherwise, to acquire any common shares of CCH, existing prior to the Petition Date.

Old Cricket Common Stock         means all authorized and issued shares of
                                 common stock of Cricket, with a par value of $.0001 per share, and any right, contractual or otherwise, to acquire any common shares of Cricket, existing prior to the Petition Date.

Old Indenture Trustee            means U.S. Bank National Association (successor
                                 to State Street Bank and Trust Company) and its successors, as Trustee under the Indenture.

Old Leap Common Stock            means all authorized and issued shares of
                                 common stock of Leap, with a par value of $.0001 per share, and any right, contractual or otherwise, to acquire any common shares of Leap, existing prior to the Petition Date.

Old Leap Notes                   means, collectively, the 12 1/2% Senior Notes
                                 and the 14 1/2% Senior Discount Notes.

Old License Holding Company
Common Stock                     means all authorized and issued shares of
                                 common stock of each Old License Holding
                                 Company, with a par value of $.0001 per share, and any right, contractual or otherwise, to acquire any common shares of Old License
                                 Holding Company Common Stock, existing prior to the Petition Date.

Old Other Subsidiary
Common Stock                     means all authorized and issued shares of
                                 common stock of each Old Subsidiary, with a par value of $.0001 per share, and any right, contractual or otherwise, to acquire any common shares of Old Other Subsidiary Common Stock, existing prior to the Petition Date.

Old Property Holding Company
Common Stock                     means all authorized and issued shares of
                                 common stock of each Property Holding Company, with a par value of $.0001 per share, and any right, contractual or otherwise, to acquire any common shares of Old Property Holding Company
                                 Common Stock, existing prior to the Petition
                                 Date.

Old Securities                   means Old Leap Common Stock, Old Leap Notes,
                                 Old CCH Common Stock, Old Cricket Common Stock,
                                 Old License Holding Company Common Stock, Old
                                 Other Subsidiary Common Stock and Old Property
                                 Holding Company Common Stock.

Old Stock Rights                 means, collectively, any warrants, and any
                                 other rights, to purchase or otherwise acquire
                                 Old Securities, and any stock appreciation or similar rights relating to any Debtor's Old
                                 Common Stock, existing prior to the Effective
                                 Date.

Old Vendor Debt                  means, collectively, all Claims arising from or
                                 related to the Vendor Debt Facilities and existing prior to the Effective Date, including without limitation, Nortel Networks' and others' commitment fees, administrative agent fees and origination fees due under the Vendor
                                 Debt Facilities.

Old Vendor Debt Distribution     means the following consideration to be
                                 distributed by Reorganized Cricket for the benefit of the Holders of Allowed Vendor Debt
                                 Claims on account of their Secured Claims on the Effective Date, or as soon as practicable thereafter, on a Pro Rata basis: (a) the New
                                 Senior Notes and (b) 96.5% of the outstanding and issued New Leap Common Stock. In addition to the Old Vendor Debt Distribution, on the Initial Distribution Date, Holders of the Old
                                 Vendor Debt shall receive, in full
                                 satisfaction, settlement, release and discharge of and in exchange for their Claims against Leap and its Estate, the Intercompany Releases.

Order means an order or judgment of the Court as entered on the Docket.

Other Priority Claim             means any Claim, other than an Administrative
                                 Claim or a Priority Tax Claim, entitled to priority in right of payment under section
                                 507(a) of the Bankruptcy Code.

Other Subsidiaries               means Backwire.com, Inc., Leap PCS Mexico, Inc.
                                 and Telephone Entertainment Network, Inc.

Person means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity Holders, or other entity.

Petition Date                    means April 13, 2003, the date on which each of
                                 the Debtors filed their respective petitions for relief commencing the Chapter 11 Cases.

Plan means this Fifth Amended Joint Chapter 11 Plan of Reorganization for each of the Debtors, as it may be amended or modified, from time to time, together with all addenda, exhibits, schedules, supplements or other attachments, if any. If the Plan is withdrawn as the Plan for a particular Debtor, the defined term "Plan" shall not include the plan for such Debtor.

Plan Supplement                  means the supplement containing the forms of
                                 documents specified in Section 11.11 of the Plan which are subject to modification by the Debtors (with the consent of the Informal
                                 Vendor Debt Committee and the Official
                                 Committee) prior to the Effective Date.

Postpetition Tax Claims          means Administrative Claims and other Claims by
                                 a governmental unit for taxes against any of the Debtors (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date.

Priority Claim                   means an Allowed Claim entitled to priority
                                 under sections 507(a)(3) through 507(a)(7) of the Bankruptcy Code.

Priority Tax Claim               means any unsecured Claim of a governmental
                                 unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Pro Rata means, with respect to any distribution on account of an Allowed Claim or Allowed Interest with respect to a particular Debtor, a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim or Allowed Interest in a Class to the amount of such Allowed Claim or Allowed Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Allowed Interests in such Class to the amount of all Allowed Claims or Allowed Interests in such Class.

Property Holding
Companies                        means, collectively, Cricket Alabama Property
                                 Company, a Delaware corporation; Cricket
                                 Arizona Property Company, a Delaware
                                 corporation; Cricket Arkansas Property Company, a Delaware corporation; Cricket California
                                 Property Company, a Delaware corporation;
                                 Cricket Colorado Property Company, a Delaware corporation; Cricket Florida Property Company, a Delaware corporation; Cricket Georgia
                                 Property Company, inc., a Delaware corporation;
                                 Cricket Idaho Property Company, a Delaware corporation; Cricket Illinois Property Company, a Delaware corporation; Cricket Indiana
                                 Property Company, a Delaware corporation;
                                 Cricket Kansas Property Company, a Delaware corporation; Cricket Kentucky Property Company, a Delaware corporation; Cricket Michigan
                                 Property Company, a Delaware corporation;
                                 Cricket Minnesota Property Company, a Delaware corporation; Cricket Mississippi Property
                                 Company, a Delaware corporation; Cricket
                                 Nebraska Property Company, a Delaware
                                 corporation; Cricket Nevada Property Company, a
                                 Delaware corporation; Cricket New Mexico
                                 Property Company, a Delaware corporation;
                                 Cricket New York Property Company, Inc., a
                                 Delaware corporation; Cricket North Carolina
                                 Property Company, a Delaware corporation;
                                 Cricket Ohio Property Company, a Delaware corporation; Cricket Oklahoma Property Company, a Delaware corporation; Cricket Oregon Property
                                 Company, a Delaware corporation; Cricket
                                 Pennsylvania Property Company, a Delaware corporation; Cricket Texas Property Company, a
                                 Delaware corporation; Cricket Utah Property
                                 Company, a Delaware corporation; Cricket
                                 Washington Property Company, a Delaware
                                 corporation; and Cricket Wisconsin Property
                                 Company, a Delaware corporation.

Reinstated                       means, (x) with respect to a Claim, (i) the
                                 Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable and contractual rights of such Holder will not otherwise be altered and (y) with respect to an Interest, the legal, equitable and contractual rights of the Holder of such Interest will not be altered; provided that, to the extent that any Claim or Interest against Leap is reinstated, the funding to cure any defaults or compensate the Holder of such Claim for such damages on account of such Claim or Interest shall be satisfied by funds from Cricket;
                                 provided, further, that if and to the extent that the Reinstatement gives rise to an Administrative Claim against Leap, such claim shall be satisfied with funds from Cricket.

Reorganized Cricket              means, on and after the Effective Date, Cricket
                                 (as reorganized pursuant to the Plan).

Reorganized Debtor(s)            means, on and after the Effective Date, the
                                 Debtors as reorganized pursuant to the Plan, as the case may be and, in each case, to the extent applicable. The Reorganized Debtors will be comprised of Reorganized Leap, Reorganized
                                 Cricket, the Reorganized License Holding
                                 Companies, the Reorganized Other Subsidiaries and the Reorganized Property Holding Companies.

Reorganized Leap                 means, on and after the Effective Date, Leap
                                 (as reorganized pursuant to the Plan).
                                 Reorganized Leap's assets will not include the assets comprising the Leap General Unsecured
                                 Claim Cash Distribution or any of the assets to be transferred to the Leap Creditor Trust, or any Claims against or Interests in Leap that are being discharged under the Plan.

Reorganized License Holding
Companies                        means, on and after the Effective Date, the
                                 License Holding Companies (as reorganized pursuant to the Plan).

Reorganized Other Subsidiaries   means, on and after the Effective Date, the
                                 Other Subsidiaries (as reorganized pursuant to the Plan).

Reorganized Property Holding
Companies                        means, on and after the Effective Date, the
                                 Property Holding Companies (as reorganized pursuant to the Plan).

Scheduled                        means set forth on the Schedules.

Schedules                        means the schedules of assets and liabilities
                                 filed by any Debtor pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any amendments and modifications thereto through the Confirmation Date.

SEC                              means the United States Securities and Exchange
                                 Commission.

Secured Claim                    means any Claim secured by a Lien on collateral
                                 to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section
                                 553 of the Bankruptcy Code, to the extent of such setoff.

Securities Claims                means any Claim described in section 510(b) of
                                 the Bankruptcy Code.

Senior Notes Pledged Account     means the account pledged by Leap pursuant to
                                 the Indenture for the benefit of the Holders of the 12 1/2% Senior Notes pursuant to the Indenture.

Supplemental Bar Date            means September 2, 2003, the supplemental bar
                                 date established by the Court for the
                                 Additional Parties.

Tax Refund                       means any federal, state or local tax refund
                                 received by any of the Debtors or Reorganized
                                 Debtors with respect to any tax period ending prior to the Effective Date. If any Debtor or Reorganized Debtor receives such a tax refund, prompt written notice thereof shall be provided to the Informal Vendor Debt Committee, the
                                 Official Committee (unless disbanded) and the Leap Creditor Trust Trustee. The Informal
                                 Vendor Debt Committee, the Official Committee
                                 (unless disbanded) and the Leap Creditor Trust
                                 Trustee shall promptly endeavor to resolve the question of who shall retain such tax refund.
                                 If the Informal Vendor Debt Committee, the
                                 Official Committee (unless disbanded) and the Leap Creditor Trust Trustee cannot agree as to who shall retain such tax refund within 30 days from the receipt of such refund by the applicable Debtor or Reorganized Debtor, any of the Informal Vendor Debt Committee, the
                                 Official Committee or the Leap Creditor Trust
                                 Trustee may File a motion with the Court requesting the Court to determine who shall retain such tax refund. Until such motion is resolved or the parties agree on who shall retain such tax refund, notwithstanding any other provision of the Plan, the tax refund shall be held in an escrow account and shall not be distributed to the Leap Creditor Trust or any other Person. Upon resolution of the motion or agreement by the parties on who shall retain such tax refund, such tax refund shall be transferred to the Reorganized Debtors or the Leap Creditor
                                 Trust, as applicable, within 5 days following such resolution or agreement, as the case may be.

UCC means the Uniform Commercial Code, as in effect and as modified or amended at any relevant time.

Unimpaired                       means with reference to a Class of Claims, that
                                 the Class is not Impaired. An Unimpaired Class is not entitled to vote on the Plan.

Vendor Debt Facilities           means, collectively, the Ericsson Facility, the
                                 Lucent Facility and the Nortel Facility.

Voting Agent                     means Poorman-Douglas Corporation.

Voting Deadline means the date on which Ballots must be received by the Voting Agent. For purposes of the Plan, the Voting Deadline is September 8, 2003 at 4:00 p.m. West Coast Time, or, if the Voting Deadline is extended by Court Order, the latest date on which a Ballot will be accepted.

SECTION 2.02 INTERPRETATION AND COMPUTATION OF TIME

                  (a) Defined Terms.

                  Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

                  (b) Rules Of Interpretation.

                  For purposes of the Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or (to the extent otherwise permitted, hereafter) may be amended, modified or supplemented from time to time; (d) unless otherwise specified in a particular reference, all references in the Plan to paragraphs, Articles and Exhibits are references to paragraphs, Articles and Exhibits of or to the Plan;
(e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan; (f) captions and headings to Articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) all exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, provided that they are Filed no later than the conclusion of the Confirmation Hearing; (i) unless otherwise specified herein, the term "Debtors" includes Leap, CCH, Cricket, the License Holding Companies, the Property Holding Companies and the Other Subsidiaries; and (j) the term "non-Leap Debtor" means a Debtor other than Leap.

                  (c) Time Periods.

                  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                  ARTICLE III.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes, and only against the particular Debtor. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or an Allowed Interest. Unless otherwise specified herein, each Debtor shall assume responsibility for paying, satisfying or otherwise discharging all Allowed Claims against it and shall not be responsible for paying, satisfying or otherwise discharging any Claim against any other Debtor.

CLAIMS AGAINST AND INTERESTS IN LEAP

               TYPE OF ALLOWED                                                                 ESTIMATED
   CLASS      CLAIM OR INTEREST                          TREATMENT                             RECOVERY
   -----      -----------------                          ---------                             --------
-           Administrative Claims      Paid in full in Cash by Leap on the Effective              100%
                                       Date or as soon as practicable thereafter
                                       (unless the Holder of a particular Claim
                                       and Leap agree to less favorable
                                       treatment), or in accordance with the
                                       terms and conditions of transactions or
                                       agreements relating to obligations
                                       incurred in the ordinary course of
                                       business during the pendency of the
                                       Chapter 11 Cases.

-           Priority Tax Claims        Paid in full in Cash by Leap on the Effective              100%
                                       Date or as soon as practicable thereafter.

            SECURED CLAIMS:

1A          GLH Claim                  Treated pursuant to the terms and conditions of            100%
                                       the GLH Stipulation.

1B          12 1/2% Senior Secured     Unimpaired; on the Initial Distribution Date or            100%
            Claim                      as soon as practicable thereafter, each Holder
                                       of an Allowed 12 1/2% Senior Secured
                                       Claim shall receive, on a Pro Rata basis,
                                       the 12 1/2% Senior Secured Claim
                                       Distribution (approximately $200,000
                                       remaining in a pledged account).

1C          Old Vendor Debt Claim      Impaired; on the Initial Distribution Date,              30-37%
                                       each Holder of an Allowed Old Vendor Debt Claim
                                       shall receive in full satisfaction, settlement,
                                       release and discharge of and in exchange for
                                       its Claim against Leap and its Estate, the
                                       benefit of the Intercompany Releases, and on
                                       the Effective Date or as soon as practicable
                                       thereafter, on a Pro Rata basis, the Old Vendor
                                       Debt Distribution.

               TYPE OF ALLOWED                                                                 ESTIMATED
   CLASS      CLAIM OR INTEREST                          TREATMENT                             RECOVERY
   -----      -----------------                          ---------                             --------
2A et       Other Secured              Unimpaired if paid in full in Cash or                      100%
seq.        Claims                     Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 2A et seq. Claim receives
                                       alternative treatment. Each Holder of an Allowed
                                       Class 2A et seq. Claim shall, in the discretion
                                       of the Debtor with the consent of the Informal
                                       Vendor Debt Committee, receive any one or a
                                       combination of any of the following: (i) Cash in
                                       an amount equal to such Allowed Class 2A et seq.
                                       Claim; (ii) deferred Cash payments totaling at
                                       least the Allowed amount of such Allowed Class
                                       2A et seq. Claim, of a value, as of the
                                       Effective Date, of at least the value of such
                                       Holder's interest in the Collateral securing the
                                       Allowed Class 2A et seq. Claim; (iii) the
                                       Collateral securing such Holder's Allowed Class
                                       2A et seq. Claim; (iv) payments or Liens
                                       amounting to the indubitable equivalent of the
                                       value of such Holder's interest in the
                                       Collateral securing the Allowed Class 2A et seq.
                                       Claim; (v) Reinstatement of such Allowed Class
                                       2A et seq. Claim; or (vi) such other treatment
                                       as the Debtor and such Holder shall have agreed
                                       upon in writing. The Debtor will make the
                                       foregoing election and provide notice of such
                                       election to the applicable Holder of an Allowed
                                       Class 2A et seq. Claim no later than 14 days
                                       prior to the Voting Deadline. To the extent the
                                       Debtor elects clause (i), (ii), (iv), (v) or
                                       (vi) above, any liability associated with such
                                       treatment shall be satisfied with funds from
                                       Cricket.

               TYPE OF ALLOWED                                                                 ESTIMATED
   CLASS      CLAIM OR INTEREST                          TREATMENT                             RECOVERY
   -----      -----------------                          ---------                             --------
            UNSECURED CLAIMS:

3           Priority Claims            Unimpaired; paid in full by Leap on or before              100%
                                       the later of (i) the Effective Date or as soon
                                       as practicable thereafter, (ii) the date such
                                       Claim becomes an Allowed Claim and (iii) the
                                       date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between Leap and the Holder of such Claim.

4           General Unsecured          Impaired; each Holder of an Allowed Class 4              13-14%(2)
            Claims                     Claim to receive a Pro Rata distribution of
                                       beneficial interests in the Leap Creditor
                                       Trust.

4A          Subordinated               Impaired; each Holder of an Allowed Class 4A                 0%
            General Unsecured          Claim to receive no Cash or property on account
            Claims                     of such Claim.

5           Intercompany Claims        Impaired; each Holder of an Allowed Class 5                  0%
                                       Claim to receive the Intercompany Release
                                       as of the Initial Distribution Date.

6           Old Leap Common Stock      Impaired; each Holder of an Allowed Class 6                  0%
            and Securities Claims      Interest to receive no Cash or property on
            against Leap               account of such Interest.

7           Old Stock Rights in Leap   Impaired; each Holder of an Allowed Class 7                  0%
            and All Claims Arising     Interest to receive no Cash or property on
            Out of Such Old Stock      account of such Interest.
            Rights

---------------------

(2) The lower range of recovery assumes total General Unsecured Claims against Leap of $749 million, including an estimated $17 million of rejection damages for leases and contracts that may be rejected. The amount of rejection damages could vary materially from this estimate. The upper range of recovery assumes total General Unsecured Claims against Leap of $732 million and no rejection damages.

CLAIMS AGAINST AND INTERESTS IN CCH

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
-           Administrative             Paid in full in Cash by CCH on the Effective               100%
            Claims                     Date or as soon as practicable thereafter
                                       (unless the Holder of a particular Claim
                                       and CCH agree to some other treatment),
                                       or in accordance with the terms and
                                       conditions of transactions or agreements
                                       relating to obligations incurred in the
                                       ordinary course of business during the
                                       pendency of the Chapter 11 Cases.

-           Priority Tax               Paid in full in Cash by CCH on the Effective               100%
            Claims                     Date or as soon as practicable thereafter.

            SECURED CLAIMS:

1A          Old Vendor Debt Claim      Impaired; on the Effective Date or as soon as            30-37%
                                       practicable thereafter, each Holder of an
                                       Allowed Old Vendor Debt Claim shall receive, on
                                       a Pro Rata basis, the Old Vendor Debt
                                       Distribution.

2A et       Other Secured              Unimpaired if paid in full in Cash or                      100%
seq.        Claims                     Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 2A et seq. Claim receives
                                       alternative treatment.  Each Holder of an
                                       Allowed Class 2A et seq. Claim shall, in the
                                       discretion of the Debtor with the consent of
                                       the Informal Vendor Debt Committee, receive any
                                       one or a combination of any of the following:
                                       (i) Cash in an amount equal to such Allowed
                                       Class 2A et seq. Claim; (ii) deferred Cash
                                       payments totaling at least the Allowed amount
                                       of such Allowed Class 2A et seq. Claim, of a
                                       value, as of the Effective Date, of at least
                                       the value of such Holder's interest in the
                                       Collateral securing the Allowed Class 2A et
                                       seq. Claim; (iii) the Collateral securing such
                                       Holder's

               TYPE OF ALLOWED                                                                 ESTIMATED
   CLASS      CLAIM OR INTEREST                          TREATMENT                             RECOVERY
   -----      -----------------                          ---------                             --------
                                       Allowed Class 2A et seq. Claim;
                                       (iv) payments or Liens amounting to the
                                       indubitable equivalent of the value of such
                                       Holder's interest in the Collateral securing
                                       the Allowed Class 2A et seq. Claim;
                                       (v) Reinstatement of such Class 2A et seq.
                                       Claim; or (vi) such other treatment as the
                                       Debtor and such Holder shall have agreed upon
                                       in writing.  The Debtor will make the foregoing
                                       election and provide notice of such election to
                                       the applicable Holder of an Allowed Class 2A et
                                       seq. Claim no later than 14 days prior to the
                                       Voting Deadline.  To the extent the Debtor
                                       elects clause (i), (ii), (iv), (v) or (vi)
                                       above, any liability associated with such
                                       treatment shall be satisfied with funds from
                                       Cricket.

            UNSECURED CLAIMS:

3           Priority Claims            Unimpaired; paid in full by CCH on or before               100%
                                       the later of (i) the Effective Date or as soon
                                       as practicable thereafter, (ii) the date such
                                       Claim becomes an Allowed Claim and (iii) the
                                       date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between CCH and the Holder of such Claim.

4           General Unsecured          Impaired; each Holder of an Allowed Class 4                  0%
            Claims                     Claim shall receive no Cash or property on
                                       account of such Claim.

5           Intercompany               Impaired; each Holder of an Allowed Class 5                  0%
            Claims                     Claim to receive the Intercompany Release
                                       as of the Initial Distribution Date.

6           Old CCH Common             Impaired; on the Effective Date, CCH shall be                0%
            Stock and Securities       merged into Cricket.
            Claims against CCH

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
7           Old Stock Rights in        Impaired; each Holder of an Allowed Class 7                  0%
            CCH and All Claims         Interest shall receive no Cash or property on
            Arising Out of Such        account of such Interest.
            Old Stock Rights

CLAIMS AGAINST AND INTERESTS IN CRICKET

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
-           Administrative Claims      Paid in full in Cash by Reorganized Cricket on             100%
                                       the Effective Date or as soon as
                                       practicable thereafter (unless the Holder
                                       of a particular Claim and Cricket agree to
                                       some other treatment), or in accordance
                                       with the terms and conditions of
                                       transactions or agreements relating to
                                       obligations incurred in the ordinary
                                       course of business during the pendency of
                                       the Chapter 11 Case.

-           Priority Tax Claims        At the option of Reorganized Cricket either                100%
                                       (i) Reinstated, (ii) paid in full in Cash by
                                       Reorganized Cricket on the Effective Date or as
                                       soon as practicable thereafter, or (iii) paid
                                       over a six-year period from the date of
                                       assessment, as provided in Section 1129(a)(9)(C)
                                       of the Bankruptcy Code with interest payable at
                                       a rate of 8 1/4% per annum or as otherwise
                                       established by the Court.

            SECURED CLAIMS:

1A          Old Vendor Debt            Impaired; on the Effective Date or as soon as            30-37%
            Claims                     practicable thereafter, each Holder of an
                                       Allowed Old Vendor Debt Claim shall receive, on
                                       a Pro Rata basis, the Old Vendor Debt
                                       Distribution.

2A et       Other Secured              Unimpaired if paid in full in Cash or Reinstated           100%
seq.        Claims                     on the Effective Date or as soon as practicable
                                       thereafter; Impaired if Holder of Allowed
                                       Class 2A et seq. Claim receives alternative
                                       treatment.

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
                                       Each Holder of an Allowed Class 2A et seq. Claim
                                       shall, in the discretion of the Debtor with the
                                       consent of the Informal Vendor Debt Committee,
                                       receive any one or a combination of any of the
                                       following: (i) Cash in an amount equal to such
                                       Allowed Class 2A et seq. Claim; (ii) deferred
                                       Cash payments totaling at least the Allowed
                                       amount of such Allowed Class 2A et seq. Claim,
                                       of a value, as of the Effective Date, of at
                                       least the value of such Holder's interest in the
                                       Collateral securing the Allowed Class 2A et seq.
                                       Claim; (iii) the Collateral securing such
                                       Holder's Allowed Class 2A et seq. Claim; (iv)
                                       payments or Liens amounting to the indubitable
                                       equivalent of the value of such Holder's
                                       interest in the Collateral securing the Allowed
                                       Class 2A et seq. Claim; (v) Reinstatement of
                                       such Class 2A et seq. Claim; or (vi) such other
                                       treatment as the Debtor and such Holder shall
                                       have agreed upon in writing. The Debtor will
                                       make the foregoing election and provide notice
                                       of such election to the applicable Holder of an
                                       Allowed Class 2A et seq. Claim no later than 10
                                       days prior to the Voting Deadline.

            UNSECURED CLAIMS:

3           Priority Claims           Unimpaired; paid in full by Reorganized Cricket             100%
                                      on or before the later of (i) the Effective Date
                                      or as soon as practicable thereafter, (ii) the
                                      date such Claim becomes an Allowed Claim and
                                      (iii) the date that such Claim would be paid in
                                      accordance with the terms and conditions of any
                                      agreements or understandings relating thereto
                                      between Cricket and the Holder of such Claim.

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
4           General Unsecured          Impaired; each Holder of an Allowed Class 4                  0%
            Claims                     Claim shall receive on a Pro Rata basis its
                                       share of the Cricket General Unsecured Creditor
                                       Distribution.

5           Intercompany               Impaired; each Holder of an Allowed Class 5                  0%
            Claims                     Claim shall receive the Intercompany Release as
                                       of the Initial Distribution Date.

6           Old Common Stock of        Impaired; each Holder of an Allowed Class 6                  0%
            Cricket and Securities     Interest shall receive no Cash or property on
            Claims against Cricket     account of such Interest.

7           Old Stock Rights in        Impaired; each Holder of an Allowed Class 7                  0%
            Cricket and All Claims     Interest shall receive no Cash or property on
            Arising Out of Such        account of such Interest.
            Old Stock Rights

CLAIMS AGAINST AND INTERESTS IN LICENSE HOLDING COMPANIES (APPLICABLE TO EACH LICENSE HOLDING COMPANY)

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
-           Administrative             Paid in full in Cash by the applicable                     100%
            Claims                     Reorganized License Holding Company on
                                       the Effective Date or as soon as
                                       practicable thereafter (unless the Holder
                                       of a particular Claim and the applicable
                                       License Holding Company agree to some
                                       other treatment), or in accordance with
                                       the terms and conditions of transactions
                                       or agreements relating to obligations
                                       incurred in the ordinary course of
                                       business during the pendency of the
                                       Chapter 11 Cases.

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
-           Priority Tax Claims        Paid in full in Cash by the applicable                     100%
                                       Reorganized License Holding Company on the
                                       Effective Date or as soon as practicable
                                       thereafter.

            SECURED CLAIMS:

1A          Old Vendor Debt            Impaired; on the Effective Date or as soon as            30-37%
            Claim                      practicable thereafter, each Holder of an
                                       Allowed Old Vendor Debt Claim shall receive, on
                                       a Pro Rata basis, the Old Vendor Debt
                                       Distribution.

1B          FCC Claims                 On the Effective Date or as soon thereafter as             100%
                                       practicable, the Holder of the FCC Claims shall
                                       be Reinstated. The Holder of the FCC Claims
                                       will be deemed Unimpaired.

2A et       Other Secured              Unimpaired if paid in full in Cash or                      100%
seq.        Claims                     Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 2A et seq. Claim receives
                                       alternative treatment.  Each Holder of an
                                       Allowed Class 2A et seq. Claim shall, in the
                                       discretion of the Debtor with the consent of
                                       the Informal Vendor Debt Committee, receive any
                                       one or a combination of any of the following:
                                       (i) Cash in an amount equal to such Allowed
                                       Class 2A et seq. Claim; (ii) deferred Cash
                                       payments totaling at least the Allowed amount
                                       of such Allowed Class 2A et seq. Claim, of a
                                       value, as of the Effective Date, of at least
                                       the value of such Holder's interest in the
                                       Collateral securing the Allowed Class 2A et
                                       seq. Claim; (iii) the Collateral securing such
                                       Holder's Allowed Class 2A et seq. Claim;
                                       (iv) payments or Liens amounting to the
                                       indubitable equivalent of the value of such
                                       Holder's interest in the Collateral securing
                                       the Allowed Class 2A et seq. Claim;
                                       (v) Reinstatement of such

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
                                       Class 2A et seq. Claim; or (vi) such other
                                       treatment as the Debtor and such Holder shall
                                       have agreed upon in writing. The Debtor will
                                       make the foregoing election and provide notice
                                       of such election to the applicable Holder of an
                                       Allowed Class 2A et seq. Claim no later than 14
                                       days prior to the Voting Deadline. To the extent
                                       the Debtor elects clause (i), (ii), (iv), (v) or
                                       (vi) above, any liability associated with such
                                       treatment shall be satisfied with funds from
                                       Cricket.

            UNSECURED CLAIMS:

3           Priority Claims            Unimpaired; paid in full by the applicable                 100%
                                       Reorganized License Holding Company on or
                                       before the later of (i) the Effective Date or
                                       as soon as practicable thereafter, (ii) the
                                       date such Claim becomes an Allowed Claim and
                                       (iii) the date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between the applicable License Holding Company
                                       and the Holder of such Claim.

4           General Unsecured          Impaired; each Holder of an Allowed Class 4                  0%
            Claims                     Claim to receive no Cash or property on
                                       account of such Claims.

5           Intercompany               Impaired; each Holder of an Allowed Class 5                  0%
            Claims                     Claim to receive the Intercompany Release
                                       as of the Initial Distribution Date.

6           Old License Holding        Impaired; each Holder of an Allowed Class 6                  0%
            Company Common Stock       Interest shall retain no Cash or property on
            and Securities Claims      account of such Interest.
            Against License
            Holding Company

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
7           Old Stock Rights in        Impaired; each Holder of an Allowed Class 7                  0%
            License Holding Company    Interest shall receive no Cash or property on
            and All Claims Arising     account of such Interest.
            Out of Such Old Stock
            Rights

CLAIMS AGAINST AND INTERESTS IN PROPERTY HOLDING COMPANIES (APPLICABLE TO EACH PROPERTY HOLDING COMPANY)

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
-           Administrative             Paid in full in Cash by the applicable                     100%
            Claims                     Reorganized Property Holding Company on
                                       the Effective Date or as soon as
                                       practicable thereafter (unless the Holder
                                       of a particular Claim and the applicable
                                       Property Holding Company agree to some
                                       other treatment), or in accordance with
                                       the terms and conditions of transactions
                                       or agreements relating to obligations
                                       incurred in the ordinary course of
                                       business during the pendency of the
                                       Chapter 11 Cases.

-           Priority Tax Claims        Paid in full in Cash by the applicable                     100%
                                       Reorganized Property Holding Company on the
                                       Effective Date or as soon as practicable
                                       thereafter.

            SECURED CLAIMS:

1A          Old Vendor Debt            Impaired; on the Effective Date or as soon as            30-37%
            Claims                     practicable thereafter, each Holder of an
                                       Allowed Old Vendor Debt Claim shall receive, on
                                       a Pro Rata basis, the Old Vendor Debt
                                       Distribution.

2A et       Other Secured              Unimpaired if paid in full in Cash or                      100%
seq.        Claims                     Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 2A et seq. Claim receives
                                       alternative treatment. Each Holder of an
                                       Allowed Class 2A et

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
                                       seq. Claim shall, in the discretion of the
                                       Debtor with the consent of the Informal Vendor
                                       Debt Committee, receive any one or a combination
                                       of any of the following: (i) Cash in an amount
                                       equal to such Allowed Class 2A et seq. Claim;
                                       (ii) deferred Cash payments totaling at least
                                       the Allowed amount of such Allowed Class 2A et
                                       seq. Claim, of a value, as of the Effective
                                       Date, of at least the value of such Holder's
                                       interest in the Collateral securing the Allowed
                                       Class 2A et seq. Claim; (iii) the Collateral
                                       securing such Holder's Allowed Class 2A et seq.
                                       Claim; (iv) payments or Liens amounting to the
                                       indubitable equivalent of the value of such
                                       Holder's interest in the Collateral securing the
                                       Allowed Class 2A et seq. Claim; (v)
                                       Reinstatement of such Class 2A et seq. Claim; or
                                       (vi) such other treatment as the Debtor and such
                                       Holder shall have agreed upon in writing. The
                                       Debtor will make the foregoing election and
                                       provide notice of such election to the
                                       applicable Holder of an Allowed Class 2A et seq.
                                       Claim no later than 14 days prior to the Voting
                                       Deadline.

            UNSECURED CLAIMS:

3           Priority Claims            Unimpaired; paid in full by the applicable                 100%
                                       Reorganized Property Holding Company on or
                                       before the later of (i) the Effective Date or
                                       as soon as practicable thereafter, (ii) the
                                       date such Claim becomes an Allowed Claim and
                                       (iii) the date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between the applicable Property Holding Company
                                       and the Holder of such Claim.

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
4           General Unsecured          Impaired; each Holder of an Allowed Class 4                  0%
            Claims                     Claim to receive no Cash or property on
                                       account of such Claim.

5           Intercompany Claims        Impaired; each Holder of an Allowed Class 5                  0%
                                       Claim to receive the Intercompany Release
                                       as of the Initial Distribution Date.

6           Old Property Holding       Impaired; each Holder of an Allowed Class 6                  0%
            Company Common Stock       Interest shall receive no Cash or property on
            and Securities Claims      account of such Interest.
            Against Property
            Holding Company

7           Old Stock Rights in        Impaired; each Holder of an Allowed Class 7                  0%
            Property Holding Company   Interest shall receive no Cash or property on
            and All Claims Arising     account of such Interest.
            Out of Such Old Stock
            Rights

CLAIMS AGAINST AND INTERESTS IN OTHER SUBSIDIARIES (APPLICABLE TO
EACH OTHER SUBSIDIARY)

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
-           Administrative             Paid in full in Cash by the applicable                     100%
            Claims                     Reorganized Other Subsidiary on the
                                       Effective Date or as soon as practicable
                                       thereafter (unless the Holder of a
                                       particular Claim and the applicable Other
                                       Subsidiary agree to some other
                                       treatment), or in accordance with the
                                       terms and conditions of transactions or
                                       agreements relating to obligations
                                       incurred in the ordinary course of
                                       business during the pendency of the
                                       Chapter 11 Cases.

-           Priority Tax Claims        Paid in full in Cash by the applicable                     100%
                                       Reorganized Other Subsidiary on the Effective
                                       Date or as soon as practicable thereafter.

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
            SECURED CLAIMS:

1A et       Other Secured              Unimpaired if paid in full in Cash or                      100%
seq.        Claims                     Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 1A et seq. Claim receives
                                       alternative treatment.  Each Holder of an
                                       Allowed Class 1A et seq. Claim shall, in the
                                       discretion of the Debtor with the consent of
                                       the Informal Vendor Debt Committee, receive any
                                       one or a combination of any of the following:
                                       (i) Cash in an amount equal to such Allowed
                                       Class 1A et seq. Claim; (ii) deferred Cash
                                       payments totaling at least the Allowed amount
                                       of such Allowed Class 1A et seq. Claim, of a
                                       value, as of the Effective Date, of at least
                                       the value of such Holder's interest in the
                                       Collateral securing the Allowed Class 1A et
                                       seq. Claim; (iii) the Collateral securing such
                                       Holder's Allowed Class 1A et seq. Claim;
                                       (iv) payments or Liens amounting to the
                                       indubitable equivalent of the value of such
                                       Holder's interest in the Collateral securing
                                       the Allowed Class 1A et seq. Claim;
                                       (v) Reinstatement of such Class 1A et seq.
                                       Claim; or (vi) such other treatment as the
                                       Debtor and such Holder shall have agreed upon
                                       in writing.  The Debtor will make the foregoing
                                       election and provide notice of such election to
                                       the applicable Holder of an Allowed Class 1A et
                                       seq. Claim no later than 14 days prior to the
                                       Voting Deadline.  To the extent the Debtor
                                       elects clause (i), (ii), (iv), (v) or (vi)
                                       above, any liability associated with such
                                       treatment shall be satisfied with funds from
                                       Cricket.

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                          TREATMENT                             RECOVERY
-----         -----------------                          ---------                             --------
            UNSECURED CLAIMS:

2           Priority Claims            Unimpaired; paid in full by the applicable                 100%
                                       Reorganized Other Subsidiary on or before the
                                       later of (i) the Effective Date or as soon as
                                       practicable thereafter, (ii) the date such
                                       Claim becomes an Allowed Claim and (iii) the
                                       date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between the applicable Other Subsidiary and the
                                       Holder of such Claim.

3           General Unsecured          Impaired; each Holder of an Allowed Class 3                  0%
            Claims                     Claim to receive no Cash or property on
                                       account of such Claims.

4           Intercompany               Impaired; each Holder of an Allowed Class 4                  0%
            Claims                     Claim to receive the Intercompany Release
                                       as of the Initial Distribution Date.

5           Old Other Subsidiary       Impaired; each Holder of an Allowed Class 5                  0%
            Common Stock and           Interest shall receive no Cash or property on
            Securities Claims          account of such Interest.
            Against Other
            Subsidiary

6           Old Stock Rights in        Impaired; each Holder of an Allowed Class 6                  0%
            Other Subsidiary and       Interest shall receive no Cash or property on
            All Claims Arising         account of such Interest.
            Out of Such Old
            Stock Rights

GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

SECTION 3.01 UNCLASSIFIED CLAIMS (APPLICABLE TO ALL DEBTORS)

                  (a)      Administrative Claims.

                                    (i)      General.

                  Subject to (x) the bar date provisions herein and (y) additional requirements for professionals and certain other entities set forth below, each of the Reorganized Debtors, as applicable, shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the Allowed amount of such Administrative Claim on the Effective Date or as soon as practicable thereafter, unless the Holder agrees or shall have agreed to other treatment of such Claim. Payment on an Administrative Claim which arose in the ordinary course of each Debtor's business will not be made until such payment would have become due in the ordinary course of each Debtor's business or under the terms of the Claim in the absence of the Chapter 11 Cases.

                                    (ii)     Payment Of Statutory Fees.

                  On or before the Effective Date, all fees payable pursuant to 28 U.S.C. Section 1930 shall be paid in Cash equal to the amount of such Administrative Claim. The Debtors will pay quarterly fees to the U.S. Trustee until entry of a final decree. In addition, the Debtors will file post-Confirmation quarterly reports in conformance with the U.S. Trustee Guidelines. The U.S. Trustee shall not be required to File a request for payment of its quarterly fees, which will be deemed Administrative Claims against the Debtors and their Estates.

                                    (iii)    Bar Date For Administrative Claims.

                           1)       General Provisions.

                  Except for Administrative Claims of professionals requesting compensation or reimbursement of expenses, which are addressed in Section 3.01(a)(iii)(2) below, and except as otherwise provided below, for (i) non-tax liabilities incurred in the ordinary course of business by each Debtor in Possession and (ii) Postpetition Tax Claims, requests for payment of Administrative Claims must be Filed and served on counsel for each of the Reorganized Debtors no later than (x) thirty (30) days after the Effective Date, or (y) such later date, if any, as the Court shall order upon application made prior to the end of such 30-day period. Holders of Administrative Claims (including, without limitation, the Holders of any Claims for federal, state or local taxes, but excluding claims of professionals requesting compensation or reimbursement of expenses) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against any of the Debtors or the Reorganized Debtors or any of their respective properties.

                           2)       Professionals.

                                    (A)      All professionals or other Persons
                                             requesting compensation or
                                             reimbursement of expenses pursuant
                                             to any of sections 327, 328, 330,
                                             331, 503(b) and 1103 of the
                                             Bankruptcy Code for services
                                             rendered on or before the Effective
                                             Date (including, inter alia, any
                                             compensation requested by any
                                             professional or any other Person
                                             for making a substantial
                                             contribution in the Bankruptcy
                                             Cases) shall File and serve on each
                                             of the Reorganized Debtors, the
                                             Informal Vendor Debt Committee and
                                             the Official Committee (or, if the
                                             Official

                                             Committee has disbanded, the Leap
                                             Creditor Trust Trustee) an
                                             application for final allowance of
                                             compensation and reimbursement of
                                             expenses no later than (i) sixty
                                             (60) days after the Effective Date,
                                             or (ii) such later date as the
                                             Court shall order upon application
                                             made prior to the end of such
                                             60-day period. All compensation and
                                             reimbursement of expenses for
                                             professionals incurred by or on
                                             behalf of Leap shall be paid for by
                                             Leap. All compensation and
                                             reimbursement of expenses for
                                             professionals incurred by or on
                                             behalf of Debtors other than Leap
                                             shall be paid for by Cricket.

                                    (B)      Objections to applications of
                                             professionals or other Persons for
                                             compensation or reimbursement of
                                             expenses must be Filed and served
                                             on the Reorganized Debtors, counsel
                                             for the Reorganized Debtors, the
                                             Informal Vendor Debt Committee, the
                                             Official Committee (or, if the
                                             Official Committee has disbanded,
                                             the Leap Creditor Trust Trustee)
                                             and the professionals to whose
                                             application the objections are
                                             addressed on or before (i) sixty
                                             (60) days after such application is
                                             Filed and served or (ii) such later
                                             date as the Court shall order upon
                                             application made prior to the end
                                             of such 60-day period or upon
                                             agreement between the Reorganized
                                             Debtors and the affected
                                             professional.

                                    (C)      On or prior to the Confirmation
                                             Date, each professional seeking
                                             compensation or reimbursement under
                                             section 327, 328, 330, 331, 503(b),
                                             or 1103 of the Bankruptcy Code
                                             shall provide the Reorganized
                                             Debtors, the Informal Vendor Debt
                                             Committee and the Official
                                             Committee with a non-binding,
                                             written estimate of the amount of
                                             its requested compensation and
                                             reimbursement through the Effective
                                             Date. On the Effective Date,
                                             Reorganized Cricket shall establish
                                             a reserve for professionals
                                             providing services to Debtors other
                                             than Leap (the "Professional Claims
                                             Reserve") in an amount equal to the
                                             aggregate amount of such estimated
                                             compensation or reimbursements,
                                             unless otherwise previously paid by
                                             the Debtors. The funds in the
                                             Professional Claims Reserve shall
                                             be used solely for the payment of
                                             Allowed professional fee claims for
                                             professionals providing services to
                                             Debtors other than Leap. If an
                                             applicable professional fails to
                                             submit an estimate
                                             of its fees in accordance with this
                                             section, the Reorganized Debtors
                                             shall not pay such professional's
                                             Allowed professional fee claim from
                                             the Professional Claims Reserve but
                                             rather shall pay such claim from
                                             any other source available to such
                                             Reorganized Debtors. The foregoing
                                             notwithstanding, if an applicable
                                             professional submits a non-binding,
                                             written estimate of his or her fees
                                             and reimbursable expenses in
                                             accordance with this section, under
                                             no circumstances shall such
                                             submission be construed to limit
                                             the source of such professional's
                                             compensation and reimbursement
                                             solely to the funds set aside in
                                             the Professional Claims Reserve,
                                             nor shall such submission be
                                             construed as a maximum or cap on
                                             the amount of compensation and
                                             expense reimbursement ultimately
                                             payable to such professional.

                                    (D)      Any professional fees and
                                             reimbursements or expenses incurred
                                             by the Reorganized Debtors
                                             subsequent to the Effective Date
                                             may be paid by the Reorganized
                                             Debtors without application to or
                                             Order of the Court. The costs of
                                             the Leap Creditor Trust, including
                                             without limitation, the fees and
                                             expenses of the Leap Creditor Trust
                                             Trustee and any professionals
                                             retained by the Leap Creditor Trust
                                             Trustee, shall be borne entirely by
                                             the Leap Creditor Trust.

                                    (iv)     Reserve for Leap Administrative and
                                             Priority Claims.

                  In connection with the Leap General Unsecured Claim Cash Distribution, prior to the Initial Distribution Date, Leap shall establish an appropriate reserve in an amount to be agreed upon by Leap and the Official Committee, to satisfy Allowed Administrative Claims against Leap through and including the Effective Date (including Claims for compensation and reimbursement of expenses by professionals providing services to Leap) and Allowed Priority Claims against Leap. If and to the extent that such reserves are insufficient to satisfy all such Allowed Administrative Claims against Leap and Allowed Priority Claims against Leap, such Claims shall be satisfied by assets transferred or transferable to the Leap Creditor Trust that have not then been distributed to holders of beneficial interests in the Leap Creditor Trust. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims against Leap and the resolution of all Disputed Administrative Claims and Disputed Priority Claims against Leap, any remaining Cash held in the reserve of Reorganized Leap will be distributed to the Leap Creditor Trust. Under no circumstances shall Reorganized Leap, Cricket or any other Debtor or Reorganized Debtor be liable in any way for any Claims against Leap, including such Allowed Administrative Claims and Allowed Priority Claims.

                                    (v)      Reserve for Cricket Companies'
                                             Administrative and Priority Claims.

                  Prior to the Confirmation Date, Cricket shall establish an appropriate reserve in an amount to be agreed upon by Cricket and the Informal Vendor Debt Committee, to satisfy Allowed Administrative Claims against Cricket and the other Cricket companies through and including the Effective Date (including Claims for compensation and reimbursement of expenses by professionals providing services) and Allowed Priority Claims against Cricket and the other Cricket companies. If and to the extent that such reserves are insufficient to satisfy all such Allowed Administrative Claims and Allowed Priority Claims, such Claims shall be satisfied by other assets of Cricket. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims and the resolution of all Disputed Administrative Claims and Disputed Priority Claims, any remaining Cash held in the reserve of Reorganized Cricket will become available to Reorganized Cricket for use in its discretion. Under no circumstances shall Leap or the Leap Creditor Trust be liable in any way for any Claims against non-Leap Debtors, including any such Allowed Administrative Claims and Allowed Priority Claims. Nothing contained herein shall diminish the reserve established for cure amounts set forth in Section 4.01 hereof.

                                    (vi)     Reserve for Disputed Old Vendor
                                             Debt Claims.

                  Prior to the Effective Date, Cricket shall establish a reserve in respect of each Disputed Old Vendor Debt Claim, by holding back that portion of the Old Vendor Debt Distribution that would be distributed in respect of each such Disputed Old Vendor Debt Claim as if such Claim was an Allowed Claim on the Effective Date, until such Disputed Claim is resolved. If the resolution of a Disputed Old Vendor Debt Claim results in such Claim becoming an Allowed Old Vendor Debt Claim, that portion of the Old Vendor Debt Distribution held back in respect of such Claim shall be Distributed (to the extent of the Allowed portion of such Old Vendor Debt Claim) to the Holder thereof as promptly as practicable. Following the Effective Date, after the resolution of all such Disputed Old Vendor Debt Claims, any remaining Reorganized Leap Common Stock or New Senior Notes held in the reserve of Reorganized Cricket shall be distributed to the Holders of Allowed Old Vendor Debt Claims on a Pro Rata basis.

                           3)       Ordinary Course Liabilities.

                  Holders of Administrative Claims based on liabilities incurred post-petition in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized Debtors, as appropriate, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the Holders of such Claims.

                           4)       Tax Claims.

                  All requests for payment of Postpetition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date; and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Postpetition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Postpetition Tax Claim against any of the Debtors or Reorganized Debtors, or any of their respective properties, whether any such Postpetition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date. The Debtors are paying all Postpetition Tax Claims as they come due; however, certain taxing authorities conduct audits which may result in a postpetition tax liability of which the Debtors are currently unaware.

                  The administrative expense claim filed by the Internal Revenue Service against Cricket in the amount of $240,619.20 (the "IRS Claim") shall be allowed as an administrative expense claim under 11 U.S.C. Section 503(b) and paid on the later of the Effective Date of the Plan or the date such claim is due in the ordinary course of business unless the Debtors object to the IRS Claim within 30 days from entry of the Confirmation Order; provided that to the extent the IRS Claim falls under Section 507(a)(8), the Debtors reserve their rights to treat the claim accordingly.

                  (b)      Treatment Of Priority Tax Claims.

                  Except as otherwise agreed to by the Reorganized Debtors and the applicable taxing agency, the Reorganized Debtors, as appropriate, shall pay to each Holder of an Allowed Priority Tax Claim deferred Cash payments, over a period not exceeding six years from the date of assessment of such Claim, in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, plus interest from the Effective Date on the unpaid portion of such Allowed Priority Tax Claim (without penalty of any kind) at the rate prescribed below. Payment of the amount of each such Allowed Priority Tax Claim shall be made in equal semiannual installments payable on June 1 and December 1, with the first installment due on June 1 or December 1 after the latest of: (a) the Effective Date, (b) 30 days after the date on which an Order allowing such Priority Tax Claim becomes a Final Order, and (c) such other time or times as may be agreed to by the Holder of such Claim and the applicable Reorganized Debtor. Each installment shall include interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the rate of 8 1/4% per annum or as otherwise established by the Court; provided, however, that the Reorganized Debtors, as appropriate, shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty of any kind.

SECTION 3.02 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN LEAP

                  Leap Class 1A - GLH Claim. The Holder of the Class 1A GLH Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Secured Claim, be treated pursuant to the terms and conditions of the GLH Stipulation. Pursuant to the GLH Stipulation, the Holder of the Allowed Secured Claim in Class 1A shall be deemed to have voted to accept the Plan.

                  Leap Class 1B - 12 1/2% Senior Secured Claim. On the Initial Distribution Date, or as soon as practicable thereafter, each Holder of a Class 1B 12 1/2% Senior Secured Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, on a Pro Rata basis, the 12 1/2% Senior Secured Claim Distribution (approximately $200,00 in the aggregate). In addition, by order entered by the Court on April 18, 2003, each

Holder of a Class 1B 12 1/2% Senior Secured Claim, received, on a Pro Rata basis, the Cash in the Senior Notes Pledged Account reflecting the amount of interest owing as of April 15, 2003. Leap Class 1B is Unimpaired and shall be deemed to have voted to accept the Plan.

                  Leap Class 1C - Old Vendor Debt Claim. The Holders of Old Vendor Debt have secured claims against Leap and its Estate because Leap pledged the stock of substantially all of the License Holding Companies owned by Leap as security for the Old Vendor Debt. On the Initial Distribution Date, each Holder of a Class 1C Old Vendor Debt Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for its Claim against Leap and its Estate, receive, the benefit of the Intercompany Releases, and on the Effective Date or as soon as practicable thereafter, on a Pro Rata basis, the Old Vendor Debt Distribution. Leap Class 1C is Impaired and shall be entitled to vote to accept or reject the Plan.

                  Leap Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against Leap. Leap currently believes that, as of the Petition Date, Wells Fargo Bank, N.A., Travelers Casualty & Surety Co. of America and GE Capital Financial held certificates of deposit or money market funds to secure obligations under letters of credit, surety bonds and employee credit cards, respectively. Leap expects that the claims of the foregoing Class 2A, 2B and 2C members shall be Reinstated. Leap Class 2A, 2B and 2C Claims are Unimpaired and shall be deemed to have voted to accept the Plan.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2D, CLASS 2E, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline. To the extent the Debtor elects clause (i),
(ii), (iv), (v) or (vi) above, any liability associated with such treatment shall be satisfied with funds from Cricket.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  Leap Class 3 - Priority Claims. The Plan provides that unless otherwise agreed to by Leap and the applicable Holder of a Claim, each Holder of an Allowed Claim in Class 3 will be paid the Allowed Amount of such Claim in full in Cash by Leap on or before the later of (i) the Effective Date or as soon as practicable thereafter,
(ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between Leap and the Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  Leap Class 4 - General Unsecured Claims. On the Initial Distribution Date, each Holder of an Allowed Class 4 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim (except as otherwise provided in the Plan), receive a Pro Rata distribution of beneficial interests in the Leap Creditor Trust and the Leap Creditor Trust shall receive the Leap General Unsecured Claim Cash Distribution. On the Effective Date, Reorganized Leap shall transfer to the Leap Creditor Trust the Leap General Unsecured Claim Equity Distribution (for Distribution to the Holders) and the Leap Creditor Trust Assets. After the satisfaction of all Allowed Administrative Claims and Priority Claims against Leap, any remaining Cash held in reserve by Reorganized Leap will be distributed to the Leap Creditor Trust. If any Leap Creditor Trust Assets are converted to Cash on or after the Initial Distribution Date but prior to the Effective Date, the Cash proceeds shall be transferred to the Leap Creditor Trust as soon as practicable upon such monetization, notwithstanding the fact that the Effective Date has not occurred. Class 4 is Impaired and therefore entitled to vote to accept or reject the Plan.

                  Leap Class 4A - Subordinated General Unsecured Claims. To the extent the Court enters an Order subordinating a Class 4 Claim against Leap, that claim will be placed in Class 4A. If any such claims are subordinated, all Allowed Class 4 Claims against Leap would have to be paid in full prior to any payments to satisfy the Allowed Class 4A Claims. Because Allowed Class 4 Claims against Leap will not be paid in full under the Plan, each Holder of an Allowed Class 4A Claim shall not receive any property or Cash under the Plan on account of such Claims. Class 4A is Impaired under the Plan and deemed to have voted to reject the Plan.

                  Leap Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release on account of such Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  Leap Class 6 - Old Leap Common Stock and Securities Claims Against Leap. Each Holder of an Allowed Class 6 Interest shall not receive or retain any property or Cash under the Plan on account of such Interest. Class 6 is Impaired under the Plan and deemed to have voted to reject the Plan.

                  Leap Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Each Holder of an Allowed Class 7 Interest shall not receive or retain any property or Cash under the Plan on account of such Interest. Class 7 is Impaired under the Plan and deemed to have voted to reject the Plan.

SECTION 3.03 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN CCH

                  CCH Class 1A - Old Vendor Debt Claim. On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 1A Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive a Pro Rata share of the Old Vendor Debt Distribution. Class 1A is Impaired and entitled to vote to accept or reject the Plan.

                  CCH Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against CCH. CCH currently does not believe any such Holders exist.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2B, CLASS 2C, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline. To the extent the Debtor elects clause (i),
(ii), (iv), (v) or (vi) above, any liability associated with such treatment shall be satisfied with funds from Cricket.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  CCH Class 3 - Priority Claims. Unless otherwise agreed to by CCH and the applicable Holder of a Claim, each Holder of an Allowed Claim in Class 3 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by Reorganized CCH on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between CCH and the Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  CCH Class 4 - General Unsecured Claims. Holders of Allowed Class 4 Claims shall not receive any property or Cash on account of such Claims. Class 4 is Impaired under the Plan and deemed to have voted to reject the Plan.

                  CCH Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release on account of such Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  CCH Class 6 - Old Common Stock of CCH and Securities Claims. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan.

                  CCH Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Each Holder of an Allowed Class 7 Interest shall not receive or retain any property or Cash under the Plan on account of such Interest. Class 7 is Impaired under the Plan and deemed to have voted to reject the Plan. CCH currently does not believe any such Holders exist.

SECTION 3.04 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN CRICKET

                  Cricket Class 1A - Old Vendor Debt Claim. On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 1A Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive from Cricket a Pro Rata share of the Old Vendor Debt Distribution. Class 1A is Impaired and entitled to vote to accept or reject the Plan.

                  Cricket Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against Cricket. Cricket believes that, as of the Petition Date, Wells Fargo Bank, N.A. and Wells Fargo Merchant Services LLC, and Travelers Casualty and Surety Co. of America, held security interests in money market funds to secure obligations under credit card programs and surety bonds, respectively. Cricket intends to Reinstate these Class 2A and 2B Claims. Cricket Class 2A and 2B Claims are Unimpaired and shall be deemed to have voted to accept the Plan.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2C, CLASS 2D, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the

Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  Cricket Class 3 - Priority Claims. Unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 3 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by Reorganized Cricket on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between Cricket and the Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  Cricket Class 4 - General Unsecured Claims. Holders of Allowed Class 4 Claims shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive, on a Pro Rata basis, the Cricket General Unsecured Creditor Distribution on account of such Claims. The Debtors believe that there will be de minimus or no value distributed to Holders of Allowed Class 4 Claims under the Cricket General Unsecured Creditor Distribution. Class 4 is Impaired and therefore entitled to vote to accept or reject the Plan.

                  Cricket Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release on account of such Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  Cricket Class 6 - Old Common Stock of Cricket and Securities Claims. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan.

                  Cricket Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Holders of Allowed Class 7 Interests shall not receive any property or Cash on account of such Interests. Class 7 is Impaired and deemed to have voted to reject the Plan. Cricket does not believe any such Holders exist.

SECTION 3.05 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN LICENSE
             HOLDING COMPANIES (APPLICABLE TO EACH LICENSE HOLDING COMPANY)

                  License Holding Company Class 1A - Old Vendor Debt Claim. On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 1A Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive a Pro Rata share of the Old Vendor Debt Distribution. Class 1A is Impaired and entitled to vote to accept or reject the Plan.

                  License Holding Company Class 1B - FCC Claims. On the Effective Date or as soon as practicable thereafter, the Holder of the FCC Claims shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be Reinstated. The Holder of the FCC Claims will be deemed Unimpaired and to have voted to accept the Plan.

                  License Holding Company Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against a License Holding Company. The License Holding Companies currently do not believe any such Holders exist.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2B, CLASS 2C, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline. To the extent the Debtor elects clause (i),
(ii), (iv), (v) or (vi) above, any liability associated with such treatment shall be satisfied with funds from Cricket.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  License Holding Company Class 3 - Priority Claims. Unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 3 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by the applicable Reorganized License Holding Company on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the applicable License Holding Company and the Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  License Holding Company Class 4 - General Unsecured Claims. Holders of Allowed Class 4 Claims shall not receive any property or Cash on account of such Claims. Class 4 is Impaired and deemed to have voted to reject the Plan.

                  License Holding Company Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release under the Plan on account of such

Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  License Holding Company Class 6 - Old Common Stock of License Holding Company and Securities Claims. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan.

                  License Holding Company Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Holders of Allowed Class 7 Interests shall not receive any property or Cash on account of such Interests. Class 7 is Impaired and deemed to have voted to reject the Plan. The License Holding Companies do not believe any such Holders exist.

SECTION 3.06 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN PROPERTY
             HOLDING COMPANIES (APPLICABLE TO EACH PROPERTY HOLDING COMPANY)

                  Property Holding Company Class 1A - Vendor Debt Claim. On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 1A Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive a Pro Rata share of the Old Vendor Debt Distribution. Class 1A is Impaired and entitled to vote to accept or reject the Plan.

                  Property Holding Company Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against a Property Holding Company. The Property Holding Companies currently do not believe any such Holders exist.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2B, CLASS 2C, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the

Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  Property Holding Company Class 3 - Priority Claims. Unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 3 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by the applicable Reorganized Property Holding Company on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the applicable Property Holding Company and the Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  Property Holding Company Class 4 - General Unsecured Claims. Holders of Allowed Class 4 Claims shall not receive any property or Cash on account of such Claims. Class 4 is Impaired and deemed to have voted to reject the Plan.

                  Property Holding Company Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release under the Plan on account of such Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  Property Holding Company Class 6 - Old Common Stock of Property Holding Company and Securities Claims. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan.

                  Property Holding Company Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Holders of Allowed Class 7 Interests shall not receive any property or Cash on account of such Interests. Class 7 is Impaired and deemed to have voted to reject the Plan. The Property Holding Companies do not believe any such Holders exist.

SECTION 3.07 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN OTHER
             SUBSIDIARIES (APPLICABLE TO EACH OTHER SUBSIDIARY)

                  Other Subsidiary Class 1A et seq. - Other Secured Claims. Class 1A et seq. consists of all other Secured Claims against an Other Subsidiary. The Other Subsidiaries currently do not believe any such Holders exist.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 1B, CLASS 1C, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 1A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such

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Allowed Class 1A et seq. Claim; (ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 1A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 1A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 1A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 1A et seq. Claim; (v) Reinstatement of such Class 1A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 1A et seq. Claim no later than 14 days prior to the Voting Deadline. To the extent the Debtor elects clause (i), (ii), (iv), (v) or (vi) above, any liability associated with such treatment shall be satisfied with funds from Cricket.

                  Allowed Claims in Class 1A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 1A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 1A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  Other Subsidiary Class 2 - Priority Claims. Unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 2 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by the applicable Reorganized Other Subsidiary on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the applicable Other Subsidiary and the Holder of such Claim. Allowed Claims in Class 2 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 2 will be deemed to have accepted the Plan.

                  Other Subsidiary Class 3 - General Unsecured Claims. Holders of Allowed Class 3 Claims shall not receive any property or Cash on account of such Claims. Class 3 is Impaired and deemed to have voted to reject the Plan.

                  Other Subsidiary Class 4 - Intercompany Claim. Each Holder of an Allowed Class 4 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release under the Plan on account of such Claim as of the Initial Distribution Date. Class 4 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  Other Subsidiary Class 5 - Old Common Stock of Other Subsidiary and Securities Claims. Holders of Allowed Class 5 Interests shall not receive any property or Cash on account of such Interests. Class 5 is Impaired and deemed to have voted to reject the Plan.

                  Other Subsidiary Class 6 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan. The Other Subsidiaries do not believe any such Holders exist.

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SECTION 3.08 TREATMENT OF LUCENT'S CLAIMS

                  Notwithstanding anything to the contrary in this Article III or elsewhere in the Plan, the treatment of the Lucent Credit Agreement Claims (as such term is defined in the Lucent Settlement Agreement) shall be governed by the Lucent Settlement Agreement and the Plan, and the treatment of Lucent's Cure Claim and Other Claims (as such terms are defined in the Lucent Settlement Agreement), to the extent such Other Claims are not Lucent Credit Agreement Claims, shall be governed by the Settlement Agreement and the Lucent System Equipment Purchase Agreement, as amended by Amendment No. 5 to the System Equipment Purchase Agreement (together with the Lucent Settlement Agreement, collectively, the "Lucent Settlement Documents"). To the extent that any provision of the Lucent Settlement Documents is inconsistent with the Plan, the provisions of the Lucent Settlement Documents shall supersede such inconsistent provision of the Plan.

                  Neither the Debtors nor Cricket Performance 1 shall transfer to any other person or entity any of the claims released under the Lucent Settlement Documents. Also, as set forth in the Lucent Settlement Agreement, (i) each proof of claim filed by Lucent that is a Lucent Credit Agreement Claim (as such term is defined in the Lucent Settlement Agreement), to the extent that such claim is not duplicative of the dollar amount of the proof of claim filed by the current agent for the Vendor Debt Facilities, shall be an Allowed Claim against the estates of Leap Wireless International, Inc., Cricket Communications, Inc., Cricket Communications Holdings, Inc. and certain other Debtors (as such term is defined in the Lucent Settlement Agreement); (ii) the Debtors shall not object to the dollar amount of such Allowed Claims provided that such claims are not duplicative of the dollar amount of the proof(s) of claim filed by the current agent for the Vendor Debt Facilities; (iii) the Debtors shall treat each such Allowed Claim that is a Lucent Credit Agreement Claim in the identical way with other Old Vendor Debt under the Final Plan (as such term is defined in the Lucent Settlement Agreement); and (iv) the Cure Claim (as such term is defined in the Lucent Settlement Agreement) shall be an Allowed Claim, and the Debtors shall not object to the Cure Claim if the Settlement Amount (as such term is defined in the Lucent Settlement Agreement) is not paid in accordance with the terms of the Lucent Settlement Agreement.

                  Notwithstanding anything to the contrary in the Plan, each Lucent Credit Agreement Claim against Leap shall be deemed an Allowed Old Vendor Debt Claim on the Initial Distribution Date, to the extent that such claim is not duplicative of the dollar amount of the proof of claim filed by the current agent for the Vendor Debt Facilities, and shall be treated as such claim in accordance with the terms of the Plan. Nothing in the Lucent Settlement Agreement or the Plan shall be deemed to prejudice the rights of Leap or any of its estate representatives from challenging the validity or allowance of the Lucent Credit Agreement Claims that were filed against Leap in the event that the Initial Distribution Date has not occurred and will not ever occur; and nothing in the Plan shall be deemed to prejudice the right of any holder of the Lucent Credit Agreement Claims to seek a determination of the validity and allowance of such claims and to defend any challenge to such claims.

SECTION 3.09 TREATMENT OF NORTEL'S CLAIMS

                  Notwithstanding anything to the contrary in this Article III or elsewhere in the Plan, the treatment of Nortel's Claims shall be governed by the Plan, the Nortel Settlement

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

Agreement and the Amended and Restated System Equipment Purchase Agreement, by and between Nortel and Cricket and dated as of December 23, 2002 (as amended, the "Amended Nortel SEPA"). The Nortel Settlement Agreement and the Amended Nortel SEPA shall hereinafter be defined collectively as the "Nortel Settlement Documents." To the extent that any provision of the Nortel Settlement Documents is inconsistent with the Plan, the provision of the Nortel Settlement Documents shall supersede and shall be controlling as against such inconsistent provision of the Plan. Neither the Debtors nor Cricket Performance 2 shall transfer to any other person or entity any of the claims or Rights (as such term is defined in the Nortel Settlement Agreement) released under the Nortel Settlement Agreement. Effective as of the entry of the Settlement Order (as such term is defined in the Nortel Settlement Agreement), (i) Nortel shall hold certain Allowed Claims against the estates of various of the Debtors, including without limitation the Nortel Networks Secured Claim (as such term is defined in the Nortel Settlement Agreement), all as set forth in the Nortel Settlement Agreement, and (ii) the Debtors shall afford Nortel all of the other rights, benefits and protections afforded Nortel in the Nortel Settlement Documents, subject to the terms and conditions thereof.

                                   ARTICLE IV.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

SECTION 4.01 ASSUMPTION AND CURE

                  The Debtors are parties to thousands of executory contracts and non-residential real property leases. On or before 17 days prior to the Voting Deadline, the Debtors will File a schedule of such contracts and leases that they intend to assume or assign to another Debtor, along with proposed cure amounts that will be paid by the Reorganized Debtors (the "Assumption Schedule"). Within one business day following the Filing of the Assumption Schedule, the Debtors will serve the Assumption Schedule on the non-debtor parties to the contracts and leases set forth on the Assumption Schedule, the Official Committee and the Informal Vendor Debt Committee. Any party to a contract or lease who objects to the listed cure amounts must File and serve an objection on counsel no later than thirty (30) days after the Debtors File and serve the Assumption Schedule. Failure to File and serve a timely objection shall be deemed consent to the cure amounts listed on the Assumption Schedule. Any cure amounts shall be the responsibility of Reorganized Cricket.

                  Any monetary amount by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default, if any, will be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, at the option of the applicable Reorganized Debtor: (a) by payment of the default amount in Cash on the Effective Date or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. All such payments will be made by Reorganized Cricket. If there is a dispute regarding: (i) the amount of any cure payment; (ii) the ability of a Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or assigned; or
(iii) any other matter pertaining to assumption, the cure payments required by
Section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

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

                  If a Debtor (other than Cricket) assumes a contract or lease and the non-Debtor party to such contract or lease objects to such Debtor's ability to provide adequate assurance of future performance (or if the time period for a non-Debtor to object to the cure amount has not yet lapsed), the Debtor may assign the contract or lease to Cricket. In such a circumstance, Cricket may demonstrate Cricket's ability to provide adequate assurance of future performance.

                  The Confirmation Order will constitute an Order of the Court approving the assumptions described on the Assumption Schedule, pursuant to
Section 365 of the Bankruptcy Code, as of the Effective Date. Notwithstanding the foregoing, if, as of the date the Court enters the Confirmation Order, there is pending before the Court a dispute concerning the cure amount or adequate assurance for any particular contract or lease (or if the time period for a non-Debtor to object to the cure amount has not yet lapsed), the assumption of such contract or lease shall be effective as of the date the Bankruptcy Court enters an order resolving any such dispute and authorizing assumption by the applicable Debtor. Moreover, the assumption of the Lucent System Equipment Purchase Agreement is conditioned upon payment by Cricket of the applicable cure amount and Cricket demonstrating adequate assurance of future performance, and such other terms and conditions in the Lucent Settlement Agreement.

                  Notwithstanding the foregoing paragraphs or anything to the contrary elsewhere in the Plan, assumption of the Amended Nortel SEPA, including, without limitation, payment of the cure amount required to be made in connection therewith, shall be made in accordance with the terms of the Nortel Settlement Agreement.

                  Any executory contract or lease not listed on the Assumption Schedule or that is not the subject of a motion to assume that is pending on the Confirmation Date shall be deemed rejected as of the Confirmation Date. The Debtors reserve the right to amend the Assumption Schedule at or prior to the Confirmation Hearing. If the Debtors add a contract or lease to the Assumption Schedule or reduce the proposed cure amounts listed thereon after the Assumption
Schedule is originally Filed (as described above), the Debtor party to the applicable contract or lease shall serve the non-Debtor party to such contract or lease with notice (a) that the contract or lease has been added to the Assumption Schedule and (b) of the Debtor's proposed cure amount (the "Amended Assumption Schedule Notice"). The non-Debtor party shall have 30 days after service of the Amended Assumption Schedule Notice to File and serve an objection to the cure amount. To the extent the parties have a dispute with respect to the cure amount, the Debtors shall create a reserve for the full amount of the cure amount pending resolution of such dispute (either by stipulation or court order). The reserve described in the preceding sentence shall not be reduced by any other reserve established pursuant to the Plan.

                  In addition to the foregoing and without duplication, for so long as there is a dispute between the Debtors and BellSouth concerning the cure amount payable in connection with the assumption of executory contracts to which Bell South is a party, Cricket shall create a separate reserve for the full amount of the alleged cure amount pending resolution of such dispute (either by stipulation or court order).

                  If a Debtor assumes an executory contract with an agency or instrumentality of the United States of America, the assumption of such contract shall be subject to the prior consent of the applicable government agency or instrumentality that is a party to such contract.

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

SECTION 4.02 REJECTION AND DAMAGES

                  On or before 17 days prior to the Voting Deadline, the Debtors will File a schedule of executory contracts and non-residential real property leases that they intend to reject (the "Rejection Schedule"). Within one business day following the Filing of the Rejection Schedule, the Debtors will serve the Rejection Schedule on the non-debtor parties to the contracts and leases, the Official Committee and the Informal Vendor Debt Committee. The Rejection Schedule will indicate those contracts and leases that will be rejected as of the Confirmation Date, and which will be rejected on or before the Effective Date. The Debtors reserve the right to amend the Rejection Schedule at or prior to the Confirmation Hearing. All Claims for damages arising from the rejection of executory contracts or unexpired leases must be Filed with the Court within sixty (60) days from the entry of the Confirmation Order. Creditors who previously filed proofs of claim for rejection damages do not need to refile their proofs of claim. To the extent the Court enters an order rejecting an executory contract or unexpired lease after the date of the entry of the Confirmation Order (a "Post-Confirmation Rejection Order"), any claims for damages from the rejection of such contract or lease must be Filed (the "Claim Filing") within 60 days of the entry of the Post-Confirmation Rejection Order. Any Claims not Filed within such time will be forever barred from assertion against the Debtors, the Estates, the Reorganized Debtors and the Leap Creditor Trust, unless a stipulation has been entered into with respect to the rejection of such executory contract or unexpired lease by the applicable Debtor and non-Debtor party, with the approval of the Official Committee or the Leap Creditor Trust Trustee, as applicable, for executory contracts and unexpired leases to which Leap is a party or with the approval of the Informal Vendor Debt Committee for all other executory contracts and unexpired leases. Each of the Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as a General Unsecured Claim of the applicable Debtor that was party to such contract or lease. Leap (and following the formation of the Leap Creditor Trust, the Leap Creditor Trust Trustee) shall have 60 days from the later of the Confirmation Date and the date of the Claim Filing to File an objection to any claim for rejection damages asserted against Leap. Cricket, the License Holding Companies and the Property Holding Companies, as applicable, and, following the Effective Date the Reorganized Debtors, shall have 60 days from the later of the Confirmation Date and the date of the Claim Filing to File an objection to any claim for rejection damages.

                  Whether or not listed on the Rejection Schedule, any executory contract or lease not listed on the Assumption Schedule or that is not the subject of a motion to assume that is pending on the Confirmation Date shall be deemed rejected as of the Confirmation Date. The Confirmation Order shall constitute an Order of the Court approving such rejections described herein, pursuant to Section 365 of the Bankruptcy Code.

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

                                   ARTICLE V.

                               MEANS FOR EXECUTION

                         AND IMPLEMENTATION OF THE PLAN

SECTION 5.01 OVERVIEW OF PLAN IMPLEMENTATION

                  In sum, the Plan provides for a reorganization of the Debtors under Reorganized Leap. However, Reorganized Leap will not retain the Leap General Unsecured Claim Cash Distributions or the assets being transferred to the Leap Creditor Trust, or be subject to any claims against or Interests in Leap that are being discharged under the Plan. Except as otherwise set forth herein, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances or borrowings and the operations of the Reorganized Debtors. All cash necessary for the Leap Creditor Trust Trustee to make payments pursuant to the Plan will be obtained from Leap Creditor Trust Assets.

SECTION 5.02 DISTRIBUTIONS

                  On the Effective Date, (i) the Old License Holding Company Common Stock will be cancelled and each Reorganized License Holding Company will issue to Reorganized Leap 100% of the issued and outstanding shares of New License Holding Company Common Stock, (ii) the Old Other Subsidiary Common Stock will be cancelled and each Reorganized Other Subsidiary will issue to Reorganized Leap 100% of the issued and outstanding shares of New Other Subsidiary Common Stock, and (iii) the Old Property Holding Company Common Stock will be cancelled and each Reorganized Property Holding Company will issue to Reorganized Cricket 100% of the issued and outstanding shares of New Property Holding Company Common Stock.

                  Also on the Effective Date, (i) the Old Leap Common Stock will be cancelled, (ii) Reorganized Leap will issue and contribute 96.5% of the issued and outstanding shares of New Leap Common Stock to CCH, (iii) Reorganized Leap will contribute all of the New License Holding Company Common Stock to CCH, and (iv) CCH will contribute all of such New Leap Common Stock and New License Company Common Stock to Reorganized Cricket. Following such contributions, on the Effective Date, CCH will be merged with and into Cricket Communications, Inc. in a "tax-free" reorganization in compliance with Section 368(a)(1)(G) of the Internal Revenue Code, pursuant to which the Old CCH Common Stock will be converted into 100% of the issued and outstanding shares of New Cricket Common Stock. As a result, Reorganized Leap will own 100% of the issued and outstanding shares of Reorganized Cricket and each of the Reorganized Other Subsidiaries, and Reorganized Cricket will own 100% of the issued and outstanding shares of each of the Reorganized License Holding Companies, 100% of the issued and outstanding shares of each of the Reorganized Property Holding Companies and, temporarily until the distribution thereof to the Holders of Old Vendor Debt Claims, 96.5% of the New Leap Common Stock.

                  On the Effective Date, or as soon thereafter as practicable, the Holders of Old Vendor Debt Claims will receive from Cricket, on a Pro Rata basis, 96.5% of the issued and

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

outstanding shares of New Leap Common Stock and New Senior Notes aggregating $350 million in principal amount.

                  On the Initial Distribution Date, and notwithstanding the occurrence of the Effective Date: (a) Holders of Allowed Leap General Unsecured Claims, including the Holders of Old Leap Notes, will receive, on a Pro Rata basis, beneficial interests in the Leap Creditor Trust; (b) the Leap Creditor Trust will receive the Leap General Unsecured Claim Cash Distribution; and (c) Holders of Allowed 12 1/2% Senior Secured Claims will receive, on a Pro Rata basis, the 12 1/2% Senior Secured Claim Distribution (approximately $200,000).

                  In addition, on the later of the Effective Date and the Initial Distribution Date, Reorganized Leap will issue and transfer (as applicable) to the Leap Creditor Trust: (a) the Leap Creditor Trust Assets for subsequent sale and Distribution of the proceeds to the Leap General Unsecured Creditors; and (b) 3.5% of the issued and outstanding shares of New Leap Common Stock as of the Effective Date for Distribution to the Leap General Unsecured Creditors. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims against Leap and the resolution of all Disputed Administrative Claims and Disputed Priority Claims against Leap, any remaining Cash held in reserve by Reorganized Leap will be distributed to the Leap Creditor Trust. Notwithstanding anything set forth herein, if any Leap Creditor Trust Assets are converted to Cash on or after the Initial Distribution Date but prior to the Effective Date, the Cash proceeds shall be transferred to the Leap Creditor Trust as soon as practicable upon such monetization, notwithstanding the fact that the Effective Date has not occurred. In accordance with the negotiated settlement between the Leap Informal Noteholder Committee and the Informal Vendor Debt Committee leading to the Plan, all other assets of Leap that are not specifically defined as Leap Creditor Trust Assets in the Plan will not be transferred to the Leap Creditor Trust and will remain with Reorganized Leap, including for example only, office furniture, fixtures, equipment and supplies; Leap intellectual property, including the "Leap" trademark; retirement plan assets; and an inter-company payable from Cricket which is being released under the Plan.

                  Holders of Old Leap Common Stock will receive nothing on account of their Interests.

                  Subject to the provisions of the Plan, and except as otherwise provided herein, property to be distributed hereunder to each Unimpaired Class shall be distributed on the later of (i) the Effective Date and (ii) the date on which the distribution to a Holder of a Claim in such Class would have been due and payable in the ordinary course of business or under the terms of the Claim in the absence of the Chapter 11 Cases. Notwithstanding any other provision of the Plan, the Debtors, the Reorganized Debtors and the Leap Creditor Trust shall not be obligated to make any distribution with respect to any unclassified Claim, or any Allowed Claim, other than those in the hands of the Holders shown on the books and records of the Debtors as of the Confirmation Hearing unless otherwise identified on a Filed proof of claim.

                  Notwithstanding the foregoing, the Debtors reserve the right to merge, on or prior to the Effective Date with the consent of the Informal Vendor Debt Committee, (a) one or more License Holding Companies into another License Holding Company or into Cricket or Reorganized Cricket, and/or (b) one or more Property Holding Companies into another Property Holding Company or into Cricket or Reorganized Cricket.

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

SECTION 5.03 THE OFFICIAL COMMITTEE

                  On the Effective Date, the Official Committee shall be dissolved and the members of such committee shall be released and discharged from all further rights and duties arising from or related to the Chapter 11 Cases. The professionals retained by such committee and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date, except in connection with the preparation and prosecution of, and objections to, fee applications.

SECTION 5.04 VESTING OF ASSETS

                  Except as otherwise provided in any provision of the Plan, on the Effective Date, the Leap Creditor Trust Assets shall vest in the Leap Creditor Trust and all property of the other Estates will vest in the Reorganized Debtors, as applicable, free and clear of all Liens, Claims, encumbrances and Interests. From and after the Effective Date, each Reorganized Debtor may operate its business and use, acquire, and dispose of property and settle and compromise Claims or Interests arising post-Confirmation without supervision by the Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

SECTION 5.05 PRESERVATION OF CAUSES OF ACTION

                  Except in any contract, instrument, release or other agreement entered into in connection with the Plan or as otherwise provided in the Plan (and subject to the following paragraph), in accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor shall retain all Litigation Claims that each Debtor or the Estate may hold against any Person; provided, however, that Litigation Claims listed in Leap's Schedules, as well as any Eligible Leap Avoidance Actions and Eligible Leap Causes of Action, shall be transferred to the Leap Creditor Trust on the Effective Date. The Leap Creditor Trust Trustee shall have the rights prescribed in 11 U.S.C. 1123(b)(3)(B) to pursue or settle such Claims. In addition, the following causes of action and avoidance actions shall not be designated as "Materially Adverse Actions" and shall each be deemed Eligible Leap Avoidance Actions or Eligible Leap Causes of Action, as applicable: All of the Ongoing Litigation Matters listed on Exhibit "L" to the Disclosure Statement (with the exception of Cricket Communications v. City of Tucson, which shall remain with Reorganized Leap); the derivative action filed by Steven Zawalick in the Supreme Court of the State of New York, Case No. 03600591; the adversary proceeding filed by Leap (1) against MCG PCS, Inc. and Michael Gelfand to avoid and recover transfer pursuant to 11 U.S.C. Sections 547 and 550, and (2) against MCG PCS, Inc. to subordinate claim pursuant to 11 U.S.C. Section 510 (Adversary Proceeding No. 03-90284-LA); the adversary proceeding filed by Leap against Endesa, S.A., a Spanish Corporation, seeking recovery on a promissory note (Adversary Proceeding No. 03-90388-LA); and the adversary proceeding filed against the American Wireless Creditors to subordinate claim pursuant to 11 U.S.C. Section 510. During the period (if any) subsequent to the Initial Distribution Date and prior to the Effective Date, but subject to the negotiation and execution of a customary joint defense agreement among the Debtors, the Official Committee and the Leap Creditor Trust Trustee, the Debtors shall provide the Official Committee and the Leap Creditor Trust Trustee with all pleadings and relevant documentation in connection with Leap Litigation Claims and Eligible Leap Avoidance Actions, as well as periodic monthly updates as to progress of any litigation or formal or informal settlement offers in connection therewith. The Official Committee and the Leap Creditor Trust shall have the right to oversee and comment on such progress and any settlement proposals, and during such period, no Leap Litigation Claim or Eligible Leap Avoidance Actions will be settled before the Effective Date without the express written consent of the Official Committee. In addition, the Leap Creditor Trust Trustee and the Official Committee shall have standing to make a motion to the Court to settle or prosecute any such Litigation Claim or Eligible Leap Avoidance Action to the extent they deem appropriate.

                  In addition, within 7 days prior to the Voting Deadline, the Debtors will File a schedule of Claims to which the Debtors, Reorganized Debtors or Leap Creditor Trust, as applicable, may object or challenge and of causes of action (including avoidance actions) that the Debtors or Reorganized Debtors may bring (the "Objection Schedule"). Within two business days following the date the Debtors File the Objection Schedule, the Debtors shall serve the Objection Schedule on all parties listed on the Objection Schedule. The Debtors reserve the right to amend the Objection Schedule at or prior to the Confirmation Hearing. The fact that an avoidance action, objection to Claim or cause of action is not listed on the Objection Schedule shall not preclude the Debtors, the Reorganized Debtors or the Leap Creditor Trust from bringing any such action or objection.

                  Notwithstanding the foregoing, the Plan implements, as of the Initial Distribution Date, the Intercompany Releases and other settlements representing a global settlement of all (a) Intercompany Claims and (b) Intercompany Transfer Litigation Claims. The Plan is the product of months of investigation and negotiations among the Debtors, their Estates, the Holders of Old Vendor Debt, the Informal Vendor Debt Committee, the Holders of Leap General Unsecured Claims and the Official Committee (including the Informal Noteholder Committee prior to the appointment of the Official Committee). In particular, in exchange for (i) the distributions made pursuant to the Plan and (ii) the full releases of Intercompany Claims and Intercompany Transfer Litigation Claims that might be asserted by the non-Leap Debtors, their Estates and/or the Holders of Old Vendor Debt, Leap, its Estate and the Holders of Leap General Unsecured Claims in such capacity hereby grant full releases of all Intercompany Claims and Intercompany Transfer Litigation Claims against the non-Leap Debtors, their Estates and the current and former Holders of Old Vendor Debt (in the capacity as such Holder) and the current and former administrative agents under the Vendor Debt Facilities (in the capacity as such agent) and other Holders of Claims or Interests against or in any non-Leap Debtor. Similarly, in exchange for the full releases of Intercompany Claims and Intercompany Transfer Litigation Claims that might be asserted by Leap, its Estate and/or the Holders of Leap General Unsecured Claims, each non-Leap Debtor, their Estates and the Holders of Old Vendor Debt in such capacity hereby grant full releases of all Intercompany Claims and Intercompany Transfer Litigation Claims against Leap and its Estate (and the Holders of Claims and Interests against or in Leap, including the Holders of Leap General Unsecured Claims). Each such non-Leap Debtor, its Estate, all Holders of Claims or Interests against such non-Leap Debtors claiming through such non-Leap Debtors, and the current and former Holders of Old Vendor Debt (in the capacity as such Holder) and the current and former administrative agents under the Vendor Debt Facilities (in the capacity as such agent) hereby waive any right to seek recovery from any of the Leap Creditor Trust Assets in connection with such Claims, whether or not such Leap Creditor Trust Assets have been transferred to the Leap Creditor Trust as of the Initial Distribution Date. The effectiveness of the foregoing releases to former Holders of Old Vendor Debt (in the capacity as such Holder) and former administrative agents under the Vendor Debt Facilities (in the capacity as such agent) is

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
expressly conditioned upon the granting of mutual releases of Intercompany Claims and Intercompany Transfer Litigation Claims by such parties to Leap, its Estate and the Holders of Leap General Unsecured Claims. If a former Holder of Old Vendor Debt (in the capacity as such Holder) or former administrative agent under the Vendor Debt Facilities (in the capacity as such agent) asserts any claim released hereunder against Leap, its Estate and the Holders of Leap General Unsecured Claims, such former Holder of Old Vendor Debt (in the capacity as such Holder) or former administrative agent under the Vendor Debt Facilities (in the capacity as such agent) shall not be entitled to the benefits of the releases described herein.

                  The Plan constitutes a motion under Rule 9019 to compromise all such claims and no party who holds or could potentially be the beneficiary of such Intercompany Claims or Intercompany Transfer Litigation Claims shall have any standing or right to assert such claims following the Initial Distribution Date.

SECTION 5.06 AMENDED DEBTOR BYLAWS AND CERTIFICATES OF INCORPORATION

                  On the Effective Date, each Reorganized Debtor shall adopt the applicable Amended Debtor Bylaws and the applicable Amended Debtor Certificates of Incorporation, pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(1) of the Bankruptcy Code. The Amended Debtor Bylaws and the Amended Debtor Certificates of Incorporation will, among other things prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Amended Debtor Certificates of Incorporation will become effective upon the occurrence of the Effective Date and may be amended following the Effective Date in accordance with non-bankruptcy law. Forms of the Amended Debtor Certificates of Incorporation and the Amended Debtor Bylaws shall be Filed at least 5 days prior to the date of the Confirmation Hearing.

SECTION 5.07 COMPOSITION OF MANAGEMENT AND THE DIRECTORS OF THE REORGANIZED
             DEBTORS

                  The Informal Vendor Debt Committee has informed the Debtors that they expect the existing senior management team to continue as the executive officers and senior management of the Debtors through the Effective Date of the Plan, and that following the Effective Date, these officers will serve at the pleasure of the Board of Directors of Reorganized Leap.

                  The directors of each of the Debtors will continue to serve in such capacities until and through the Effective Date. As of the Effective Date, the new board of directors of Reorganized Leap initially shall consist of seven directors to be designated by the Informal Vendor Debt Committee. As of the date hereof, the Informal Vendor Debt Committee does not yet know who will be serving as directors of Reorganized Leap or any of the other Reorganized Debtors after the Effective Date. However, the Reorganized Debtors will identify those individuals who initially will serve as directors of the Reorganized Debtors from and after the Effective Date in a Schedule Filed with the Court at least 5 days prior to the Confirmation Hearing.

                  A majority of the Board of Directors of Reorganized Leap shall select the Board of Directors and senior management of the other Reorganized Debtors.

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                  Reorganized Leap may authorize appropriate compensation and bonus plans for senior management employed by the Reorganized Debtors post-Effective Date. After the Effective Date, Reorganized Leap may adopt a new incentive plan for the grant to officers, employees and directors of the Company and its subsidiaries of options to acquire shares of New Leap Common Stock. The options may be based upon a vesting schedule and any other performance criteria that may be structured by the Board of Directors of Reorganized Leap.

SECTION 5.08 DISBURSING AGENTS

                  Reorganized Leap and Reorganized Cricket (or their designee) shall act as the Disbursing Agents for the purpose of making all distributions provided for under the Plan, provided, however, that the Leap Creditor Trust Trustee shall act as the Disbursing Agent under the Leap Plan with respect to all assets transferred to the Leap Creditor Trust pursuant to the Plan. Each Disbursing Agent shall serve without bond.

                  Subject to the provisions of the Plan, all Cash to be distributed by the Disbursing Agents or the Leap Creditor Trust Trustee in respect of Allowed General Unsecured Claims for the benefit of the Holders of Old Leap Notes, and in respect of Allowed 12 1/2% Senior Secured Claims for the benefit of the Holders of 12 1/2% Senior Notes, shall be delivered to the Old Indenture Trustee who, after deducting any unpaid fees and expenses of the Old Indenture Trustee and its counsel to the extent provided for by the Indenture and in accordance with applicable law, will then distribute such Cash pursuant to the provisions of the Indenture. Subject to the provisions of the Plan, all non-Cash property to be distributed by the Disbursing Agents or the Leap Creditor Trust Trustee in respect of Allowed General Unsecured Claims for the benefit of the Holders of Old Leap Notes shall be made to or at the direction of the Old Indenture Trustee in accordance with the Indenture. The Distribution Record Date shall be used as the record date for any distributions pursuant to the Indenture.

SECTION 5.09 DISCHARGE OF REORGANIZED DEBTORS AND INJUNCTION

                  Except as otherwise provided in the Plan or the Confirmation
Order: (i) on the Effective Date, each Reorganized Debtor shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (A) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Bankruptcy Code or (C) the Holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against each Reorganized Debtor, its successors, or its assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Reorganized Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against each Reorganized Debtor at any time obtained to the extent that it relates to a Claim discharged.

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

                  Except as otherwise provided in the Plan or the Confirmation Order, all Persons that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of such Holders, are permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against any of the Debtors or Reorganized Debtors; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any of the Debtors or Reorganized Debtors; (c) creating, perfecting or enforcing any Lien or encumbrance against any of the Debtors or Reorganized Debtors; (d) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to any of the Debtors or Reorganized Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

                  The foregoing releases do not extend to any Other Claim except for the Lucent Credit Agreement Claims (as such capitalized terms are defined in the Lucent Settlement Agreement). Notwithstanding the foregoing, to the extent that any stay or injunction under the Code or the Plan is in effect, such stay or injunction is hereby lifted to permit Lucent to perfect its purchase money security interest as provided in the Settlement Documents and to exercise its rights under the Settlement Documents.

                  The foregoing discharge and releases do not extend to any demands, liabilities, Claims, Interests, Rights (as such term is defined in the Nortel Settlement Agreement), offsets or defenses or any other matters which are being retained by Nortel under the Nortel Settlement Agreement (including, without limitation, those Rights, offsets and defenses retained by Nortel under Sections 9, 10(c) and 11 of the Nortel Settlement Agreement), except for the Nortel Networks Secured Claim (as such term is defined in the Nortel Settlement Agreement), any other pre-petition secured claim filed by or on behalf of Nortel or any of its agents (in their capacity as agents for Nortel), and any demands, liabilities or Rights related to the Credit Agreement, the Fee Agreement, the Additional Fees and the Collateral Documents (as such terms are defined in the Nortel Settlement Agreement). Such Nortel Networks Secured Claim and such other secured claims shall be afforded the treatment set forth for such claims in the Nortel Settlement Agreement and the Plan. Notwithstanding the foregoing, to the extent that any stay or injunction under the Code or the Plan is in effect, such stay or injunction is hereby lifted to permit Nortel to exercise its rights under the Nortel Settlement Documents.

                  The releases set forth in Section 5.09 do not extend to rights preserved by Lucent under the Lucent Settlement Agreement and Nortel under the Nortel Settlement Agreement to assert claims against the Debtors, to perfect any security interests as provided under such agreements or to exercise any rights under such agreements.

SECTION 5.10 NO LIABILITY FOR SOLICITATION OR PARTICIPATION

                  As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan (including but not limited to the Debtors, the

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Informal Vendor Debt Committee (and each of its members in such capacity), the
Informal Noteholder Committee (and each of its members in such capacity), the Official Committee (and each of its members in such capacity), the Old Indenture Trustee and counsel and other professional persons retained by any of the Debtors, the Informal Vendor Debt Committee, the Informal Noteholder Committee, the Official Committee, and the Old Indenture Trustee, and each of their respective affiliates, current or former officers, directors, agents, employees and representatives), in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

SECTION 5.11 LIMITATION OF LIABILITY

                  Neither (a) any Debtor or Reorganized Debtor or any of their respective postpetition employees, officers, directors, agents, representatives, affiliates, attorneys, financial advisors or any other professional persons employed by any of them, nor (b) the Informal Vendor Debt Committee, or any of its members, agents, employees, directors, officers, representatives, attorneys or other professional advisors, nor (c) the Official Committee, or any of its postpetition members, agents, employees, directors, officers, representatives, attorneys or other professional advisors, nor (d) the Old Indenture Trustee, or any of its agents, employees, directors, officers, representatives, attorneys or other professional advisors, in each case, shall have any responsibility, or have or incur any liability, to any Person whatsoever, under any theory of liability (except for any claim based upon willful misconduct or gross negligence), for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan, provided that nothing in this paragraph shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan or under any post-petition agreement or other post-petition document entered into by such Person or in accordance with the terms of this Plan or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

SECTION 5.12 OBJECTIONS TO CLAIMS

                  The right to prosecute, File, litigate and settle objections to Disputed Claims, whether or not the subject of litigation pending as of the Effective Date, shall be deemed automatically transferred by the Debtors and their Estates to the Reorganized Debtors as of the Effective Date. From and after the Effective Date, only the Reorganized Debtors shall have the right to File, litigate or settle any objections to Disputed Claims; provided, that in the case of Claims against Leap (including but not limited to the Allowance or allocation of Administrative Claims), from and after the Effective Date the Leap Creditor Trust Trustee (to the extent provided in the Plan) shall have the authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims.

                  Except as otherwise provided in the Plan, objections to any Disputed Claim shall be Filed within 60 days after the Effective Date, or within such additional period of time as the Court may allow upon motion made by the Reorganized Debtors or the Leap Creditor Trust Trustee, as applicable, within such 60 day period. Any such objection that is not timely Filed shall be deemed forever waived by the Reorganized Debtors' Estates and the Leap Creditor

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Trust, as applicable, and neither the Reorganized Debtors, the Leap Creditor
Trust Trustee nor any other party-in-interest shall have any right to pursue the same. Pursuant to Orders with respect to the Debtors' interim use of cash collateral, the Court limited the ability of certain parties-in-interest to challenge the validity, priority or enforceability of the Liens asserted against the Debtors by the Holders of Old Vendor Debt. As of the date hereof, no party-in-interest may bring such a challenge, other than the Official Committee, which must bring any such challenge no later than November 30, 2003. Nothing contained herein shall modify any of the foregoing Orders.

                  Notwithstanding that the Reorganized Debtors and the Leap Creditor Trust Trustee shall have the right to File, litigate and settle objections to Disputed Claims on behalf of the Debtors and their Estates, nothing contained herein shall be deemed to obligate the Reorganized Debtors and the Leap Creditor Trust Trustee to take any such actions, all of which shall be determined by the Reorganized Debtors and the Leap Creditor Trust Trustee in their sole and absolute discretion.

                  From and after the Effective Date, the Reorganized Debtors (and the Leap Creditor Trust Trustee with respect to any Disputed Claims against Leap or Disputed Interest in Leap) may settle or compromise any Disputed Claim or Disputed Interest without approval of the Court.

                  Within 7 days prior to the Voting Deadline, the Debtors will File a schedule of Claims to which the Debtors, Reorganized Debtors or Leap Creditor Trust, as applicable, may object or challenge in any way and of causes of action (including avoidance actions) that the Debtors or Reorganized Debtors may bring (the "Objection Schedule"). Within two business days following the date the Debtors File the Objection Schedule, the Debtors shall serve the Objection Schedule on all parties listed on the Objection Schedule. The Debtors reserve the right to amend the Objection Schedule at or prior to the Confirmation Hearing. The fact that an avoidance action, objection to Claim or cause of action is not listed on the Objection Schedule shall not preclude the Debtors, the Reorganized Debtors or the Leap Creditor Trust from bringing any such action or objection.

                  THE DEBTORS HAVE NOT FULLY REVIEWED THE CLAIMS IN THE CASE OR DETERMINED WHETHER OBJECTIONS TO CLAIMS EXIST. THIS INVESTIGATION IS ONGOING AND WILL OCCUR, IN LARGE PART, AFTER THE CONFIRMATION DATE. AS A RESULT, CREDITORS AND OTHER PARTIES-IN-INTEREST ARE HEREBY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR OBJECTION TO A DISPUTED CLAIM MAY NOT BE LISTED, DISCLOSED OR SET FORTH IN THIS PLAN, AN OBJECTION TO A CLAIM MAY BE BROUGHT AGAINST ANY CREDITOR OR PARTY-IN-INTEREST AT ANY TIME, SUBJECT TO THE TIME LIMITATIONS SET FORTH IN THIS PARAGRAPH 5.12 AND THE LIMITATION THAT AN OBJECTION MAY BE ASSERTED ONLY WITH RESPECT TO DISPUTED CLAIMS CONTEMPLATED WITHIN THE OBJECTION SCHEDULE. IN ADDITION TO THE FOREGOING, WITH RESPECT TO THE DISPUTED CLAIMS SCHEDULE, THE DEBTORS, THE REORGANIZED DEBTORS AND THE LEAP CREDITOR TRUST TRUSTEE, AS APPLICABLE, RETAIN AND HEREBY RESERVE THE RIGHT TO OBJECT TO (i) ANY CLAIMS FILED AFTER THE BAR DATE OF JUNE 28, 2003, (ii) ANY CLAIMS FILED BY ADDITIONAL PARTIES AFTER THE

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

SUPPLEMENTAL BAR DATE OF SEPTEMBER 2, 2003 AND (iii) ANY CLAIMS FILED IN ORDER TO SET FORTH DAMAGES ARISING FROM THE REJECTION OF AN EXECUTORY CONTRACT OR OTHER AGREEMENT WITH THE DEBTORS. THE DEBTORS, THE REORGANIZED DEBTORS AND THE LEAP CREDITOR TRUST TRUSTEE, AS APPLICABLE, FURTHER RETAIN AND HEREBY RESERVE THE RIGHT TO OBJECT TO CLAIMS INADVERTENTLY OMITTED FROM THE DISPUTED CLAIMS SCHEDULES, WHICH OBJECTIONS WILL NOT MATERIALLY AND ADVERSELY AFFECT THE CLAIMS OF THE REMAINING CREDITORS OF THE DEBTORS' ESTATES. FINALLY, THE DEBTORS AND THE REORGANIZED DEBTORS RETAIN AND HEREBY RESERVE THE RIGHT TO OBJECT TO AMOUNTS THAT HAVE BEEN SCHEDULED BY THE DEBTORS, OR REFLECTED IN THE DEBTORS' BOOKS AND RECORDS, AND WHICH ARE FOUND TO BE OBJECTIONABLE IN ANY RESPECT.

                  Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, the Informal Vendor Debt Committee, the Official Committee (or, if the Official Committee has disbanded, the Leap Creditor Trust Trustee) and the professionals to whose application the objections are addressed on or before (i) sixty (60) days after such application is Filed and served or (ii) such later date as the Court shall order upon application made prior to the end of such 60-day period or upon agreement between the Reorganized Debtors and the affected professional.

SECTION 5.13 OTHER DOCUMENTS AND ACTIONS

                  The Debtors, the Debtors in Possession, the Leap Creditor Trust Trustee and the Reorganized Debtors may, and shall, execute such documents and take such other actions as are necessary to effectuate the transactions provided for in the Plan.

SECTION 5.14 CORPORATE ACTION

                  The creation of the Leap Creditor Trust and the appointment of the Leap Creditor Trust Trustee shall be deemed to have occurred and be effective on the Initial Distribution Date, and the issuance of the New Leap Common Stock, New Cricket Common Stock, New License Holding Company Common Stock, New Property Holding Company Common Stock and New Other Subsidiary Common Stock, the New Senior Notes, the adoption of the Amended Debtor Certificates of Incorporation and the selection of the Persons who will serve as the initial directors and officers of the Reorganized Debtors as of the Effective Date, and other matters under the Plan involving the corporate structure of each Debtor or corporate action by each Debtor, shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the stockholders or directors of each Debtor. Without limiting the foregoing, upon entry of the Confirmation Order by the Clerk, the filing by each Reorganized Debtor of its respective Amended Debtor Certificate of Incorporation shall be authorized and approved in all respects. On the Effective Date or as soon thereafter as is practicable, pursuant to applicable law, the Amended Debtor Bylaws of each Debtor shall be the bylaws of each Reorganized Debtor (as appropriate).

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SECTION 5.15 RETIREE BENEFITS

                  On and after the Effective Date, to the extent required by section 1129(a)(13) of the Bankruptcy Code, each Reorganized Debtor shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in section 1114(a) of the Bankruptcy Code, that it maintained or established prior to the Confirmation Date.

SECTION 5.16 EMPLOYEE BENEFITS

                  Each Debtor's employees shall have a priority claim for unpaid wages, benefits, and other entitlements to the extent permitted by Section 507(a)(3) of the Bankruptcy Code, which will be either (i) paid in full, or (ii) Reinstated. To the extent that any employee's claim exceeds the amount prescribed by Section 507(a)(3), the employee shall receive a General Unsecured Claim for the excess amount against the applicable Debtor. Notwithstanding the foregoing, any non-Leap employee who continues to be an employee in good standing with the Reorganized Debtors after the Effective Date shall be entitled to take (in the form of vacation days and not in cash) all unused and unpaid vacation time he accrued prior to the Petition Date. If such employee is terminated without cause, such employee will be entitled to a payment from Cricket of the value of any such vacation in accordance with existing policies of the Debtors and applicable non-bankruptcy law.

SECTION 5.17 CERTAIN PROVISIONS IN RESPECT OF THE OLD LEAP NOTES, AND THE OLD
             INDENTURE TRUSTEE

                  (a) Old Indenture Trustee's Lien

                  Anything in this Plan to the contrary notwithstanding, but subject to the terms of the Indenture and to applicable law, the Plan shall not affect the lien of the Old Indenture Trustee pursuant to Section 7.07 of the Indenture on all money or property now or in the future held by the Old Indenture Trustee, including without limitation any distributions in respect of the Old Leap Notes pursuant to this Plan or the Leap Creditor Trust, to secure payment of the fees and expenses incurred or to be incurred by the Old Indenture Trustee (including without limitation the fees and expenses of its counsel) and the indemnity and all other obligations set forth in Section 7.07 of the Indenture, which lien shall continue notwithstanding the occurrence of the Confirmation Date, the Initial Distribution Date and the Effective Date and notwithstanding the discharge of the Debtors pursuant to this Plan and Section 1141 of the Bankruptcy Code. Anything in this Plan to the contrary notwithstanding, but subject to the terms of the Indenture and applicable law, the Old Indenture Trustee may at any time, and from time to time, pay or reserve for such fees, expenses, indemnity and other obligations from any such money or property now or in the future held by the Old Indenture Trustee.

                  (b) Tax Reporting

                  Anything in this Plan to the contrary notwithstanding, but subject to the terms of the Indenture and to applicable law, none of the Old Indenture Trustee, the Disbursing Agent or the Leap Creditor Trust Trustee shall have any obligation to pay, make withholdings in respect of, or make any filings with or reportings to any governmental entity or agency or any other Person in respect of, any tax or tax-related obligations in respect of the Old Leap Notes or any distributions pursuant to this Plan or the Leap Creditor Trust in respect of the Old Leap Notes.

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

Instead, (i) the beneficial holder of each Old Leap Note shall have the obligation to pay all taxes in respect of such distributions, and (ii) the top-tier Depository Trust Company participant in respect of each Old Leap Note shall have the obligation to comply with all such withholding, filing and reporting requirements.

                  (c) Indenture

                  Anything in this Plan to the contrary notwithstanding, the Indenture shall continue in full force and effect notwithstanding the occurrence of the Confirmation Date, the Initial Distribution Date and the Effective Date and notwithstanding the discharge of the Debtors, except that the liability of any of the Debtors thereunder shall be discharged pursuant to this Plan and
Section 1141 of the Bankruptcy Code.

SECTION 5.18 EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER
             OBLIGATIONS INCURRED AFTER THE PETITION DATE

                  Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtors shall be performed by the Debtors or Reorganized Debtors in the ordinary course of their businesses. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by entry of the Confirmation Order or the occurrence of the Effective Date under and the effectiveness of the Plan.

SECTION 5.19 SECURITY INTERESTS AND LIENS

                  All security interests and liens granted or to be granted to any party in connection with the Plan or any document or agreement contemplated by the Plan or entered into in connection with the Plan or otherwise granted or to be granted, including without limitation, the New Senior Notes Indenture, Lucent's Amended SEPA (as such term is defined in the Lucent Settlement Agreement) and the Nortel Settlement Agreement, shall be governed in all respects, including without limitation, perfection and priority, by applicable non-bankruptcy law, notwithstanding anything to the contrary in the Plan or the Confirmation Order.

                                  ARTICLE VI.

                   CONFIRMATION AND EFFECTIVE DATE CONDITIONS

SECTION 6.01 CONDITIONS TO CONFIRMATION

                  The conditions to Confirmation shall be the following:

                  (a) A finding by the Court that the requirements of 11 U.S.C. Section 1129 have been satisfied;

                  (b) The Confirmation Order shall (i) be acceptable in form and substance to the Debtors, the Informal Vendor Debt Committee, and the Official Committee, (ii) be subject to Lucent's reasonable satisfaction that it accurately reflects the terms of the Lucent Settlement Agreement, (iii) be subject to Nortel's reasonable satisfaction that it accurately reflects the terms

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of the Nortel Settlement Agreement and (iv) expressly authorize and direct the
Debtors to perform the actions that are conditions to the effectiveness of the Plan;

                  (c) Each of the events and actions required by the Plan to occur or to be taken prior to Confirmation shall have occurred or have been taken, or the Debtors or the party whose obligations are conditioned by such occurrences and/or actions, as applicable, shall have waived such occurrences or actions;

                  (d) Holders of at least two-thirds in dollar amount of the Allowed Leap Class 4 General Unsecured Claims that actually vote on the Plan shall have voted to accept the Plan; and

                  (e) The Confirmation Order must be entered by October 31,
2003.

SECTION 6.02 CONDITIONS TO INITIAL DISTRIBUTION DATE

                  The conditions to the Initial Distribution Date shall be the following: the Confirmation Order shall (i) be acceptable in form and substance to the Debtors, the Informal Vendor Debt Committee and the Official Committee;
(ii) expressly authorize the Debtors to perform the actions that are conditions to the effectiveness of the Plan; and (iii) shall be entered by the Court.

SECTION 6.03 CONDITIONS TO EFFECTIVE DATE

                  The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived: (1) the Confirmation Order in a form satisfactory to the Debtors, the Informal Vendor Debt Committee and the Official Committee, and reasonably satisfactory to Lucent that it accurately reflects the terms of the Lucent Settlement Agreement, and reasonably satisfactory to Nortel that it accurately reflects the terms of the Nortel Settlement Agreement, shall have become a Final Order; (2) all authorizations, consents and regulatory approvals (including, without limitation, any approvals required under regulations relating to the change in ownership of the Debtors upon the Effective Date) required (if any) for the Plan's effectiveness shall have been obtained including, without limitation, all FCC approvals and consents in form and substance reasonably acceptable to the Informal Vendor Debt Committee; (3) the New Senior Notes Indenture has been qualified under the Trust Indenture Act of 1939, as amended, if required; (4) the Debtors shall have purchased, at Cricket's expense, directors' and officers' liability insurance for the directors and officers of the Reorganized Debtors in form and amounts reasonably acceptable to the Informal Vendor Debt Committee; and (5) all other actions and documents necessary to implement the treatment of Claims and Interests shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof. Notwithstanding anything set forth herein, the occurrence of the Effective Date is not a condition precedent to the occurrence of the Initial Distribution Date. Notwithstanding any provision of the Plan to the contrary, including without limitation, Section 5.04 of the Plan, no provision of the Plan shall: (a) excuse the Debtors or any other party from their obligations under the Communications Act of 1934, as amended, or any regulation, rule or policy of the FCC; or (b) annul, alter, modify or otherwise limit the FCC's rights or authority over the Debtors or their FCC licenses. Accordingly, the Effective Date of the Plan is conditioned upon, among other things, the Debtors' obtaining all necessary regulatory approvals from the FCC, including without limitation, any approvals required in connection with

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the transfer or assignment of FCC licenses, in form and substance reasonably acceptable to the Informal Vendor Debt Committee.

SECTION 6.04 WAIVER OF CONDITIONS

                  The Debtors, the Official Committee, and/or the Informal Vendor Debt Committee, as applicable, may waive any or all of the other conditions set forth in the Plan without leave of or order of the Court and without any formal action; provided, however, that no waiver of the condition set forth in Section 6.01(d) above shall be effective without the prior written consent of the Official Committee; and no waiver of the condition set forth in
Section 6.01(b)(ii) above or clause (l) of section 6.03 above, insofar as it relates to Lucent's reasonable satisfaction of the Confirmation Order, shall be effective without the prior written consent of Lucent; and no waiver of the condition set forth in Section 6.01(b)(iii) above or clause (l) of Section 6.03 above, insofar as it relates to Nortel's reasonable satisfaction of the Confirmation Order, shall be effective without the prior written consent of Nortel. The Debtors reserve the right to amend or revoke the Plan. Although this Plan is styled as a joint plan, the Debtors reserve the right to proceed with Confirmation under this Plan for one or more Debtors but not all Debtors.

SECTION 6.05 EFFECT OF FAILURE OF CONDITIONS

                  Except as provided in the next paragraph, in the event that the Effective Date does not occur within one year following Confirmation, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no additional distributions under the Plan shall be made,
(c) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Interests shall remain unchanged (except to the extent of any post-Confirmation pre-Effective Date payments) and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

                  Notwithstanding anything set forth above, if the Debtors notify the Court that the Effective Date will not occur in accordance with the procedures set forth above, and the Initial Distribution Date has already occurred at the time of such notification, (i) the Holders of Allowed Claims against Leap and the Leap Creditor Trust will be entitled to retain all assets that have been transferred to them on the Initial Distribution Date or thereafter pursuant to the Plan prior to such notification (including but not limited to the Leap General Unsecured Claim Cash Distribution and the Cash proceeds of any Leap Creditor Trust Assets to the extent such Leap Creditor Trust Assets were converted to Cash prior to such notification); (ii) the Leap Creditor Trust shall retain the right to receive a distribution equal to but not greater than the value of the Leap General Unsecured Claim Equity Distribution, to be paid at a time and in a manner to be agreed upon by the Official Committee, the Informal Vendor Debt Committee and the Debtors, or otherwise pursuant to Court Order; and (iii) Leap, its Estate and its creditors shall be entitled to the benefit of the Intercompany Releases from the non-Leap Debtors and their Estates and the Holders of Old Vendor Debt, as described in Section
5.05 of the Plan. In exchange, Leap, its Estate and the Holders of Leap General Unsecured Claims shall be deemed to implement the

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Intercompany Releases and to release the non-Leap Debtors and their creditors
(including the current and former Holders of Old Vendor Debt (in the capacity as such Holder) and the current and former administrative agents under the Vendor Debt Facilities (in the capacity as such agent)) from all Intercompany Claims and Litigation Claims (as described in Section 5.05) held or asserted by Leap and/or the Holders of Leap General Unsecured Claims as of the Initial Distribution Date. Upon the implementation of the Intercompany Releases as of the Initial Distribution Date, all non-Leap Debtors and their Estates, the current and former Holders of Old Vendor Debt (in the capacity as such Holder) and the current and former administrative agents under the Vendor Debt Facilities (in the capacity as such agent), and all Holders of Claims or Interests against such non-Leap Debtors claiming through such non-Leap Debtors shall be deemed to have waived any rights or Claims against the Leap Creditor Trust Assets and the Leap General Unsecured Claim Cash Distribution, and, subject to the satisfaction of all Allowed Administrative Claims against Leap and Allowed Priority Claims against Leap, only Holders of Leap General Unsecured Claims shall have a right against the Leap Creditor Trust Assets, whether or not the Effective Date occurs. The effectiveness of the foregoing releases to former Holders of Old Vendor Debt (in the capacity as such Holder) and former administrative agents under the Vendor Debt Facilities (in the capacity as such agent) is expressly conditioned upon the granting of mutual releases by such parties to Leap, its Estate and the Holders of Leap General Unsecured Claims. If a former Holder of Old Vendor Debt (in the capacity as such Holder) or former administrative agent under the Vendor Debt Facilities (in the capacity as such agent) asserts any claim released hereunder against Leap, its Estate and the Holders of Leap General Unsecured Claims, such former Holder of Old Vendor Debt (in the capacity as such Holder) or former administrative agent under the Vendor Debt Facilities (in the capacity as such agent) shall not be entitled to the benefits of the releases described herein.

SECTION 6.06 ORDER DENYING CONFIRMATION

                  If an order denying confirmation of the Plan is entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Holder of any Claim against, or Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors, the Informal Vendor Debt Committee or the Official Committee, or any committees' respective members.

                                  ARTICLE VII.

                       CONFIRMABILITY OF PLAN AND CRAMDOWN

                  In the event at least one Impaired Class of Claims votes to accept the Plan (and at least one Impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), one or more of the Debtors, as appropriate, shall request the Court to confirm the Plan under the cramdown provisions of the Bankruptcy Code.

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                                  ARTICLE VIII.

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS

                    UNDER THE PLAN AND TREATMENT OF DISPUTED,

                CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS

SECTION 8.01 VOTING OF CLAIMS AND INTERESTS

                  Each Holder of an Allowed Claim or an Allowed Interest in an Impaired Class of Claims or Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

SECTION 8.02 METHOD OF DISTRIBUTIONS UNDER THE PLAN

                  (a)      Distributions Under the Plan

                  Except as otherwise provided in the Plan or in the Leap Creditor Trust Agreement (which shall govern the timing of distributions to Holders of Leap General Unsecured Claims), on the Effective Date or as soon as practicable thereafter to the extent that the Plan provides for distributions on account of Allowed Claims or Allowed Interests in the applicable Class, each Holder of an Allowed Claim or Allowed Interest will receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class, unless such distribution was received on an earlier date pursuant to the terms of the Plan. Beginning on the date that is 15 days after the end of the calendar quarter following the Effective Date and 15 days after the end of each calendar quarter thereafter, distributions will also be made respectively (a) to Holders of Claims or Interests to whom a distribution has become deliverable during the preceding calendar quarter and (b) to Holders of Disputed Claims or Disputed Interests in any such Class whose Claims or Interests were Allowed during the preceding calendar quarter. Such quarterly distributions will also be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class. Notwithstanding the foregoing, distributions to Holders of Disputed Secured Claims shall be paid as soon as practicable after such Claims are Allowed.

                  Except as otherwise provided in the Plan or the Confirmation Order, and except with respect to Claims against Leap, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the applicable Debtors' existing cash balances, the operations of the Debtors or Reorganized Debtors or post-Effective Date borrowings, as applicable.

                  Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Leap Creditor Trust to make payments pursuant to the Plan for Holders of Claims against Leap will be obtained from assets transferred to the Leap Creditor Trust in accordance with the terms of the Plan.

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

                  The Disbursing Agents will make all distributions of Cash and securities required to be distributed under the applicable provisions of the Plan. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each Disbursing Agent, other than the Reorganized Debtors and the Leap Creditor Trust Trustee, will receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. Any compensation for distribution services rendered by the Leap Creditor Trust Trustee pursuant to the Plan or the Leap Creditor Trust and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services shall be paid from Cash or assets transferred to the Leap Creditor Trust.

                  Cash payments made pursuant to the Plan will be in U.S. dollars by checks drawn on or wire transfers from a bank selected by the Disbursing Agent. Except as otherwise set forth in the Leap Creditor Trust, Cash payments of $1,000,000 or more to be made pursuant to the Plan will, to the extent requested in writing no later than five days after the Confirmation Date, be made by wire transfer from a bank. Cash payments to foreign creditors, if any, may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  The Disbursing Agent will make all distributions required under the applicable provisions of the Plan and the Leap Creditor Trust.

                  (b)      Timing and Methods of Distributions

                           (i)      Compliance with Tax Requirements

                  In connection with the Plan, to the extent applicable and except as provided in Section 5.17(b) of this Plan, each Disbursing Agent must comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. The Disbursing Agents will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                  Notwithstanding any other provision of the Plan: (i) each Holder of an Allowed Claim or Interest that is to receive a distribution of Cash pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution will be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agents for the payment and satisfaction of such tax obligations. Any Cash to be distributed pursuant to the Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to the Plan.

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                           (ii)     Pro Rata Distribution

                  When the Plan provides for Pro Rata distribution, the property to be distributed under the Plan shall be divided Pro Rata among the Holders of Allowed Claims or Allowed Interests of the relevant Class for that particular Debtor.

                           (iii)    Distribution Record Date

                  As of the close of business on the Distribution Record Date, the transfer registers for any Old Securities and Old Vendor Debt maintained by the Debtors, or their respective agents, will be closed. The Disbursing Agents and the respective agents of the Debtors will have no obligation to recognize the transfer of the Old Securities and Old Vendor Debt occurring after the Distribution Record Date, and will be entitled for all purposes relating to the Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date. Distributions under the Plan shall be made by the Debtors, Leap Creditor Trust or Reorganized Debtors, as applicable, for the benefit of the Holders of Allowed Administrative Claims and Allowed Claims in the Debtors' respective books and records, unless such addresses are superseded by addresses listed on proofs of claim or transfers of claims filed pursuant to Bankruptcy Rule 3001.

                           (iv)     Fractional Shares

                  The calculation of percentage distribution of the New Common Stock to be made to Holders of certain Allowed Claims and Interests, as provided for in the Plan, may mathematically entitle such Holder to a fractional interest in the New Common Stock. The number of shares of New Common Stock to be received by a Holder of an Allowed Claim and/or Interest shall be rounded to the next greater or lower whole number of shares as follows: (a) fractions of 1/2 or greater shall be rounded to the next greater whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a class of Claims or Interests shall be adjusted as necessary to account for the rounding described above. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

SECTION 8.03 SPECIAL PROCEDURES FOR LOST, STOLEN, MUTILATED OR DESTROYED
             INSTRUMENTS

                  In addition to any requirements under the Bylaws of the Debtors, any Holder of a Claim evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with the Plan, the Holder of a Claim evidenced by such an Instrument will, for all purposes under the Plan, be deemed to have surrendered an Instrument, as applicable.

SECTION 8.04 UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

                  Any Person that is entitled to receive a cash distribution under the Plan but that fails to cash a check within 90 days of its issuance shall be entitled to receive a reissued check from the Leap Creditor Trust or Reorganized Debtors, as applicable, for the amount of the

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original check, without any interest, if such person requests the Disbursing
Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent requests to verify that such Person is entitled to such check, prior to the first anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the first anniversary of the Effective Date, such Person shall not be entitled to receive any distribution under this Plan. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such Holder unless and until the applicable Disbursing Agent is notified in writing of such Holder's then-current address. Undeliverable distributions will remain in the possession of the Disbursing Agent pursuant to the Plan until such time as a distribution becomes deliverable. Undeliverable cash will be held in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the potential claimants of such funds, and will be accounted for separately. Except as set forth in the Leap Creditor Trust Agreement, the Disbursing Agent holding undeliverable cash shall invest such cash in a manner consistent with Reorganized Cricket's investment and deposit guidelines. Any distribution which is not claimed within one year of the Effective Date shall be deemed property of, as applicable, the Leap Creditor Trust and the Reorganized Debtors, and to the extent deemed the property of the Leap Creditor Trust, shall be distributed by the Leap Creditor Trust Trustee, on a Pro Rata basis, to the Holders of beneficial interests in the Leap Creditor Trust as soon as practicable thereafter.

SECTION 8.05 DISPUTED CLAIMS; RESERVE AND ESTIMATIONS

                  (a)      Treatment of Disputed Claims

                  Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest. The Leap Creditor Trust Trustee or Reorganized Debtors, as applicable, may, at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether any Debtor previously objected to such Claim or whether the Court has ruled on any such objection. The Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Leap Creditor Trust Trustee or Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim. All of these Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in the Plan, the Leap Creditor Trust Trustee or Reorganized Debtors, as applicable, may resolve or adjudicate certain Disputed Claims of Holders in Unimpaired Classes in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, subject to any applicable discharge and limitations on amounts of claims and remedies available under bankruptcy law. Claims may be subsequently compromised, settled, withdrawn or resolved by the Leap Creditor Trust Trustee or Reorganized Debtors, as applicable.

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

                  (b) Distributions on Account of Disputed Claims Once They Are Allowed

                  Except as set forth in the Leap Creditor Trust Agreement, within 15 days following the end of each calendar quarter, the Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest in accordance with the Plan. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately Allowed will not be entitled to receive, on the basis of the amounts ultimately allowed, any interest. Notwithstanding the foregoing, distributions to Holders of Disputed Secured Claims shall be paid as soon as practicable after such Claims are Allowed.

                  (c)      Reserve for Leap Claims by the Leap Creditor Trust

                  In accordance with the terms of the Leap Creditor Trust, and as more fully set forth therein, the Leap Creditor Trust Trustee shall be authorized to make distributions to Holders of Allowed Leap Administrative Claims and Allowed Leap General Unsecured Claims from time to time. The total amount of Allowed Leap Administrative Claims and Allowed Leap General Unsecured Claims (and the value of certain of Leap assets and certain Leap Litigation Claims) may not be known until after certain distributions are made, either because certain Claims will be Disputed Claims or because those Claims will not have been made by their Holders prior to the Effective Date. As a result, the Leap Creditor Trust Trustee shall hold back from the distributions from the Leap Creditor Trust (as more fully described in the Leap Creditor Trust Agreement) reserves in respect of each Administrative Claim and Disputed Claim against Leap until such Claims are resolved (the "Reserve"), so that (i) each estimated Administrative Claim not otherwise fully reserved for by Leap is fully reserved for by the Leap Creditor Trust; and (ii) the total amount of all Allowed Leap General Unsecured Claims includes the sum of (A) the amount of each Disputed Claim (or the maximum amount of any such Disputed Claim as estimated by the Bankruptcy Court pursuant to Section 502(c) of the Bankruptcy Code, if less), and (B) potential rejection claims, in each case until such Claims are resolved. Distributions from the Leap Creditor Trust will be made only to the Holders of Claims that have been Allowed.

                  (d)      Reserve for Leap Administrative and Priority Claims

                  In connection with the Leap General Unsecured Claim Cash Distribution, prior to the Initial Distribution Date, Leap shall establish an appropriate reserve in an amount to be agreed upon by Leap and the Official Committee, to satisfy Allowed Administrative Claims against Leap through and including the Effective Date (including Claims for compensation and reimbursement of expenses by professionals providing services to Leap) and Allowed Priority Claims against Leap. If and to the extent that such reserves are insufficient to satisfy all such Allowed Administrative Claims against Leap and Allowed Priority Claims against Leap, such Claims shall be satisfied by assets transferred or transferable to the Leap Creditor Trust that have not then been distributed to holders of beneficial interests in the Leap Creditor Trust. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims against Leap and the resolution of all Disputed Administrative Claims and Disputed Priority Claims against Leap, any remaining Cash held in the reserve of Reorganized Leap will be distributed to the Leap Creditor Trust. Under no circumstances shall Reorganized

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Leap, Cricket or any other Debtor or Reorganized Debtor be liable in any way for any Claims against Leap, including such Allowed Administrative Claims and Allowed Priority Claims.

                  (e) Reserve for Cricket Companies' Administrative and Priority Claims

                  Prior to the Confirmation Date, Cricket shall establish an appropriate reserve in an amount to be agreed upon by Cricket and the Informal Vendor Debt Committee, to satisfy Allowed Administrative Claims against Cricket and the other Cricket companies through and including the Effective Date (including Claims for compensation and reimbursement of expenses by professionals providing services) and Allowed Priority Claims against Cricket and the other Cricket companies. If and to the extent that such reserves are insufficient to satisfy all such Allowed Administrative Claims and Allowed Priority Claims, such Claims shall be satisfied by other assets of Cricket. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims and the resolution of all Disputed Administrative Claims and Disputed Priority Claims, any remaining Cash held in the reserve of Reorganized Cricket will become available to Reorganized Cricket for use in its discretion. Under no circumstances shall Leap or the Leap Creditor Trust be liable in any way for any Claims against non-Leap Debtors, including any such Allowed Administrative Claims and Allowed Priority Claims. Nothing contained herein shall diminish the reserve established for cure amounts set forth in Section 4.01 hereof.

                  (f)      Reserve for Disputed Old Vendor Debt Claims

                  Prior to the Effective Date, Cricket shall establish a reserve in respect of each Disputed Old Vendor Debt Claim, by holding back that portion of the Old Vendor Debt Distribution that would be distributed in respect of each such Disputed Old Vendor Debt Claim as if such Claim was an Allowed Claim on the Effective Date, until such Disputed Claim is resolved. If the resolution of a Disputed Old Vendor Debt Claim results in such Claim becoming an Allowed Old Vendor Debt Claim, that portion of the Old Vendor Debt Distribution held back in respect of such Claim shall be Distributed (to the extent of the Allowed portion of such Old Vendor Debt Claim) to the Holder thereof as promptly as practicable. Following the Effective Date, after the resolution of all such Disputed Old Vendor Debt Claims, any remaining Reorganized Leap Common Stock or New Senior Notes held in the reserve of Reorganized Cricket shall be distributed to the Holders of Allowed Old Vendor Debt Claims on a Pro Rata basis.

SECTION 8.06 SETOFFS

                  Except with respect to claims released pursuant to the Plan or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Leap Creditor Trust Trustee and the Reorganized Debtors may, as applicable and pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Leap Creditor Trust Trustee or any of the Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the Leap Creditor Trust or Reorganized Debtors of any such claims, rights and causes

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of action that the Debtors, the Leap Creditor Trust or the Reorganized Debtors
may possess against such Holder.

                                   ARTICLE IX.

                            IMPLEMENTATION AND EFFECT

                          OF CONFIRMATION OF THIS PLAN

SECTION 9.01 EFFECT OF CONFIRMATION OF THE PLAN

                  See Sections 5.02, 5.05, 5.09, 5.10 and 6.05 of the Plan.

                                   ARTICLE X.

                            RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Court will retain such jurisdiction over the Chapter 11 Cases after the Effective Date to the full extent permitted by law, including, without limitation, jurisdiction to:

         (a) Allow, disallow, determine, liquidate, classify, subordinate, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan;

         (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;

         (c) Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

         (d) Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

         (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized Debtors or the Leap Creditor Trust arising out of or related to the Chapter 11 Cases;

         (f) Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

         (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order,

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including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

         (h) Subject to any restrictions on modifications provided in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Court Order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

         (i) Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

         (j) Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         (k) Determine any other matters that may arise in connection with or relating to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

         (l) Resolve any disputes that the Leap Creditor Trust Trustee may assert with respect to whether the Debtors or Reorganized Debtors reasonably determined that a proposed defendant is a "Material Vendor or Customer" in the case of a potential Eligible Leap Avoidance Action, or that a proposed cause of action is a "Materially Adverse Action" in the case of a potential Eligible Leap Cause of Action; and

         (m)      Enter an Order concluding the Chapter 11 Cases.

                  The foregoing list is illustrative only and not intended to limit in any way the Court's exercise of jurisdiction. If the Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including without limitation the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter. Notwithstanding any provision of the Plan to the contrary, the Court shall not retain jurisdiction over any disputes regarding the FCC's Class 1B Claims against the License Holding Companies or the definition of "Reinstated" with respect to the FCC's Class 1B Claims against the License Holding Companies. The FCC shall have sole jurisdiction and authority as an administrative agency to resolve any such disputes; provided that the Debtors fully reserve their rights to pursue any and all rights of review, rehearing, reconsideration, appeal or similar rights, whether administrative or judicial, available to them pursuant to the rules, regulations and policies of the FCC and to applicable law.

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                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

SECTION 11.01 EXEMPTION FROM TRANSFER TAXES

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

SECTION 11.02 PAYMENT OF STATUTORY FEES

                  All fees payable on or before the Effective Date pursuant to section 1930 of Title 28 of the United States Code shall be paid on or before the Effective Date. The Debtors will pay quarterly fees to the U.S. Trustee until entry of a final decree. In addition, the Debtors will file post-Confirmation quarterly reports in conformance with the U.S. Trustee Guidelines.

SECTION 11.03 MODIFICATION OR WITHDRAWAL OF THE PLAN

                  The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend, modify or withdraw the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors may amend or modify the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan with the consent of the Official Committee (or, if the Official Committee has disbanded, the Leap Creditor Trust Trustee) and the Informal Vendor Debt Committee.

SECTION 11.04 GOVERNING LAW

                  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan.

SECTION 11.05 FILING OR EXECUTION OF ADDITIONAL DOCUMENTS

                  On or before the Effective Date, the Debtors shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

SECTION 11.06 WITHHOLDING AND REPORTING REQUIREMENTS

                  In connection with the Plan and all instruments issued in connection therewith and distributions thereon, to the extent applicable and except as provided in Section 5.17(b) of this Plan, the Leap Creditor Trust Trustee and the Reorganized Debtors shall comply with all

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

withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions thereunder shall be subject to any such withholding and reporting requirements.

SECTION 11.07 WAIVER OF RULE 62(a) OF THE FEDERAL RULES OF CIVIL PROCEDURE

                  The Debtors may request that the Confirmation Order include
(a) a finding that Rule 62(a) of the Federal Rules of Bankruptcy Procedure shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately after the entry of the Confirmation Order.

SECTION 11.08 HEADINGS

                  Headings used in the Plan are for convenience and reference only and shall not constitute a Part of the Plan for any purpose.

SECTION 11.09 EXHIBITS AND SCHEDULES

                  All Exhibits and Schedules to the Plan and Disclosure Statement are incorporated into and constitute a part of the Plan as if set forth herein.

SECTION 11.10 NOTICES

                  All notices, requests and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Latham & Watkins LLP                        Kramer Levin Naftalis & Frankel LLP
Attorneys for the Debtors                   Attorneys for the Official Committee
633 West Fifth Street, Suite 4000           919 Third Avenue
Los Angeles, California 90071               New York, New York 10022
Attn: Robert A. Klyman                      Attn: Robert T. Schmidt

Andrews & Kurth L.L.P.                      Office of the United States Trustee
Attorneys for Informal Vendor Debt          402 West Broadway, Suite 600
Committee                                   San Diego, CA  92101
805 Third Avenue                            Attn: Tiffany L. Carroll
New York, New York 10022
Attn: Paul N. Silverstein

SECTION 11.11 PLAN SUPPLEMENT

                  Forms of documents relating to the Amended Debtor Certificates of Incorporation, Amended Debtor Bylaws, Leap Creditor Trust Agreement and New Senior Notes Indenture shall be contained in the Plan Supplement and filed with the Clerk of the Court at least 5 days prior to the date of the Confirmation Hearing. Upon its filing with the Court, the Plan Supplement may be inspected during normal Court hours. Holders of Claims may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors.

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

SECTION 11.12 CONFLICT

                  The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

SECTION 11.13 SUCCESSORS AND ASSIGNS

                  The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

SECTION 11.14 SATURDAY, SUNDAY OR LEGAL HOLIDAY

                  If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

SECTION 11.15 POST-EFFECTIVE DATE EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS

                  Notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

SECTION 11.16 SEVERABILITY OF PLAN PROVISIONS

                  If, prior to Confirmation, any term or provision of the Plan that does not govern the treatment of Claims or Interests provided for herein or the conditions to the Effective Date is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination, and shall provide, that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

SECTION 11.17 BALLOTING

                  Each Holder of an Allowed Claim or an Allowed Interest entitled to vote on the Plan will receive a Ballot. The Ballot will contain two boxes, one indicating acceptance of the Plan and the other indicating rejection of the Plan. Holders of Allowed Claims or Allowed Interests who elect to vote on the Plan must mark one or the other box pursuant to the instructions contained on the Ballot. Any executed Ballot that does not indicate acceptance or rejection of the Plan will be deemed to be an acceptance of the Plan.

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

SECTION 11.18 NO ADMISSIONS OR WAIVER OF OBJECTIONS

                  Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Debtor, the Official Committee or the Informal Vendor Debt Committee with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification. The Debtors are not bound by any statements herein or in the Disclosure Statement as judicial admissions.

SECTION 11.19 SURVIVAL OF SETTLEMENTS

                  All Court-approved settlements shall survive consummation of the Plan, except to the extent that any provision of any such settlement is inconsistent with the Plan, in which case the provisions of the Plan shall supersede such inconsistent provision of such settlement, except as set forth in
Section 3.08 hereof and except as set forth in Section 3.09 hereof.

SECTION 11.20 CERTAIN PROVISIONS REGARDING THE UNITED STATES

                  Neither the United States, nor any agency or instrumentality thereof, shall be bound by any provision of the Plan, including without limitation Section 5.09 hereof, or any order confirming or enforcing the Plan, to the extent that it purports to estop or enjoin the United States' exercise of setoff, subrogation or recoupment rights (to the extent such rights exist under applicable law) with respect to the Debtors, the Reorganized Debtors or any other parties.

Dated: July 30, 2003                  LEAP WIRELESS INTERNATIONAL, INC.

                                      By: /s/  HARVEY P. WHITE
                                          --------------------
                                      Its: Chief Executive Officer

Dated: July 30, 2003                  CRICKET COMMUNICATIONS HOLDINGS, INC.

                                      By: /s/  HARVEY P. WHITE
                                          --------------------
                                      Its: Chief Executive Officer

Dated: July 30, 2003                  CRICKET COMMUNICATIONS, INC.

                                      By: /s/  HARVEY P. WHITE
                                          --------------------
                                      Its: Chief Executive Officer

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

Dated: July 30, 2003                  FOR EACH OF THE LICENSE HOLDING COMPANIES

                                      By: /s/  HARVEY P. WHITE
                                          --------------------
                                      Its: Chief Executive Officer

Dated: July 30, 2003                  FOR EACH OF THE PROPERTY HOLDING COMPANIES

                                      By: /s/  HARVEY P. WHITE
                                          --------------------
                                      Its: Chief Executive Officer

Dated: July 30, 2003                  FOR EACH OF THE OTHER SUBSIDIARIES

                                      By: /s/  HARVEY P. WHITE
                                          --------------------
                                      Its: Chief Executive Officer

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

LATHAM & WATKINS LLP
  Michael S. Lurey (State Bar #048235)
  Robert A. Klyman (State Bar #142723)
  Eric D. Brown (State Bar #211512)
633 West Fifth Street, Suite 4000
Los Angeles, California  90071-2007
Telephone: (213) 485-1234
Facsimile: (213) 891-8763

Counsel for
Debtors and Debtors-in-Possession

                         UNITED STATES BANKRUPTCY COURT

                         SOUTHERN DISTRICT OF CALIFORNIA

In re                                    Case Nos.: 03-03470-A11 through
                                         03-03535-A11

LEAP WIRELESS INTERNATIONAL, INC.,
and CRICKET COMMUNICATIONS, INC.,
et al.,                                  (Jointly Administered)

                                         Chapter 11

            Debtors. STIPULATION AND ORDER RE TECHNICAL MODIFICATION TO THE DEBTORS' FIFTH AMENDED JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003 [LEAP CLASS 1A: GLH CLAIM]

Fed. Tax Id. Nos. 33-0811062 and
33-0879924

                                         [No Hearing Required]

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
ATTORNEYS AT LAW          JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
     LOS ANGELES                                     [LEAP CLASS 1A:  GLH CLAIM]

                  This Stipulation re Technical Modification to the Debtors' Fifth Amended Joint Plan of Reorganization Dated as of July 30, 2003 [Leap Class 1A: GLH Claim] (the "Stipulation") by and among the above captioned debtors and debtors-in-possession (collectively, the "Debtors"), GLH Communications, Inc. ("GLH"), and NTCH, Inc. ("NTCH") with reference to the following:

                                    RECITALS

                  A. On or about April 13, 2003 (the "Commencement Date"), the Debtors each commenced cases in the United States Bankruptcy Court for the Southern District of California (the "Bankruptcy Court") under chapter 11 of title 11 of the United States Code (the Bankruptcy Code"). By order dated April 14, 2003, these cases became jointly administered cases. The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to 11 U.S.C. Sections 1107(a) and 1108.

                  B. Leap Wireless International, Inc. ("Leap") executed that certain Secured Promissory Note, dated April 9, 2002, in favor of GLH, and Leap and GLH are parties to that certain Pledge Agreement, dated as of April 9, 2002, with Leap as pledgor and GLH as pledgee, each as amended from time to time (collectively, the "GLH Loan Documents "). Leap holds 100% of the outstanding equity interests of Cricket Licensee XI, Inc. ("Licensee XI"), and Leap has pledged the stock of Licensee XI to secure its obligations under the GLH Loan Documents (such stock, the "GLH Collateral"). Licensee XI holds the following FCC wireless licenses (collectively, the "Licenses"):

                      BTA:             228
                      Market:          Kennewick-Pasco-Richland
                      State:           Washington
                      Block:           C2
                      MHz:             15
                      Call Sign:       WPOK587

                      BTA:             472
                      Market:          Wichita
                      State:           Kansas
                      Block:           C1
                      MHz:             15
                      Call Sign:       WPOK606

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]

                      BTA:             482
                      Market:          Yakima
                      State:           Washington
                      Block:           C2
                      MHz:             15
                      Call Sign:       WPOK607

                  C. GLH filed Claim No. 677 against Leap in the amount of $8,698,339.56 and Claim No. 680 against Licensee XI in the amount of $8,698,339.56 with respect to the GLH Loan Documents (collectively, the "GLH Claim").(1) The Debtors' Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003 (the "Plan") designates the GLH Claim as a secured claim in Class 1A of Leap.

                  D. The Plan provides that GLH shall be entitled to receive the GLH Collateral in full satisfaction, settlement, release and discharge of and in exchange for the GLH Claim.

                  E. On September 8, 2003, GLH filed its "Limited Objection to Confirmation of Fifth Amended Joint Plan of Reorganization dated July 30, 2003" (the "Plan Objection"). Subsequent thereto, MCG PCS, Inc. ("MCG") filed its objection to the GLH treatment, asserting that the value of the GLH Collateral substantially exceeds the amount of the GLH Claim. GLH disagrees with MCG and believes that the value of the GLH Collateral is substantially less than the amount of the GLH Claim.

                  F. On October 3, 2003, the Debtors filed their First Omnibus Objection to Secured Claims (the "Omnibus Objection"). As identified in the Omnibus Objection, the Debtors objected to GLH's Claim No. 680 against Licensee XI on the grounds that GLH does not have a secured claim against Licensee XI (the "GLH Claim Objection"). The Debtors did not object to GLH's Claim No. 677 against Leap. Leap acknowledges the validity of the GLH Claim as against Leap and the validity of GLH's security interest in the GLH Collateral.


----------
(1) If and to the extent the sum of the Auction Net Sales Proceeds (as defined below) in respect of the Licenses and the net amount for which the GLH Collateral is sold at the Foreclosure exceeds the amount of the GLH Claim, the GLH Claim shall include accrued post-petition interest, plus all reasonable fees and costs incurred by GLH with respect to the obligations which give rise to the GLH Claim (if and to the extent that GLH is entitled to recover such fees and costs under the GLH Loan Documents and applicable law).

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
ATTORNEYS AT LAW          JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
     LOS ANGELES                                     [LEAP CLASS 1A:  GLH CLAIM]

                  G. On October 8, 2003, a hearing was held with respect to the Plan Objection at which time, the Debtors, GLH and NTCH agreed on the record to a modification of the treatment of the GLH Claim under the Plan pursuant to the terms and conditions set forth below, as subsequently extended as described in Paragraph H below.

                  H. Although Licensee XI and its broker have commenced some marketing activities with respect to the Licenses, the Debtors believe that extending the auction date to January 28, 2004 (from mid-December 2003) increases the prospects for obtaining the highest possible bids for the Licenses. GLH does not object to such extension.

                                   STIPULATION

                  NOW THEREFORE, based upon the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtors, GLH and NTCH stipulate and agree as follows and further stipulate and agree that the Plan is amended hereby with respect to the GLH Claim:

                                THE SALE AUCTION

                  1. Leap shall cause Licensee XI to continue the marketing of each of the Licenses for sale on an "as-is" basis to the highest, all cash bidder for each such License at a sale auction to take place on January 28, 2004 at 10:00 a.m. at the offices of Leap at 10307 Pacific Center Court, San Diego, California 92121 (the "Sale Auction"). Leap and Licensee XI shall take such actions as they deem appropriate to market the Licenses, including the engagement of a broker. All reasonable costs related to the marketing and sale of the Licenses incurred by Leap and Licensee XI, including without limitation, brokerage commissions and costs, attorneys' fees and disbursements, advertising costs and other similar expenses, shall be deemed costs of sale to be paid to Leap and Licensee XI, as appropriate, out of any sales proceeds obtained at the closings of the transfers of the Licenses from any winning bidder or bidders at the Sale Auction. Licensee XI shall be entitled to enter into a customary brokerage agreement for the Licenses with Falkenberg Capital Corporation and to pay the brokerage commissions and costs thereunder, without further notice or order of the Bankruptcy Court.

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]

                  2. In order to participate in the Sale Auction, each potential bidder at the Sale Auction must: (i) be qualified to hold the applicable License(s) under applicable Federal Communications Commission ("FCC") laws, rules and regulations; and (ii) provide evidence, on or prior to the close of business on January 22, 2004, to the satisfaction of Leap and Licensee XI, of such bidder's ability to consummate the purchase of the applicable License(s) in a timely fashion, including evidence of adequate financial resources or financing, and including a financial guaranty, if appropriate. In addition, each potential bidder for the Kennewick, WA License and/or the Yakima, WA License must qualify as a "designated entity" capable of holding such Licenses under applicable FCC laws, rules and regulations, and each such bidder must furnish to Leap and Licensee XI reasonable evidence of such qualification on or prior to the close of business on January 22, 2004, in order to participate in the Sale Auction for such Licenses. Leap and Licensee XI shall disclose to GLH all such evidence of financial wherewithal and regulatory qualification received from potential bidders not later than 10:00 a.m., P.S.T., on January 23, 2004. Not later than 12:00 p.m., P.S.T., on January 26, 2004, GLH shall deliver to Leap and Licensee XI written notice of GLH's determination, in its reasonable judgment, that a potential bidder does not have adequate financial resources or financing to consummate the purchase of License(s), or that it does not qualify to hold such License(s) under applicable FCC laws, rules and regulations. If GLH does not timely deliver written notice of such reasonable determination to Leap and Licensee XI, GLH shall be deemed to have approved the qualifications of each such potential bidder at the Sale Auction.

                  3. The Sale Auction shall be conducted through a single round of confidential, sealed bids submitted to Leap, Licensee XI and their counsel prior to the start of the Sale Auction. At or prior to the commencement of the Sale Auction, Leap and Licensee XI shall disclose to GLH each such confidential, sealed bid so that GLH can grant or withhold its consent pursuant to and in accordance with Paragraph 5 hereof, if applicable. At the conclusion of the Sale Auction, the properly qualified high bidders (i.e., "winning bidders"), if any, must sign a binding purchase and sale agreement pursuant to which each such winning bidder will agree to purchase such License(s), subject to the receipt of all required FCC consents and approvals, but

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]
not to any other closing conditions. Leap will distribute the form of purchase and sale agreement, escrow agreement and PCS facilities management agreement (to facilitate the buildout of the Kennewick, WA and Yakima, WA licenses at the winning bidder's sole election and expense), each in form and substance reasonably satisfactory to Licensee XI and GLH, to all interested potential bidders at least ten (10) days prior to the Sale Auction. Each winning bidder also must deliver to a third party escrow agent at the conclusion of the Sale Auction a cash deposit equal to ten percent (10%) of its winning bid(s), which deposit shall be subject to forfeiture to GLH in the event of a material breach of the purchase and sale agreement by such winning bidder or if such winning bidder fails to be qualified to hold the applicable License(s) under applicable FCC laws, rules and regulations. Notwithstanding any other provision of this Stipulation, any such deposit forfeited to GLH shall be deemed a payment by Leap against the GLH Claim, which claim shall be reduced by the amount of each such forfeited deposit. The closings of the transfers of the Licenses, if any, to the respective winning bidders at the Sale Auction shall occur as promptly as practical after the Sale Auction, subject to the receipt of all required FCC consents and approvals. Each winning bidder in the Sale Auction also shall be responsible for and shall pay the "unjust enrichment" penalties, if any, payable to the FCC in connection with the closing of the transfer of the License(s) being sold to such winning bidder.

                  4. In the event the aggregate net sales proceeds (after deducting the costs of sale) obtained at the closings of the transfers of the Licenses to the winning bidders from the Sale Auction (the "Auction Net Sales Proceeds") exceed the GLH Claim amount, the GLH Claim shall be paid by Leap in full and any excess net sales proceeds and any unsold Licenses shall be transferred to the Leap Creditor Trust.

                  5. In the event the Auction Net Sales Proceeds resulting from any such Sale Auction would be less than the GLH Claim amount (hereinafter, a "Short Sale"), any such proposed Short Sale shall not occur unless GLH consents thereto (or is deemed to consent thereto) at the Sale Auction. GLH shall have no obligation to give such consent and any such consent by GLH shall be at its sole and absolute discretion. Any such consent by GLH shall be granted or withheld by GLH at the Sale Auction; provided, that if GLH fails to attend the Sale

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
ATTORNEYS AT LAW          JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
     LOS ANGELES                                     [LEAP CLASS 1A:  GLH CLAIM]

Auction (in person or by telephone), GLH's consent to any Short Sale shall be deemed granted. Any such consent granted or deemed granted by GLH shall be irrevocable and shall be affirmed in writing by GLH at Leap's request. In the event GLH consents or is deemed to consent to any such Short Sale, the Auction Net Sales Proceeds shall be delivered to GLH promptly following the closings of the transfers of the Licenses. That amount which is equal to the difference between the amount of Auction Net Sales Proceeds received by GLH and the amount of the GLH Claim shall become an allowed, unsecured claim entitled to treatment under the Plan as a Leap Class 4 Claim; provided, however, if a Foreclosure is conducted pursuant to Paragraphs 6 and 7 of this Stipulation, that amount of the GLH Claim that will become an allowed, unsecured claim entitled to treatment as a Leap Class 4 Claim shall be determined pursuant to Paragraph 8 of this Stipulation.

                        RELIEF FROM STAY AND FORECLOSURE

                  6. In the event any of the Licenses are not sold at the Sale Auction (subject to the receipt of all required FCC consents and approvals), or if the closing of the transfer of one or more Licenses to the winning bidders at the Sale Auction does not occur within the time contemplated by the purchase and sale agreement, GLH shall be entitled to, and is hereby granted, relief from the automatic stay effective as of January 29, 2004 to exercise all of its rights and remedies with respect to the GLH Collateral, including without limitation, to foreclose on the GLH Collateral in accordance with the terms and conditions set forth below, subject to the receipt of all required FCC consents and approvals and to Licensee XI's obligations, if any, to close the transfer of any of the Licenses to the winning bidders from the Sale Auction (the "Foreclosure"). GLH represents and warrants that it is qualified as a "designated entity" capable of holding or controlling the Licenses under applicable FCC laws, rules and regulations.

                  7. The Foreclosure shall be deemed proper and in compliance with the California Commercial Code in all respects so long as the Foreclosure is conducted as follows:

                           a.       Place and Time of Foreclosure. The
                                    Foreclosure shall be held at the offices of Rutan & Tucker LLP, 611 Anton Blvd., Suite 1400, Costa Mesa, California 92626 at 10:00 a.m. on a business day that is at least

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]

                                    15 days after Notice (as defined below) has been mailed, but not earlier than February 13, 2004. GLH may, upon announcement at the time and date of such Foreclosure, continue such Foreclosure from time to time without further notice; and

                           b. Notice. GLH shall provide notice of the Foreclosure as follows: by mailing of written notice (the "Notice") of the Foreclosure via first class mail, deposited after January 28, 2004, to (1) the special notice list in these cases (with such list provided to counsel for GLH by the counsel for Leap within 5 business days of the date of this Stipulation); (2) the twenty largest wireless carriers as identified by Leap (at the addresses identified by counsel for Leap and provided to counsel for GLH by the counsel for Leap within 5 business days of the date of this Stipulation); and (3) those carriers that GLH determines (in its sole and absolute discretion) operate in and/or immediately adjacent to the markets covered by the Licenses. Notice shall become effective upon the completion of the mailings described above.

                  8. That amount (if any) which is equal to the difference between (i) the sum of (A) the amount of the Auction Net Sales Proceeds received by GLH, if any, and (B) the net amount for which the GLH Collateral was sold at the Foreclosure (whether by way of credit bid or otherwise) and (ii) the amount of the GLH Claim, shall become an allowed, unsecured claim entitled to treatment under the Plan as a Leap Class 4 Claim. In the event GLH withholds its consent to a proposed Short Sale of Licenses at the Sale Auction, then GLH shall make (and shall be deemed to make) an opening credit bid at the Foreclosure equal to the sum of the expected Auction Net Sales Proceeds that would have been received by GLH in respect of the last high bid from a properly qualified bidder for each such License for which GLH's consent to the proposed Short Sale was withheld. In the event (i) the sum of (A) the amount of the Auction Net Sales Proceeds received by GLH, if any, and (B) the net amount for which the GLH Collateral was sold at the Foreclosure (whether by way of credit bid or otherwise) exceeds (ii)

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]
the amount of the GLH Claim, that excess amount (after payment of all expenses related to the Foreclosure) shall be transferred to the Leap Creditor Trust.

                  9. At or after the Foreclosure, if so requested, Licensee XI will enter into a PCS facilities management agreement (to facilitate the buildout of the Kennewick, WA and Yakima, WA licenses at purchaser's sole election and expense) with the purchaser of the GLH Collateral at the Foreclosure, in form and substance reasonably satisfactory to Licensee XI and such purchaser.

                          GENERAL TERMS AND PROVISIONS

                  10. Buildout Certificate. By no later than December 23, 2003, Debtors will file, or cause to be filed, the FCC Form 601 as a "required notification" of the completion of the buildout requirements for broadband PCS call sign WPOK606 (Wichita, Kansas). FCC Form 601 will be filed via the FCC's ULS (online Universal Licensing System). As part of its filing of FCC Form 601, Leap will attach the required certification showing that the coverage requirements have been met (collectively, the "Buildout Certification"). Concurrent with that filing, Leap will deliver a complete copy of the Buildout Certification (together with all exhibits, schedules and attachments) to GLH.

                  11. Switch Use. Cricket Communications, Inc. ("Cricket"), GLH and NTCH agree that GLH may continue to purchase switching services on Cricket's Nashville switch to process telecommunications for GLH customers in its Cookeville, Tennessee market subject to the following: (a) The number of GLH subscribers in its Cookeville, Tennessee market shall not exceed 1,500 while GLH is purchasing switching services on Cricket's Nashville switch, (b) GLH shall not add any additional carriers to its Cookeville, Tennessee network from October 8, 2003 through June 30, 2004; (c) GLH shall pay Cricket $4.75 per subscriber per month in exchange for the switching services made available to it on Cricket's Nashville switch, such payment (and the payments contemplated by Section 12 hereof) to be made promptly after the end of each month; (d) GLH's purchase of switching services on Cricket's Nashville switch shall terminate upon the earlier of ten days' prior written notice by GLH that it no longer intends to use the switch or June 30, 2004, and GLH shall not have the right to purchase switching

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]

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services using Cricket's Nashville switch, or otherwise have access to use
Cricket's Nashville switch, thereafter; and (e) except as otherwise set forth in this sentence, GLH's purchase of switching services using Cricket's Nashville switch shall occur on the terms set forth in the Switch Sharing Agreement, entered into as of June 14, 2001 between Cricket, GLH and NTCH. Cricket, GLH and NTCH may modify the foregoing terms by mutual agreement without further notice or order of the Bankruptcy Court. Cricket shall use commercially reasonable efforts to continue to operate the Nashville switch in a manner consistent with prior practice but otherwise makes no covenants, representations or warranties, express or implied, relating thereto.

                  12. Roaming Rights. Cricket, GLH and NTCH agree that GLH may continue to purchase switching services that allow GLH customers on its Jackson, Tennessee switch to "roam" on Cricket's Memphis, Tennessee network subject to the following: (a) GLH shall pay Cricket $0.03 per minute of roaming time (rounded up to the nearest minute), provided that there is no charge for the first 100 minutes of roaming time by each customer in any month, such payment (and the payments contemplated by Section 11 hereof) to be made promptly after the end of each month; (b) GLH's purchase of switching services to permit GLH's customers on its Jackson, Tennessee switch to roam on Cricket's Memphis network shall terminate upon the earlier of ten days' prior written notice by GLH that it no longer intends to purchase such services or December 31, 2003, and GLH shall not have the right to purchase switching services from Cricket, or otherwise have access to use Cricket's Memphis network, to allow GLH's customers on its Jackson, Tennessee switch to "roam" on Cricket's network thereafter; and
(c) except as otherwise set forth in this sentence, GLH's purchase of switching services from Cricket to allow GLH's customers on its Jackson, Tennessee switch to "roam" on Cricket's Memphis network shall occur on the terms set forth in the Switch Sharing Agreement, entered into as of June 14, 2001 between Cricket, GLH and NTCH. Cricket and GLH may agree to modify such roaming rights by mutual agreement without further notice or order of the Bankruptcy Court. Cricket shall use commercially reasonable efforts to continue to operate its Memphis switch in a manner consistent with prior practice but otherwise makes no covenants, representations or warranties, express or implied, relating thereto.

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]

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                  13.      Payment to Cricket Communications - Confirmation of
Prior Termination of Switch Agreement. Debtors have alleged that GLH is obligated to Cricket in the amount of $66,898.06 for work performed on one of Cricket's switches for GLH. GLH has disputed that allegation, asserting, among other things, that the amount charged includes charges for work for which GLH is not obligated to reimburse Cricket. GLH has further asserted that it has additional offset rights and claims against Cricket arising out of Cricket's failure to provide sufficient capacity for GLH in the Memphis market. The Debtors dispute such allegation of GLH. The foregoing disputes shall be fully and finally resolved by the payment of $33,500 from GLH to Cricket. Such payment shall be paid to Cricket not later than January 29, 2004. Cricket, GLH and NTCH acknowledge and agree that the Switch Sharing Agreement, entered into as of June 14, 2001 by and between Cricket, GLH and NTCH has been terminated, and, except as provided in this Stipulation, neither GLH nor any of the Debtors has any further liability or obligations with respect thereto.

                  14. Withdrawal of Objections. GLH hereby withdraws the Plan Objection and GLH, to the extent that GLH has voted against the Debtors' Plan of Reorganization, shall be deemed to have voted in favor of the Plan.

                  15. Unjust Enrichment Fee. Debtors have been advised by the FCC that an "unjust enrichment fee" in the approximate amount of $346,000 remains owing with respect to licenses acquired by one or more of the Debtors from GLH and/or a GLH affiliate or stockholder (which are not the Licenses owned by Licensee XI). The Debtors acknowledge and agree that GLH, NTCH and Glenn Ishihara have no liability with respect thereto. GLH, NTCH and Mr. Ishihara, however, hereby agree to cooperate with Debtors and execute and deliver all such instruments, and take all such other actions, as Debtors may reasonably request from time to time to facilitate the final transfer of such licenses to Debtors upon payment of such "unjust enrichment fee"; provided, however, Cricket shall immediately reimburse GLH, NTCH and Mr. Ishihara, as applicable, for any material out-of-pocket costs reasonably incurred by GLH, NTCH or Mr. Ishihara in connection with such cooperation.

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]

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                  16.      Further Cooperation. The parties hereto agree to
execute and deliver all such other instruments, and take all such other actions, as any party may reasonably request from time to time in order to effectuate the transactions provided for herein, including without limitation, execution by Leap and Licensee XI of any necessary applications, delivery by Leap and Licensee XI of supporting documentation and such other cooperation by Leap and Licensee XI as may be necessary with respect to GLH applying for and obtaining all applicable FCC approvals for the transfer of control of the Licenses to GLH through the Foreclosure, if any, in accordance with this Stipulation.

                  17. Counterpart. This Stipulation may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  18. Conflicting Provisions. To the extent any term or condition herein is inconsistent with or conflicts with any term or condition set forth in the Plan, the terms and conditions set forth herein shall control.

                  19. Survival and Effectiveness. This Stipulation shall be effective upon entry by the Bankruptcy Court of an order approving the terms hereof.

Dated:  December ___, 2003

                                         LATHAM & WATKINS LLP

                                         /s/ Robert Klyman
                                         ------------------------------------
                                         Robert A. Klyman
                                         633 West Fifth Street, Suite 4000
                                         Los Angeles, CA 90071-2007
                                         Telephone: (213) 485-1234
                                         Facsimile: (213) 891-8763

                                         Attorneys for Debtors and Debtors In
                                         Possession

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]

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                                         RUTAN & TUCKER, LLP

                                         /s/ Martin Taylor
                                         ---------------------------------------
                                         Martin W. Taylor
                                         611 Anton Boulevard, 14th Floor
                                         Costa Mesa, California  92626-1931
                                         Telephone:  (714) 641-5100
                                         Facsimile:  (714) 546-9035

                                         Attorneys for GLH Communications, Inc.
                                         and NTCH, Inc. and Glenn Ishihara

                                     * * * *

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]

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                                      ORDER

                  This Court having considered the Stipulation; this Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334, and (b) this is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2); and this Court being fully advised and good cause appearing therefor, IT IS HEREBY ORDERED THAT:

                  1. The Stipulation is approved and the Plan is hereby deemed amended in accordance therewith.

Dated: ____________
                                            ____________________________________
                                              The Honorable Louise DeCarl Adler
                                                United States Bankruptcy Judge

LATHAM & WATKINS LLP       STIPULATION RE TECHNICAL MODIFICATION TO THE DEBTORS'
  ATTORNEYS AT LAW        JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003
    LOS ANGELES                                      [LEAP CLASS 1A:  GLH CLAIM]

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